Registration No. 333-111637

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	6021	22-2953275
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number)

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

(973) 697-2000

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Roger Bosma

President and Chief Executive Officer

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

(973) 697-2000

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Peter H. Ehrenberg, Esq.	Robert Schwartz, Esq.
Lowenstein Sandler PC	Windels Marx Lane & Mittendorf LLP
65 Livingston Avenue	120 Albany Street Plaza
Roseland, New Jersey 07068	New Brunswick, NJ 08901
(973) 597-2500	(732) 846-7600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and upon completion of the merger of Newton Financial Corporation with and into the registrant.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1,2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common stock, without par value (and associated stock purchase rights)(3)	6,229,822	$25.28	$157,489,900	$12,740.93	(4)

(1)	Based on the maximum number of shares of the registrant’s common stock that may be issued in connection with the proposed merger of Newton Financial Corporation with and into the registrant, assuming that all stock options granted by Newton Financial Corporation are exercised prior to the closing. In accordance with Rule 416, this registration statement shall also register any additional shares of the registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the merger agreement.
(2)	Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(2) under the Securities Act based on the book value of Newton Common Stock as of November 30, 2003, the most recent practicable date prior to the filing of this Registration Statement.
(3)	Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

[Newton LOGO]

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

The board of directors of Newton Financial Corporation has approved the merger of Newton with and into Lakeland Bancorp, Inc. In the merger, Newton shareholders will have the right to elect to receive either cash or shares of Lakeland common stock in exchange for their shares of Newton common stock, subject to allocation procedures that we have described in the attached joint proxy statement and prospectus. Newton shareholders who exchange their shares for cash will receive $72.08 for each Newton share that they own immediately before the merger is consummated. Newton shareholders who exchange their shares for Lakeland stock will receive 4.5 shares of Lakeland common stock for each share of Newton common stock that they own immediately before the merger is consummated.

Lakeland’s common stock is quoted on the Nasdaq National Market under the symbol “LBAI”. On January 26, 2004, the closing sale price of Lakeland common stock on the Nasdaq National Market was $17.05.

The merger cannot be completed unless Newton’s shareholders approve it. You will be asked to vote on the merger at our special meeting. The Newton board of directors unanimously recommends that you vote to approve the merger. Each member of your board has agreed to vote his or her shares in favor of the merger.

The date, time and place of the meeting are as follows:

Wednesday, March 10, 2004 2:00 p.m. Newton Country Club, 25 Club Road, Newton, New Jersey 07860

Only shareholders of record as of January 23, 2004 are entitled to attend and vote at the meeting.

Should you have questions on voting your proxy or completing the accompanying election form, please call our information agent, Morrow & Co., Inc., at 1-800-607-0088.

Your vote is very important. Whether or not you plan to attend the meeting, please take the time to vote by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES toll-free and following the instructions; or (iii) completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger.

[Insert Signature]	[Insert Signature]

Thomas J. Bain Chairman of the Board Newton Financial Corporation	Donald E. Hinkel, Jr. President and Chief Executive Officer Newton Financial Corporation

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Lakeland common stock to be issued in the merger are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the common stock involves risks that are described in “RISK FACTORS” beginning on page 20.

This joint proxy statement and prospectus is dated January     , 2004, and is first being mailed to Newton shareholders on or about February 2, 2004.

NEWTON FINANCIAL CORPORATION

30 Park Place

Newton, New Jersey 07860

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held Wednesday, March 10, 2004

To The Shareholders of Newton Financial Corporation:

A special meeting of Shareholders of Newton Financial Corporation will be held at the Newton Country Club, 25 Club Road, Newton, New Jersey 07860 at 2:00 p.m. on Wednesday, March 10, 2004 to consider and vote on the following matters:

1. To approve an Agreement and Plan of Merger, dated as of October 24, 2003, by and between Newton Financial Corporation and Lakeland Bancorp, Inc., providing for:

•	the merger of Newton Financial Corporation with and into Lakeland Bancorp, Inc.; and

•	the automatic conversion of all of the outstanding capital stock of Newton Financial Corporation into either cash or shares of Lakeland Bancorp, Inc. common stock, pursuant to election and allocation procedures described in the merger agreement.

2. Such other business as shall properly come before the special meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

Shareholders of record as of the close of business on January 23, 2004 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the special meeting, please take the time to vote by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES and following the instructions; or (iii) executing the enclosed proxy and returning it to us. You may revoke your proxy at any time prior to its exercise by delivering to us a later-dated proxy by any of the methods described above or by delivering a written notice of revocation to us prior to or at the special meeting.

This meeting involves a matter of major importance to all shareholders. You are urged to read and carefully consider the attached joint proxy statement and prospectus, as well as the annexes.

The Newton board of directors unanimously recommends that shareholders vote “FOR” approval of the merger.

By Order of the board of directors,

[insert signature]
Clara E. Walters, Corporate Secretary

January     , 2004

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE YOUR PROXY.

[Lakeland logo]

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

You are invited to attend a special meeting of Lakeland Bancorp, Inc. shareholders on Wednesday, March 10, 2004. At the meeting, you will be asked to approve a proposal to authorize the issuance of the shares of Lakeland Bancorp, Inc. common stock issuable upon consummation of the proposed merger of Newton Financial Corporation with and into Lakeland Bancorp, Inc. In the merger:

•	Lakeland shareholders will retain their shares of Lakeland common stock; and

•	Newton shareholders will have the right to elect to receive either cash or shares of Lakeland common stock in exchange for their shares of Newton common stock, subject to allocation procedures that we have described in the attached joint proxy statement and prospectus. Newton shareholders who exchange their shares for cash will receive $72.08 for each Newton share that they own immediately before the merger is consummated. Newton shareholders who exchange their shares for Lakeland stock will receive 4.5 shares of Lakeland common stock for each share of Newton common stock that they own immediately before the merger is consummated.

A minimum of 75% and a maximum of 100% of Newton’s outstanding shares will be converted into Lakeland common stock.

The value of 4.5 shares of Lakeland common stock was $72.08 when we signed the merger agreement, based on the average closing sale price of Lakeland common stock during the five immediately preceding trading days. Unlike the cash payment, this value will fluctuate until the merger occurs, even after you vote on the authorization to issue Lakeland shares in the merger.

Lakeland common stock is traded on the Nasdaq National Market System under the symbol “LBAI.”

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES and following the instructions; or (iii) completing and mailing the enclosed proxy card to us. The special meeting will be held on Wednesday, March 10, 2004, at 5:00 p.m., at Lakeland’s Corporate Headquarters, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

The attached joint proxy statement and prospectus gives you detailed information about the proposed merger. We suggest that you pay special attention to the section entitled “RISK FACTORS” beginning on page 20.

We strongly support this strategic combination of Lakeland and Newton Financial Corporation, and we join with the other members of our board of directors in recommending that you vote in favor of the proposed merger.

[insert signature]	[insert signature]

John W. Fredericks Chairman	Roger Bosma President and CEO

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Lakeland common stock to be issued in the merger are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement and prospectus is dated January     , 2004, and is first being mailed to Lakeland shareholders on or about February 2, 2004.

LAKELAND BANCORP, INC.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Notice of Special Meeting of Shareholders

To be Held Wednesday, March 10, 2004

To the Shareholders of Lakeland Bancorp, Inc.:

A special meeting of shareholders of Lakeland Bancorp, Inc. will be held at Lakeland’s corporate offices at 250 Oak Ridge Road, Oak Ridge, New Jersey, on Wednesday, March 10, 2004, at 5:00 p.m., for the following purposes:

•	to vote on a proposal to authorize the issuance of the shares of Lakeland common stock issuable upon consummation of the proposed merger of Newton Financial Corporation into Lakeland (including the shares of Lakeland common stock issuable upon exercise of stock options to be assumed by Lakeland pursuant to the merger agreement); and

•	to conduct other business if properly raised.

Only shareholders of record on January 23, 2004 are entitled to receive notice of, and to vote at, the special meeting.

Information regarding the merger is contained in the accompanying joint proxy statement and prospectus and its annexes.

Whether or not you plan to attend the special meeting, please take the time to vote by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES and following the instructions; or (iii) completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed envelope. It is important that your interests be represented at the meeting.

By order of the board of directors,

[insert signature]

Paul P. Lubertazzi, Secretary

Oak Ridge, New Jersey

January     , 2004

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement and prospectus provides you with detailed information about the merger agreement and the merger that will be submitted for shareholder approval and about the shares of Lakeland common stock issuable in the proposed merger. We encourage you to read this entire document carefully.

This joint proxy statement and prospectus incorporates by reference important business and financial information about Lakeland Bancorp, Inc. that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Harry Cooper, Vice President

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Telephone: 973-697-2000

Email: hcooper@lakelandbank.com

In order to obtain timely delivery of these documents, you should request the information by March 3, 2004. See “WHERE YOU CAN FIND MORE INFORMATION” at page 97 for additional information.

We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

This joint proxy statement and prospectus offers only the cash and shares of Lakeland common stock offered in the merger, and offers such shares only where it is legal to do so.

This joint proxy statement and prospectus has been prepared as of January    , 2004. Changes that may have occurred in the affairs of Lakeland Bancorp, Inc. or Newton Financial Corporation or our respective subsidiaries since that date are not reflected in this document.

i

ii

ANNEXES

A.	Agreement and Plan of Merger
B.	Form of Affiliates’ Agreement
C.	Opinion of Lutz Advisors, Inc.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Newton and as a proxy statement and prospectus of Lakeland. As a joint proxy statement, it is being provided to:

•	Newton’s shareholders by the Newton board of directors in connection with that board’s solicitation of proxies for the Newton special meeting at which the Newton shareholders will consider and vote on the merger agreement between Newton and Lakeland; and

•	Lakeland’s shareholders by the Lakeland board of directors in connection with that board’s solicitation of proxies for the Lakeland special meeting at which the Lakeland shareholders will consider and vote upon a proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement.

As a prospectus, this document is being provided to Newton’s shareholders because Lakeland is offering to exchange shares of its common stock and cash for shares of Newton common stock upon completion of the merger.

Q: WHY ARE NEWTON AND LAKELAND PROPOSING TO MERGE?

A: We are proposing to merge Newton with and into Lakeland because we believe that combining the strengths of our two financial institutions is in the best interests of both of our companies, our shareholders and our customers. Please see “THE MERGER—Newton’s Reasons for the Merger” and “THE MERGER—Recommendation of the Newton Board of Directors” at pages 31 to 32 for the various factors considered by the Newton board of directors in recommending that Newton’s shareholders vote FOR the proposal to approve the merger agreement and the merger. Please see “THE MERGER—Lakeland’s Reasons for the Merger” and “THE MERGER—Recommendation of the Lakeland Board of Directors” at pages 37 to 38 for the various factors considered by the Lakeland board of directors in recommending that Lakeland’s shareholders vote FOR the proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement.

Q: WHAT WILL A NEWTON SHAREHOLDER RECEIVE IN THE MERGER?

A: Upon completion of the merger, Newton shareholders will either receive cash or stock, or a combination of cash and stock, depending upon the results of an election procedure that we have described in this joint proxy statement and prospectus. Newton shareholders will receive $72.08 in cash for each share of Newton common stock that is converted into cash and will receive 4.5 shares of Lakeland common stock for each share of Newton common stock that is converted into Lakeland common stock. Subject to allocation provisions in the merger agreement that preclude more than 25% of Newton’s shares from being converted into cash, each Newton shareholder will have the right to elect to:

•	convert each of such shareholder’s Newton shares into Lakeland common stock;

•	convert each of such shareholder’s Newton shares into cash; or

•	convert a portion (in even 10% integrals) of such shareholder’s Newton shares into Lakeland common stock and convert the balance of such shareholder’s Newton shares into cash.

If holders of more than 25% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, the Exchange Agent will reduce the number of shares of Newton common stock so converted to 25% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, then, for each such holder, one third of such holder’s shares will be converted into cash and two thirds of such holder’s shares will be converted into Lakeland common stock. See “The MERGER—Terms of the Merger—What Newton Shareholders Will Receive in the Merger,” beginning at page 38.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO NEWTON’S SHAREHOLDERS?

A: We expect that for federal income tax purposes, the merger will be a taxable event to those Newton shareholders who receive cash in whole or in part in exchange for their Newton common stock, and the merger will not be a taxable event to those Newton shareholders who receive solely Lakeland common stock in exchange for their Newton common stock.

We each will have no obligation to complete the merger unless tax counsel provides a legal opinion that the common stock exchange portion of the merger (as opposed to the payment of cash) will qualify as a transaction that is generally tax-free for federal income tax purposes. The legal opinion will not bind the Internal Revenue Service, however, and the Internal Revenue Service could take a different view of the transaction.

We urge you to consult your tax advisor to gain a full understanding of the tax consequences of the merger to you. Tax matters are very complicated, and, in many cases, the tax consequences of the merger will depend on your particular facts and circumstances. See “THE MERGER—Material Federal Income Tax Consequences,” beginning at page 52.

Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: No.

Q: ARE THERE ANY REGULATORY OR OTHER CONDITIONS TO THE MERGER OCCURRING?

A: Yes. The merger must be approved by the Board of Governors of the Federal Reserve System and the New Jersey Department of Banking and Insurance. In addition, the merger must be approved by the holders of at least two thirds of the outstanding shares of Newton common stock. An application for approval has been filed with both of the bank regulators; approval is pending. Further, assuming that a quorum is present at the Lakeland shareholder meeting, a majority of the votes cast must be voted in favor of the proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger and the merger agreement.

Completion of the merger is also subject to certain other conditions, including no material adverse change in the financial condition of Newton. See “THE MERGER—Conditions to the Merger,” beginning at page 46.

Q: WHAT DO THE RESPECTIVE BOARDS OF DIRECTORS RECOMMEND?

A: The Newton board of directors has unanimously approved the merger and the merger agreement and believes that the proposed merger is in the best interests of Newton and its shareholders. Accordingly, the Newton board of directors unanimously recommends that Newton shareholders vote FOR approval of the merger agreement and the merger. Similarly, the Lakeland board of directors has unanimously approved the merger and the authorization of the shares of common stock issuable pursuant to the merger agreement and the merger and believes that such action is in the best interests of Lakeland and its shareholders. Accordingly, the Lakeland board of directors unanimously recommends that Lakeland shareholders vote FOR approval of the authorization of the shares of Lakeland common stock issuable pursuant to the merger agreement and the merger.

Q: ARE THERE RISKS ASSOCIATED WITH LAKELAND’S COMMON STOCK OR THE MERGER?

A: Yes. For a description of some of the risks, see “RISK FACTORS,” beginning at page 20.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this joint proxy statement and prospectus, you should vote your shares by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES toll-free and following the instructions; or (iii) indicating on your proxy card how you want your shares to be voted and then signing, dating and mailing the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the applicable special meeting. In addition, you may attend the special meeting in person and vote, whether or not you have accessed www.voteproxy.com, called 1-800-PROXIES, or signed and mailed your proxy card. If you sign, date and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger if you are a Newton shareholder and in favor of the authorization to issue the shares of common stock issuable pursuant to the merger if you are a Lakeland shareholder.

Q: IF I AM A NEWTON SHAREHOLDER, AM I REQUIRED TO SUBMIT MY ELECTION FORM WHEN I VOTE MY SHARES?

A: No. We have enclosed an Election Form for your use in making an election to receive either cash or Lakeland common stock pursuant to the merger. The Election Forms must be received by American Stock Transfer & Trust Company, the Exchange Agent, no later than the close of business three business days prior to the date on which we consummate the merger. Assuming that all regulatory approvals are received at least 15 days prior to the special meetings and assuming that the Newton and Lakeland shareholders approve the proposals described in this document, we hope to consummate the merger immediately after the special meetings are conducted. Thus, if you are a Newton shareholder, you should make sure that the Exchange Agent receives your Election Form at least three business days before the Newton special meeting. If you are a Newton shareholder and you either do not submit an Election Form or you submit an Election Form after the deadline, your shares will be deemed to be “No Election Shares” for purposes of the allocation procedures described in this joint proxy statement and prospectus. We cannot tell you at this point whether No Election Shares will receive cash or Lakeland common stock in the merger. See “THE MERGER—Terms of the Merger—Election Form; Exchange of Shares” beginning on page 39.

Q: MUST MY ELECTION FORM COVER ALL OF MY NEWTON SHARES?

A: Yes. Each holder of Newton shares may submit only one Election Form. The only exception is for shareholders who hold shares on behalf of others or shareholders who hold shares in a retirement account. Shareholders who hold Newton shares as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided that each such Election Form covers all the shares of Newton common stock held by such representative for a particular beneficial owner. Shareholders who hold shares in a retirement account may also submit multiple Election Forms as long as each such Election Form covers all shares held by such shareholder individually or in the retirement account.

Q: MAY I CHANGE MY VOTE AFTER I HAVE VOTED MY PROXY FOR THE FIRST TIME?

A: Yes. There are several ways for you to revoke your proxy and change your vote. First, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to the Secretary of Newton or the secretary of Lakeland, as the case may be, at any time prior to the vote’s being taken at the meeting. Second, you may submit a later-dated proxy card. Third, you may submit a new proxy via telephone or the Internet. The last vote received chronologically by any means will supersede your prior vote(s). If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. If you deliver such a notice or if you do not submit a proxy, you may vote your shares at the special meeting.

Q: IF I AM A NEWTON SHAREHOLDER, MAY I CHANGE MY ELECTION FORM AFTER I HAVE MAILED IT TO THE EXCHANGE AGENT?

A: Yes, provided that you deliver a notice of revocation to the Exchange Agent prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is consummated. You may deliver a new Election Form with your notice of revocation, provided that both documents are received prior to the election deadline.

Q: IF I AM A NEWTON SHAREHOLDER, SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: You should only submit your Newton stock certificates when you submit your Election Form. If you do not submit an Election Form, Lakeland will mail to you instructions for exchanging your stock certificates promptly after the merger is consummated.

Q: HOW MANY SHARES OF LAKELAND COMMON STOCK ARE ISSUABLE PURSUANT TO THE MERGER?

A: If:

•	each of the outstanding Newton stock options is exercised prior to the completion of the merger;

•	each holder of Newton common stock validly elects to convert such holder’s Newton shares into shares of Lakeland common stock;

•	no adjustment is made in the exchange ratio because of a stock split, stock dividend or similar event affecting the stock price of Lakeland common stock; and

•	no adjustment is made in the exchange ratio as a result of the price adjustment provision described below under “THE MERGER—Termination”,

then the maximum number of shares of Lakeland common stock issuable pursuant to the merger agreement is 6,229,822 shares. Because Lakeland expects that some Newton shareholders will elect to receive cash in the merger, Lakeland’s management expects that the actual number of shares issuable in the merger will be substantially less than 6,229,822 shares, although the precise number can not be determined at this time.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about Lakeland that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by Lakeland with the Securities and Exchange Commission. This means that Lakeland may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” beginning at page 97, for a list of documents that Lakeland has incorporated by reference into this joint proxy statement and prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the later filed document. Information in this joint proxy statement and prospectus may update information contained in one or more of the Lakeland documents incorporated by reference. Similarly, information in documents that Lakeland may file after the date of this joint proxy statement and prospectus may update information contained in this joint proxy statement and prospectus or information contained in previously filed documents.

Q: WHY IS THERE MORE FINANCIAL INFORMATION ABOUT NEWTON IN THIS DOCUMENT THAN INFORMATION ABOUT LAKELAND?

A: While we are permitted to incorporate information about Lakeland by reference, we can not take a similar approach with respect to Newton, since Newton has not been required to file financial information with the SEC on a regular basis.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working toward completing the merger as quickly as possible. We can not close the merger until (a) 15 days after we receive all necessary bank regulatory approvals and (b) after the shareholders of Newton and Lakeland take the actions proposed by their respective boards. We expect to complete the merger during the first calendar quarter of 2004, although delays could occur.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT AND PROSPECTUS?

A: If you are a Newton shareholder and you have questions about the Newton special meeting or if you need additional copies of this joint proxy statement and prospectus, you should contact:

Donald E. Hinkel, Jr.

President and Chief Executive Officer

Newton Financial Corporation

30 Park Place

Newton, New Jersey 07860

Telephone: 973-300-3101

Email: dhinkel@newtontrust.com

If you are a Lakeland shareholder and you have questions about the Lakeland special meeting or if you need additional copies of this joint proxy statement and prospectus, you should contact:

Harry Cooper, Vice President

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Telephone: 973-697-2000

Email: hcooper@lakelandbank.com

SUMMARY

This summary highlights selected information from this joint proxy statement and prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These references will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this joint proxy statement and prospectus.

The Companies (See page 61 for Newton and page 61 for Lakeland)

Newton Financial Corporation

30 Park Place

Newton, New Jersey 07860

973-383-2400

Newton Financial Corporation is a New Jersey business corporation and a registered bank holding company organized in 1983 to acquire the capital stock of Newton Trust Company. Newton Trust Company is a banking corporation organized in 1902 under the banking laws of the State of New Jersey. Newton Trust Company has ten banking offices located in Sussex and Warren Counties in New Jersey, and offers a broad range of personal and commercial banking services, including deposit accounts—such as checking, NOW, money market, savings and certificates of deposit—and loans—such as commercial, installment and fixed and adjustable rate residential mortgages. As of September 30, 2003, Newton had consolidated assets of $320.5 million, consolidated loans and leases, net of an allowance for loan and lease losses, of $168.4 million, consolidated deposits of $268.6 million, and consolidated shareholders’ equity of $33.8 million.

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

973-697-2000

Lakeland Bancorp, Inc. is a New Jersey business corporation and a registered bank holding company. Lakeland provides a diversified range of financial services in the communities in which it operates, principally through its Lakeland Bank subsidiary. Lakeland Bank offers a broad range of lending, leasing, depository, and related financial services to individuals and small to medium sized businesses in its northern New Jersey market area. In the lending area, these services include short and medium term loans, lines of credit, letters of credit, inventory and accounts receivable financing, real estate construction loans and mortgage loans. Depository products include: demand deposits, savings accounts and time accounts. In addition, Lakeland offers collection, wire transfer and night depository services.

As of September 30, 2003, Lakeland had consolidated assets of $1.5 billion, consolidated loans and leases, net of an allowance for loan and lease losses, of $802.0 million, consolidated deposits of $1.3 billion and consolidated shareholders’ equity of $109.6 million.

Lakeland Bank is a state bank chartered under New Jersey law and headquartered in Oak Ridge, New Jersey. Lakeland Bank is engaged in the commercial and retail banking business from 15 banking offices located in Sussex County, New Jersey, 10 banking offices located in Passaic County, New Jersey, 7 banking offices located in Morris County, New Jersey, 5 banking offices located in Bergen County, New Jersey and one banking office located in Essex County, New Jersey.

The Merger (See page 29)

Lakeland will acquire Newton by merging Newton with and into Lakeland. Newton Trust Company, presently a subsidiary of Newton Financial Corporation, will become a subsidiary of Lakeland. Thus, after the merger, Lakeland’s banking business will be conducted by Lakeland Bank and Newton Trust Company as separate bank subsidiaries.

A copy of the merger agreement is attached to this joint proxy statement and prospectus as Annex A.

Newton shareholders will either receive cash or stock, or a combination of cash and stock, depending upon the results of an election procedure that we have described in this joint proxy statement and prospectus. Newton shareholders will receive $72.08 in cash for each share of Newton common stock that is converted into cash and will receive 4.5 shares of Lakeland common stock for each share of Newton common stock that is converted into Lakeland common stock. Subject to allocation provisions in the merger agreement that preclude more than 25% of Newton’s shares from being converted into cash, each Newton shareholder will have the right to elect to:

•	convert each of such shareholder’s Newton shares into Lakeland common stock;

•	convert each of such shareholder’s Newton shares into cash; or

•	convert a portion (in even 10% integrals) of such shareholder’s Newton shares into Lakeland common stock and convert the balance of such shareholder’s Newton shares into cash.

If holders of more than 25% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, the Exchange Agent will reduce the number of shares of Newton common stock so converted to 25% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, then, for each such holder, one third of such holder’s shares will be converted into cash and two thirds of such holder’s shares will be converted into Lakeland common stock. See “THE MERGER—Terms of the Merger—What Newton Shareholders Will Receive in the Merger,” beginning at page 38.

The exchange ratios will be adjusted proportionately if Lakeland makes any stock splits, stock dividends or similar distributions.

Lakeland will not issue any fractions of a share of common stock. Rather, Lakeland will pay cash (without interest) for any fractional share interest any Newton shareholder would otherwise receive in the merger.

Tax Consequences (See page 52)

We expect that for federal income tax purposes, the merger will be a taxable event to those Newton shareholders who receive cash in whole or in part in exchange for their Newton common stock, and the merger will not be a taxable event to those Newton shareholders who receive solely Lakeland common stock in exchange for their Newton common stock. However, we urge you to consult your tax advisor to gain a full understanding of the tax consequences of the merger to you. Tax matters are very complicated, and in many cases, the tax consequences of the merger will depend on your particular facts and circumstances.

Reasons for proposing the merger (See page 31 for Newton and page 37 for Lakeland)

Newton’s board of directors has unanimously approved the merger and the merger agreement and believes that the proposed merger is in the best interests of Newton and its shareholders. If the merger is consummated and you acquire Lakeland common stock in the merger, you will own stock in a larger and more diversified corporation. Lakeland common stock is traded on the Nasdaq National Market while there is a limited trading market for Newton common stock.

In unanimously approving the merger agreement, Newton’s board considered, among other things, the terms of the merger agreement, including the financial terms, the income tax consequences of the transaction, the historical market prices of Lakeland common stock, the historical cash dividends paid on Lakeland common stock, the competitive environment facing Newton and the business and prospects of Lakeland.

Lakeland’s board of directors focused principally on Newton’s growth potential, Newton’s size and Newton’s franchise in Sussex and Warren Counties in New Jersey.

Board recommendations (See page 32 for Newton and page 38 for Lakeland)

The board of directors of Newton unanimously approved the merger agreement and the merger, and unanimously recommends that Newton shareholders vote “FOR” approval of these matters. The board of directors of Lakeland unanimously approved the merger agreement and the merger, and unanimously recommends that Lakeland shareholders vote “FOR” the proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger.

Newton’s financial advisor has concluded that the consideration that Newton shareholders will receive in the merger is fair (See pages 32-33)

Lutz Advisors, Inc., financial advisor to Newton, has provided a written fairness opinion dated October 24, 2003 and updated on January     , 2004 to Newton’s board of directors to the effect that, as of that date and as updated, the aggregate consideration to be paid in the merger is fair to Newton’s shareholders from a financial point of view. A copy of the fairness opinion is attached to this joint proxy statement and prospectus as Annex C.

You should read the fairness opinion in its entirety.

Newton has paid Lutz Advisors a retainer of $25,000 and an additional fee of $75,000 upon the rendering of the written fairness opinion. Newton has agreed to pay Lutz Advisors a fee of 0.70% of the aggregate consideration to be paid in the merger upon the closing of the transaction. The retainer and the fairness opinion fee will be netted against the 0.70% fee. Lutz Advisors will be reimbursed for reasonable out of pocket expenses incurred on behalf of Newton.

Special meeting of Newton’s shareholders to be held on March 10, 2004 (See page 25)

The special meeting of Newton’s shareholders will be held at the Newton Country Club, 25 Club Road, Newton, New Jersey 07860 on Wednesday, March 10, 2004, at 2:00 p.m., local time. At the special meeting, Newton will ask its shareholders:

•	To approve the merger agreement, which will approve the merger of Newton Financial Corporation into Lakeland Bancorp, Inc. and related matters; and

•	To act on any other matters that may be put to a vote at the special meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

Special meeting of Lakeland’s shareholders to be held on March 10, 2004 (See page 25)

The special meeting of Lakeland’s shareholders will be held at Lakeland’s corporate offices at 250 Oak Ridge Road, Oak Ridge, New Jersey on Wednesday, March 10, 2004, at 5:00 p.m., local time. At the special meeting, Lakeland will ask its shareholders to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement and the merger, including the shares of Lakeland common stock issuable upon exercise of stock options to be assumed by Lakeland pursuant to the merger agreement.

Who can vote (See page 26)

You are entitled to vote at the Newton special meeting if you owned shares of Newton common stock at the close of business on the record date of January 23, 2004 and at the Lakeland special meeting if you owned shares of Lakeland common stock at the close of business on the record date of January 23, 2004. You will have one vote for each share of Newton common stock or Lakeland common stock that you owned on the applicable record date. On Newton’s record date, there were             shares of Newton common stock outstanding. On Lakeland’s record date, there were         shares of Lakeland common stock outstanding.

You may vote either by attending the special meeting and voting your shares, or by (i) accessing www.voteproxy.com and following the on-screen instructions; (ii) calling 1-800-PROXIES toll-free and following the instructions; or (iii) completing the enclosed proxy card and mailing it to Newton or Lakeland, as the case may be, in the enclosed white envelope.

The boards of directors of Newton and Lakeland are seeking your proxy to use at the special meetings. We have prepared this joint proxy statement and prospectus to assist you in deciding how to vote and whether or not to grant your proxy. Please indicate through the Internet, phone, or on your proxy card how you want to vote. If you complete the enclosed proxy card, please sign, date and mail the proxy card as soon as possible so that your shares will be represented at the applicable special meeting. If you are a Newton shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger. If you are a Lakeland shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR authorization of the issuance of the shares of Lakeland common stock issuable pursuant to the merger. If you submit a proxy, you may revoke it by written notice to the Secretary of Newton or Lakeland, as the case may be, at any time before it is voted at the applicable special meeting.

You cannot vote shares held by your broker in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them.

Voting matters (See pages 26 and 27)

The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of at least two thirds of the shares of Newton common stock outstanding on the record date. Each holder of shares of Newton common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the merger and merger agreement.

The approval of the proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger will require the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Lakeland common stock voting at Lakeland’s special meeting, assuming that a quorum is present in person or by proxy. Each holder of shares of Lakeland common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no effect on any of the matters presented at Lakeland’s special meeting.

Shares owned by Newton directors and executive officers and their agreement to vote in favor of the merger (See page 27)

On Newton’s record date, directors and those officers of Newton named in Newton’s summary compensation table presented elsewhere herein, together with their affiliates, had sole or shared voting power over          shares of Newton common stock, or approximately          % of the shares of Newton common stock outstanding on the record date.

Directors of Newton have entered into agreements with Lakeland in which they have agreed to vote all shares of Newton common stock which they own in favor of the merger agreement and the merger. A total of 117,545 shares of Newton common stock, or 8.50% of the shares of Newton common stock outstanding as of November 30, 2003, are covered by those agreements.

Shares owned by Lakeland directors and executive officers (See page 27)

On Lakeland’s record date, Lakeland’s directors and executive officers, together with their affiliates, had sole or shared voting power over          shares of Lakeland common stock, or approximately          % of the shares of Lakeland common stock outstanding on the record date.

To the best knowledge of Lakeland and Newton:

•	Lakeland holds no shares of Newton common stock other than shares held in a fiduciary capacity for others.

•	Newton holds no shares of Lakeland common stock other than shares held in a fiduciary capacity for others.

•	As of November 30, 2003, Lakeland’s directors and executive officers, together with their affiliates, beneficially owned 15,554 shares of Newton common stock.

•	As of November 30, 2003, Newton’s directors and executive officers, together with their affiliates, beneficially owned approximately 150 shares of Lakeland common stock.

Interests of Newton directors and management in the merger (See page 51)

The directors and executive officers of Newton have interests in the merger as directors and employees that are different from the interests of the other Newton shareholders. These interests include, among others:

•	Members of the board of directors of Newton Trust Company will remain on that board after it becomes a subsidiary of Lakeland.

•	Each of the Chairman of the Board and the Chief Executive Officer of Newton Trust Company will remain in those positions after the merger is consummated.

•	Three members of Newton’s board – Christopher D. Quinn, Paul G. Viall, Jr. and Janeth C. Hendershot—will be elected to the board of directors of Lakeland.

•	Under his employment agreement with Newton, Donald E. Hinkel Jr., Newton’s President and Chief Executive Officer, may become entitled to a severance payment as a result of the merger. Mr. Hinkel is entitled to receive a lump sum payment equal to twice his then current salary in the event that he is terminated without cause or if he resigns for reasons described in the employment agreement following a “change of control”, as defined in the agreement. The merger will constitute a change of control.

•	In addition to Donald E. Hinkel’s arrangements, any Newton employee, including senior officers, whose employment is terminated within one year of the merger will be entitled to severance equal to two weeks of their then current base salary for each of the first five years of their service with Newton, and one week per year thereafter, with a total and maximum payment to any terminated employee of thirty weeks.

•	Certain senior officers of Newton (excluding Mr. Hinkel) will be entitled to a retention bonus if they maintain their employment with Newton until such time after the effective date of the merger as their position or function has been converted or transitioned and are not then offered continued employment by Lakeland.

•	Lakeland will assume all Newton stock options outstanding immediately prior to the consummation of the merger.

•	The merger agreement provides that Lakeland will indemnify the directors and officers of Newton against certain liabilities for a six-year period following completion of the merger.

Newton’s board of directors and Lakeland’s board of directors were aware of these interests and considered them in approving and recommending the merger. For additional information on the benefits of the merger to Newton’s management, see page 51.

Merger expected to occur in the first or second quarter of 2004 (See page 41)

The merger of Newton with and into Lakeland will become final when a certificate of merger is filed under New Jersey law. That certificate may not be filed until all bank regulatory approvals have been received, a 15 day waiting period has expired, Newton’s shareholders approve the merger and Lakeland’s shareholders authorize the issuance of the Lakeland shares issuable pursuant to the merger. We currently anticipate that the merger will be completed in the first quarter of 2004, although delays could occur.

We cannot assure you that we can obtain the necessary regulatory or shareholder approvals or that the other conditions precedent to the merger can or will be satisfied.

Regulatory approval must be obtained and other conditions must be satisfied before the merger will be completed (See pages 46-47)

Our obligations to complete the merger are subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from the Board of Governors of the Federal Reserve System and the New Jersey Department of Banking and Insurance. Applications for bank regulatory approval have been submitted; approval is pending. In addition to the required regulatory approvals, the merger will only be completed if certain conditions, including the following, are met or, where permissible, waived:

•	Newton shareholders approve the merger at the Newton special meeting and the Lakeland shareholders authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger at the Lakeland special meeting.

•	Newton and Lakeland each receive an opinion of counsel with respect to certain tax matters.

•	Neither of Newton and Lakeland has breached any of our respective representations or obligations under the merger agreement, subject to certain materiality qualifications.

The merger agreement attached to this joint proxy statement and prospectus as Annex A describes other conditions that must be met or waived before the merger may be completed.

Amendment or termination of the merger is possible (See pages 47-50)

The merger agreement may be amended by our written agreement. We can amend the agreement to a certain extent without shareholder approval, even if you have already approved the merger.

We may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. We each can unilaterally terminate the merger in certain circumstances. These include a failure to complete the merger by June 30, 2004, unless the terminating party’s breach is the reason that the merger has not been completed.

Newton may terminate the merger agreement if:

•	during a specified 20 business day period, the average closing sale price of Lakeland common stock on the Nasdaq National Market is less than $12.01; and

•	such average closing sale price of Lakeland common stock under-performs the average stock price of certain peer financial institutions by more than 25%, as measured in accordance with the merger agreement; and

•	in response to its receipt of a notice of termination from Newton, Lakeland does not increase the number of shares of Lakeland common stock issuable for each share of Newton common stock in the merger to the extent required by the merger agreement.

See “THE MERGER—Termination” for additional information regarding this and other bases for terminating the merger agreement.

Rights of Lakeland shareholders differ from those of Newton shareholders (See pages 96-97)

When the merger is completed, each Newton shareholder will automatically become a Lakeland shareholder unless such shareholder’s Newton shares are converted entirely into cash under the merger agreement. The rights of Lakeland shareholders differ from the rights of Newton shareholders in certain important ways. Many of these have to do with provisions in Lakeland’s certificate of incorporation and by-laws that differ from those of Newton’s certificate of incorporation and by-laws. Some of these provisions, as well as Lakeland’s Shareholder Rights Plan, are intended to make a takeover of Lakeland harder if Lakeland’s board of directors does not approve it.

Newton shareholders do not have dissenters’ appraisal rights (See page 55)

Under the New Jersey Business Corporation Act, Newton’s shareholders will not have dissenters’ appraisal rights in connection with the merger.

Stock certificates to be submitted with the Election Forms or after the merger is complete (See page 39)

Holders of record of Newton common stock as of the record date for the special meeting will receive an Election Form together with this joint proxy statement and prospectus. Persons who become holders of record of Newton common stock after the record date will also be provided with Election Forms from time to time prior to the consummation of the merger. In order to make an effective election to receive cash or stock in the merger, it will be necessary for such shareholders to submit their Newton stock certificates to the Exchange Agent, together with their Election Forms, in the yellow envelope provided to Newton’s shareholders. If such shareholders do not submit an Election Form, then, promptly after the merger is completed, they will receive a letter and instructions on how to surrender their Newton stock certificates in exchange for Lakeland stock certificates and/or cash. Newton shareholders will need to carefully review and complete these materials and return them as instructed along with their stock certificates for Newton common stock.

If you do not have stock certificates but hold shares of Newton common stock with your broker in “street name,” you will need to provide your broker with instructions regarding your election. If you do not instruct your broker to make an election, your broker will automatically exchange your shares upon completion of the merger.

MARKET PRICE AND DIVIDEND INFORMATION

Newton

The shares of Newton common stock are traded sporadically on the over the counter bulletin board, also referred to by us as the OTCBB. The following table sets forth the high and low closing sale prices of, and the cash dividends declared on, shares of Newton common stock for the periods indicated.

	High	Low	Cash Dividend Per Share
Year Ended December 31, 2002:

Quarter ended March 31	$32.75	$29.25	$0.25
Quarter ended June 30	33.00	30.50	0.25
Quarter ended September 30	34.25	32.00	0.25
Quarter ended December 31	35.87	31.50	0.25

Year Ended December 31, 2003:

Quarter ended March 31	$39.25	$32.74	$0.50	(1)
Quarter ended June 30	43.75	32.15	0.25
Quarter ended September 30	41.95	39.15	0.25
Quarter ended December 31	70.50	40.90	0.25

Year Ending December 31, 2004:

Quarter ending March 31 (through January , 2004)

(1)	Reflects dividends declared for both the first and second quarters of 2003. Newton shareholders received a total dividend of $1.00 per share in both 2002 and 2003.

On October 23, 2003, the last day prior to announcement of the execution of the merger agreement on which Newton received notice that shares of Newton common stock had been sold, the reported high and low sales prices and the last sale price of Newton common stock on the OTCBB were as follows:

	October 23, 2003		Last Sale Price
	High	Low
Newton	$41.90	$41.85	$41.85

On January    , 2004, the last full trading day prior to the date of this joint proxy statement and prospectus on which Newton received notice that shares of Newton common stock had been sold, the reported high and low sales prices and the last sale price of Newton common stock on the OTCBB were as follows:

	January , 2004		Last Sale Price
	High	Low
Newton

Shareholders are urged to obtain current market quotations for shares of Newton common stock.

As of November 30, 2003, there were 1,370,805 shares of Newton common stock outstanding, held of record by approximately 424 shareholders. As of November 30, 2003, there were also options outstanding covering 13,591 additional shares of Newton common stock.

Holders of Newton common stock are entitled to receive dividends, when declared by Newton’s board of directors, out of funds that are legally available for dividends. Newton primarily obtains funds for the payment of dividends from dividends paid by Newton Trust Company. Newton Trust Company is subject to certain statutory and regulatory restrictions on the amount of dividends it can pay to Newton.

Lakeland

The shares of Lakeland common stock are traded on the National Market tier of the Nasdaq Stock Market, also referred to by us as the Nasdaq National Market. The following table sets forth the high and low closing sale prices for shares of Lakeland common stock and the cash dividends declared per share by Lakeland for the periods indicated:

	High	Low	Cash Dividend Per Share
Year Ended December 31, 2002:

Quarter ended March 31	$16.29	$13.88	$0.082
Quarter ended June 30	20.64	14.97	0.082
Quarter ended September 30	19.79	13.79	0.086
Quarter ended December 31	18.90	14.33	0.086

Year Ended December 31, 2003:

Quarter ended March 31	17.91	14.86	0.090
Quarter ended June 30	16.59	14.51	0.090
Quarter ended September 30	16.66	14.80	0.095
Quarter ended December 31	17.35	15.25	0.100

Year Ending December 31, 2004:

Quarter ending March 31 (through January , 2004)

All Lakeland per share data presented in this joint proxy statement and prospectus has been restated to reflect a five percent stock dividend paid on October 15, 2003.

On October 24, 2003, the last full trading day prior to announcement of the execution of the merger agreement, the reported high and low sales prices and the last sale price of Lakeland common stock on the Nasdaq National Market were as follows:

	October 24, 2003		Last Sale Price
	High	Low
Lakeland	$15.91	$15.50	$15.55

On January    , 2004, the last full trading day prior to the date of this joint proxy statement and prospectus, the reported high and low sales prices and the last sale price of Lakeland common stock on the Nasdaq National Market were as follows:

	January , 2004		Last Sale Price
	High	Low
Lakeland

Shareholders are urged to obtain current market quotations for shares of Lakeland common stock.

As of November 30, there were 15,935,066 shares of Lakeland common stock outstanding, held of record by approximately 3,750 shareholders, and outstanding options that were exercisable on that date, or within 60 days after that date, for 524,049 additional shares of Lakeland common stock.

Holders of Lakeland common stock are entitled to receive dividends, when declared by Lakeland’s board of directors, out of funds that are legally available for dividends. Lakeland primarily obtains funds for the payment of dividends from dividends paid by Lakeland Bank. Lakeland Bank is subject to certain statutory and regulatory restrictions on the amount of dividends it can pay to Lakeland.

Lakeland maintains a dividend reinvestment plan available to shareholders who elect to reinvest cash dividends for the purchase of additional shares of Lakeland common stock. The plan also contains a voluntary cash payment feature.

SUMMARY FINANCIAL DATA

Lakeland Summary Historical Consolidated Financial Information

The following table sets forth selected consolidated financial data for Lakeland for each of the periods indicated. The financial data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are derived from Lakeland’s audited consolidated financial statements. The information at September 30, 2003 and for the nine months ended September 30, 2003 and 2002 is unaudited and may not be indicative of results for the full fiscal year. In Lakeland management’s opinion, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for each period and date have been made.

	As of and for the nine months ended September 30,		As of and for the years ended December 31,
	2003(4)	2002	2002	2001	2000	1999	1998
	(unaudited)		(in thousands except per share data)
Balance Sheet Data
Total assets	$1,530,005	$1,183,961	$1,207,105	$1,044,338	$906,612	$830,170	$803,024
Loans, net of costs (fees)	818,466	700,888	719,658	601,959	521,841	476,514	450,051
Total investment securities	555,838	377,102	407,843	343,341	295,740	277,721	255,939
Total deposits	1,332,091	1,038,733	1,059,092	912,110	800,762	736,739	711,811
Total stockholders’ equity	109,629	89,817	90,767	85,567	78,624	72,282	73,763
Income Statement Data
Net interest income	$36,935	$35,291	$48,174	$40,492	$36,493	$33,790	$31,995
Provision for loan and lease losses	2,250	9,750	10,500	1,600	2,000	1,781	698

Net interest income after provision for loan and leases losses	34,685	25,541	37,674	38,892	34,493	32,009	31,297
Noninterest income	7,958	6,687	9,001	8,347	8,263	6,292	5,998
Gains (losses) on sales of investment securities	1,686	875	876	(57)	(529)	32	119
Noninterest expenses	28,006	24,827	33,587	31,206	27,527	30,219	25,033

Income before income taxes	16,323	8,276	13,964	15,976	14,700	8,114	12,381
Income tax provision	5,212	2,235	3,887	4,953	4,695	2,714	4,424

Net income	$11,111	$6,041	$10,077	$11,023	$10,005	$5,400	$7,957

Performance Ratios
Cash dividends paid	$4,121	$3,757	$5,065	$4,474	$3,852	$3,314	$2,586
Return on average assets (1)	1.14%	0.73%	0.89%	1.14%	1.16%	0.65%	1.04%
Return on average equity (1)	15.79%	9.05%	11.29%	13.37%	13.43%	7.64%	11.03%
Percent shareholders equity to assets	7.17%	7.59%	7.52%	8.19%	8.67%	8.71%	9.19%
Net interest margin (tax equivalent basis)(1)(2)	4.20%	4.76%	4.75%	4.69%	4.77%	4.56%	4.72%
Allowance for loan and lease losses to total loans	2.01%	2.55%	2.49%	1.37%	1.70%	1.61%	1.77%
Non-performing loans to total loans	2.29%	2.41%	2.78%	0.33%	0.49%	0.70%	0.82%
Capital Ratios
Tier 1 leverage ratio	8.01%	7.12%	7.01%	7.86%	8.47%	8.88%	9.35%
Tier 1 risk-based capital ratio	12.20%	10.93%	10.94%	12.36%	13.58%	15.40%	15.80%
Total risk-based capital ratio	13.46%	12.20%	12.20%	13.61%	14.84%	16.66%	17.05%
Per-Share Data
Weighted average shares outstanding (3):
Basic	15,059	15,041	15,036	15,137	15,339	15,391	15,362
Diluted	15,283	15,319	15,316	15,323	15,429	15,453	15,460
Book value per common share (3)	$6.88	$5.99	$6.08	$5.68	$5.17	$4.70	$4.81
Closing stock price (3)	$15.95	$15.26	$17.02	$14.78	$8.21	$8.94	$13.78
Earnings per share (3):
Basic	$0.74	$0.40	$0.67	$0.73	$0.65	$0.35	$0.52
Diluted	$0.73	$0.39	$0.66	$0.72	$0.65	$0.35	$0.51
Cash dividend per common share (3)	$0.28	$0.25	$0.34	$0.29	$0.25	$0.22	$0.17

(1)	Interim ratios have been annualized for purposes of comparability with year-end data
(2)	Net interest margin is tax-equivalent net interest income divided by average interest-earning assets
(3)	Restated for 5% stock dividends in 2003, 2002, 2001, and 2000
(4)	On August 25, 2003, Lakeland consummated the merger of CSB Financial Corp. into Lakeland. As a result of such merger, Community State Bank, a wholly owned subsidiary of CSB Financial Corp., was merged into Lakeland Bank, a wholly owned subsidiary of Lakeland. The historical consolidated financial data for the nine months ended September 30, 2003, includes the financial information and results of operations of Community State Bank for the period from August 25, 2003 through September 30, 2003.

Newton Summary Historical Consolidated Financial Information

The following table sets forth selected consolidated financial data for Newton for each of the periods indicated. The financial data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are derived from Newton’s audited consolidated financial statements. The information at September 30, 2003 and for the nine months ended September 30, 2003 and 2002 is unaudited and may not be indicative of results for the full fiscal year. In Newton management’s opinion, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for each period and date have been made.

	As of and for the nine months ended September 30,		As of and for the years ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(unaudited)		(in thousands except per share data)
Balance Sheet Data
Total assets	$320,519	$303,518	$305,695	$281,616	$270,085	$261,457	$249,117
Loans, net of costs (fees)	170,554	144,376	152,506	126,898	115,492	90,932	88,617
Total investment securities	119,340	127,722	120,949	126,461	126,978	138,079	133,013
Total deposits	268,597	253,381	254,998	235,171	225,436	223,706	217,526
Total stockholders’ equity	33,807	32,677	33,198	32,044	31,731	31,119	29,583

Income Statement Data
Net interest income	$9,226	$8,275	$11,215	$10,079	$9,626	$8,819	$8,185
Provision for loan losses	124	251	350	320	120	120	84

Net interest income after provision for loan losses	9,102	8,024	10,865	9,759	9,506	8,699	8,101
Noninterest income	1,062	1,052	1,481	1,304	1,239	1,220	1,151
Gains (losses) on sale of investment securities	(21)	(601)	(493)	—	—	—	—
Noninterest expenses	6,827	6,147	8,428	7,837	6,561	6,187	5,800

Income before income taxes	3,316	2,328	3,425	3,226	4,184	3,732	3,452
Income tax provision	988	738	955	817	1,216	951	812

Net income	$2,328	$1,590	$2,470	$2,409	$2,968	$2,781	$2,640

Performance Ratios
Cash dividends paid	$1,021	$1,029	$1,369	$1,331	$1,068	$794	$729
Return on average assets (1)	0.99%	0.73%	0.84%	0.88%	1.11%	1.12%	1.09%
Return on average equity (1)	9.28%	6.58%	7.64%	7.62%	9.46%	9.11%	8.97%
Percent shareholders equity to assets	10.55%	10.77%	10.86%	11.38%	11.75%	11.90%	11.88%
Net interest margin (tax equivalent basis)(1)(2)	4.39%	4.20%	4.23%	4.09%	4.06%	4.05%	3.87%
Allowance for loan losses to total loans	1.26%	1.35%	1.33%	1.35%	1.38%	1.61%	1.53%
Non-performing loans to total loans	0.46%	0.00%	0.10%	0.76%	0.00%	0.00%	0.00%

Capital Ratios
Tier 1 leverage ratio	10.33%	10.53%	10.59%	11.41%	11.58%	11.90%	11.76%
Tier 1 risk-based capital ratio	16.11%	17.33%	17.07%	20.29%	23.43%	27.78%	28.55%
Total risk-based capital ratio	17.17%	18.40%	18.15%	21.37%	24.63%	29.03%	29.81%

Per-Share Data
Weighted average shares outstanding (3):
Basic	1,361	1,371	1,368	1,386	1,437	1,468	1,436
Diluted	1,366	1,373	1,370	1,386	1,437	1,468	1,436
Book value per common share	$24.85	$23.97	$24.37	$23.30	$22.49	$21.32	$20.11
Closing stock prices	$41.50	$34.25	$35.88	$32.00	$28.13	$29.00	$31.50
Earnings per share (3)
Basic	$1.71	$1.16	$1.81	$1.74	$2.07	$1.89	$1.82
Diluted	$1.70	$1.16	$1.80	$1.74	$2.07	$1.89	$1.82
Cash dividend per common share (3)	$0.75	$0.75	$1.00	$0.96	$0.74	$0.54	$0.51

(1)	Interim ratios have been annualized for purposes of comparability with year-end data.
(2)	Net interest margin is tax-equivalent net interest income divided by average interest-earning assets.
(3)	Restated for a 2-for-1 stock split in 1998.

Summary Pro Forma Financial Information

The following summary pro forma financial data should be read in conjunction with the pro forma information set forth under “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION”. The data set forth below is not necessarily indicative of the operating results or financial condition that would have been reported had the merger of Newton into Lakeland been consummated previously nor is it indicative of future operating results or financial position of the combined enterprise. The following summary pro forma financial data does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies which may occur as a result of the merger or any merger-related expenses.

	As of and for the nine months ended September 30, 2003	As of and for the year ended December 31, 2002
	(in thousands except per share data)

Pro forma combined income statement data(1):
Interest income	$64,656	$88,034
Interest expense	17,914	28,690

Net interest income	46,742	59,344
Provision for loan losses	2,439	11,020

Net interest income after provision for loan losses	44,303	48,324
Non-interest income	11,430	11,709
Non-interest expense	38,064	46,598
Net income	11,785	10,179

Pro forma per share data(1):
Basic net income	$0.57	$0.49
Diluted net income	0.57	0.48

Pro forma combined balance sheet data:
Total assets	$1,915,274
Loans, net of allowance, costs (fees)	970,386
Deposits	1,600,688
Total shareholders’ equity	183,186

(1)	Lakeland acquired CSB Financial Corp. on August 25, 2003. The pro forma income statement information includes CSB as if it had been acquired on the first day of the periods presented.

COMPARATIVE PER SHARE INFORMATION

We have set forth below information concerning earnings, cash dividends and book value per share for Newton and Lakeland on both historical and pro forma combined bases and on a per share equivalent pro forma basis for Newton. We have derived the pro forma combined earnings per share from the “Unaudited Pro Forma Condensed Combined Financial Information” presented elsewhere in this document. Pro forma combined cash dividends declared per share reflect Lakeland’s cash dividends declared in the periods indicated. Book value per share for the pro forma combined presentation is based upon outstanding shares of Lakeland common stock, adjusted to include the estimated number of shares of Lakeland common stock to be issued in the merger for outstanding shares of Newton common stock at the time the merger is completed, assuming that 75% of Newton’s outstanding shares of common stock are converted into 4.5 shares of Lakeland common stock. The per share equivalent pro forma combined data for shares of Newton common stock is also based on the assumed conversion of 75% of the outstanding shares of Newton common stock into 4.5 shares of Lakeland common stock based upon the exchange ratio. The pro forma and pro forma equivalent data does not take into account any cost savings or synergies that may be achieved as a result of the merger. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Lakeland and Newton included or incorporated by reference in this document and the “Unaudited Pro Forma Condensed Combined Financial Information” and the notes thereto presented elsewhere in this document. See “WHERE YOU CAN FIND MORE INFORMATION.”

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
LAKELAND—HISTORICAL
Earnings per share—diluted (1)	$0.69	$0.59
Cash dividends declared per share	0.28	0.34
Book value per share	6.88	6.69	(2)

NEWTON—HISTORICAL
Earnings per share—diluted	1.70	1.80
Cash dividends paid per share	0.75	1.00
Book value per share	24.85	24.37

LAKELAND and NEWTON—PRO FORMA COMBINED
Earnings per share—diluted	0.57	0.48
Cash dividends declared per share	0.28	0.34
Book value per share	8.92	8.80

EQUIVALENT PRO FORMA COMBINED PER SHARE OF NEWTON COMMON STOCK
Earnings per share—diluted	2.57	2.16
Cash dividends declared per share	1.26	1.53
Book value per share	40.14	39.60

(1)	Adjusted to include CSB Financial Corp. as if it had been acquired at the beginning of each period presented. Lakeland acquired CSB on August 25, 2003.
(2)	Adjusted to include CSB Financial Corp. as if it had been acquired on December 31, 2002.

RISK FACTORS

By approving the merger, Newton shareholders may, even if they elect to receive cash, ultimately receive Lakeland common stock and thus will be investing in Lakeland’s common stock. An investment in Lakeland’s common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately following this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

LAKELAND CANNOT ASSURE NEWTON SHAREHOLDERS WHO RECEIVE STOCK IN THE MERGER THAT LAKELAND WILL BE SUCCESSFUL IN ITS PENDING LEGAL PROCEEDINGS.

As Lakeland has disclosed in documents incorporated herein by reference, Lakeland is currently involved in complex legal proceedings resulting from certain defaults on substantial commercial lease portfolios in which Lakeland had invested. As of October 31, 2003, Lakeland had approximately $10.7 million invested in these portfolios, which were insured by various surety companies. Lakeland’s primary obligors have filed for bankruptcy protection and certain of Lakeland’s surety companies have denied liability on the grounds that they were defrauded. This litigation is time-consuming and expensive and may not result in any meaningful recoveries for Lakeland.

As of October 31, 2003, Lakeland’s allowance for loan and lease losses contained a reserve allocation of $5.6 million for the commercial lease portfolio. If Lakeland is unsuccessful in these proceedings or fails to achieve an alternative solution, Lakeland’s pre-tax income would be reduced to the extent that its losses on this investment exceed the $5.6 million amount previously included in the allowance for loan and lease losses. Such reduction could be substantial and could materially adversely impact Lakeland.

IF NEWTON SHAREHOLDERS ELECT TO RECEIVE CASH IN THE MERGER, THEY MAY NOT EXCLUSIVELY RECEIVE CASH.

Although you will be given the right to elect to receive cash or Lakeland common stock in the merger, it is possible that if you elect to receive some or all of the merger consideration in the form of cash, you will not receive the form of consideration that you have requested. There are two factors that could cause you to receive a form of consideration that you did not choose:

•	The merger agreement provides that subject to certain tax constraints that we have described below, no more than 25% of the outstanding Newton shares will be converted into cash. If Newton shareholders’ Election Forms provide for more than 25% of the shares of Newton common stock to be converted into cash, there will be a pro rata reduction that will result in certain of such holders’ shares being converted into Lakeland common stock.

•	If the aggregate amount of cash paid in the merger substantially exceeds the value of the Lakeland common stock that is issued in the merger, Lakeland’s counsel may be unable to issue the tax opinion which constitutes a condition of closing. While this is unlikely to occur, the merger agreement provides that if tax counsel cannot provide the tax opinion for this reason, the percentage of the consideration payable in the form of cash will be decreased to the extent necessary to enable counsel to render that opinion. In turn, the portion of a Newton holder’s shares to be converted into cash may be reduced if tax considerations require a decrease in the percentage of the aggregate consideration payable in the form of cash.

SINCE THE EXCHANGE RATIO IS FIXED, NEWTON SHAREHOLDERS ARE AT RISK IN THE EVENT THAT THE MARKET PRICE OF LAKELAND’S COMMON STOCK DECLINES PRIOR TO THE CONSUMMATION OF THE MERGER.

Absent special circumstances described under “THE MERGER—Termination”, the number of shares that Lakeland will issue for each share of Newton common stock to be converted into Lakeland common stock – that is, 4.5 shares—is fixed. If the market price of Lakeland’s common stock declines, the value of the stock consideration that Newton shareholders will receive will decline. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Lakeland’s business, operations and prospects, developments in pending legal proceedings and regulatory considerations. Many of these factors are beyond Lakeland’s control. The merger is not expected to close until the first calendar quarter of 2004. Moreover, Newton shareholders can expect that there will be some delay after the merger is consummated before they will receive their Lakeland stock certificates. Thus, Newton shareholders receiving stock in the merger will be subject to the risk of market declines in the value of Lakeland common stock for a substantial period of time.

We urge Newton shareholders to obtain current market quotations for Lakeland common stock.

YOU WILL HAVE LESS INFLUENCE AS A SHAREHOLDER OF LAKELAND THAN AS A SHAREHOLDER OF NEWTON.

The shareholders of Newton currently have the right to control Newton through their ability to elect the board of directors of Newton and to vote on other matters affecting Newton. The merger will transfer control of Newton to Lakeland. After completion of the merger, former Newton shareholders will own less than 30% of Lakeland’s outstanding common stock (excluding stock options), even if all Newton shareholders elect to receive solely Lakeland common stock in the merger. Consequently, the former Newton shareholders will exercise much less influence over the management and policies of Lakeland than they currently exercise over the management and policies of Newton.

THE MARKET PRICE OF THE SHARES OF LAKELAND COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF NEWTON COMMON STOCK.

Upon completion of the merger, certain holders of Newton common stock will become holders of Lakeland common stock. Lakeland’s current businesses and markets differ from those of Newton, and, accordingly, the results of operations of Lakeland after the merger may be affected by factors different than those currently affecting the results of operations of Newton. For a discussion of Lakeland’s business and of certain factors to consider in connection with that business, see the documents incorporated by reference into this document and referred to under “WHERE YOU CAN FIND MORE INFORMATION,” beginning at page 97.

THE SHARE PRICE OF LAKELAND COMMON STOCK ON THE NASDAQ NATIONAL MARKET IS SUBJECT TO MARKET FLUCTUATIONS.

The share price of Lakeland common stock on the Nasdaq National Market is by its nature subject to the general price changes in the market for publicly traded equity securities. These price increases and declines are not necessarily related to a change in the financial performance or condition of Lakeland.

LAKELAND FACES STRONG COMPETITION FROM FINANCIAL SERVICE COMPANIES AND OTHER COMPANIES THAT OFFER BANKING SERVICES, WHICH COULD HURT ITS BUSINESS.

After the merger, Lakeland will continue to conduct its banking operations almost entirely in markets located in northern New Jersey. Increased competition in its markets may result in reduced loans and deposits for Lakeland. Many competitors offer the principal banking services that Lakeland offers in its service areas. These competitors include banks, finance companies, brokerage firms, insurance companies, investment advisors, credit unions, savings and loan institutions, mortgage banks and other financial intermediaries. Lakeland’s competitors include substantial regional banking institutions whose greater resources may afford them a marketplace advantage by enabling them to maintain more banking locations than Lakeland and mount more extensive promotional and advertising campaigns. Lakeland also competes with smaller, community oriented banks, which compete with Lakeland primarily on the basis of the services rendered to customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Lakeland also faces competition from financial institutions physically located outside Lakeland’s markets that have opened loan production offices in Lakeland’s markets or that solicit deposits and the sale of other products and services in Lakeland’s markets. If Lakeland is unable to attract and retain banking customers, Lakeland may be unable to continue its loan and deposit growth and its results of operations and financial condition may otherwise be materially adversely affected.

CHANGES IN ECONOMIC CONDITIONS COULD HURT LAKELAND’S BUSINESS MATERIALLY.

Lakeland’s business is directly affected by factors such as economic, political and market conditions, including broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies, U.S. military involvement in the Middle East and the impact of terrorists’ acts, all of which are beyond its control. A deterioration in economic conditions could have the following consequences, any of which could hurt Lakeland’s business materially:

•	loan delinquencies may increase;

•	problem assets and foreclosures may increase;

•	demand for Lakeland’s products and services may decline;

•	low-cost or non-interest bearing deposits may decrease; and

•	collateral for loans may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans.

LAKELAND’S BUSINESS IS SUBJECT TO INTEREST RATE RISK AND VARIATIONS IN INTEREST RATES MAY NEGATIVELY AFFECT ITS FINANCIAL PERFORMANCE.

Changes in the interest rate environment may reduce profits. The primary source of income for Lakeland is the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect Lakeland’s net interest spread, asset quality, loan origination volume and overall profitability.

FUTURE GOVERNMENTAL REGULATION AND LEGISLATION COULD LIMIT LAKELAND’S FUTURE GROWTH.

Lakeland and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of Lakeland and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. Any changes to these laws may negatively affect Lakeland’s ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on Lakeland, these changes could be materially adverse to Lakeland’s shareholders.

LAKELAND’S ABILITY TO PAY DIVIDENDS DEPENDS PRIMARILY ON DIVIDENDS FROM ITS SUBSIDIARIES, WHICH ARE SUBJECT TO REGULATORY LIMITS.

Lakeland is a bank holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of Lakeland’s assets are held by its direct and indirect subsidiaries.

Lakeland’s ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Its principal banking subsidiary, Lakeland Bank, is its primary source of dividends. Dividend payments from its banking subsidiaries – including dividend payments from Newton Trust Company after the merger is completed—are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of banking subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements. At

September 30, 2003, approximately $122.2 million was available without the need for regulatory approval, for the payment of dividends to Lakeland from its subsidiaries. There is no assurance that Lakeland’s subsidiaries will be able to pay dividends in the future or that Lakeland will generate adequate cash flow to pay dividends in the future. Lakeland’s failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

LAKELAND’S FUTURE ACQUISITIONS COULD DILUTE YOUR OWNERSHIP OF LAKELAND AND MAY CAUSE LAKELAND TO BECOME MORE SUSCEPTIBLE TO ADVERSE ECONOMIC EVENTS.

Lakeland has acquired other companies with its common stock in the past and intends to acquire or make investments in banks and other complementary businesses with its common stock in the future. Lakeland may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in Lakeland. Future business acquisitions could be material to Lakeland, and the degree of success achieved in acquiring and integrating these businesses into Lakeland could have a material effect on the value of Lakeland common stock. In addition, any such acquisition could require Lakeland to use substantial cash or other liquid assets or to incur debt. In those events, Lakeland could become more susceptible to economic downturns and competitive pressures.

FAILURE TO COMPLETE THE MERGER COULD SEVERELY DISADVANTAGE NEWTON.

In order to complete the merger, Newton must focus on meeting all merger conditions. If for any reason the merger does not occur, that failure could adversely affect Newton’s business and make it difficult for Newton to attract other acquisition partners.

IF THE MERGER HAS NOT OCCURRED BY JUNE 30, 2004, EITHER LAKELAND OR NEWTON IS GENERALLY FREE TO CHOOSE NOT TO PROCEED WITH THE MERGER.

Either Lakeland or Newton may terminate the merger agreement if the merger has not been completed by June 30, 2004, unless such failure has resulted from the failure to perform by the party seeking to terminate the merger agreement. See “THE MERGER—Termination” beginning at page 48. There can be no assurance that all conditions to the merger will have been satisfied by June 30, 2004. See “THE MERGER—Conditions to the Merger,” beginning at page 46.

RETENTION OF NEWTON TRUST COMPANY AS A SEPARATE BANKING INSTITUTION MAY MAKE IT MORE DIFFICULT FOR LAKELAND TO INTEGRATE NEWTON’S BUSINESS AFTER THE CLOSING.

Under the merger agreement, Lakeland has agreed to permit Newton Trust Company to operate substantially independently for a period of two years after the closing. While two Lakeland directors will serve on the board of directors of Newton Trust Company after the merger, the balance of the members of that board will consist of the current members of the Newton Trust Company board. In addition, each of the Chairman and the Chief Executive Officer of Newton Trust Company will continue to occupy similar positions with Newton Trust Company after the merger. This structure may make it more difficult for Lakeland to take advantage of economies of scale that would be achievable if Lakeland Bank and Newton Trust Company were merged promptly after the merger of Newton and Lakeland.

THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED IF WE DO NOT ACHIEVE CERTAIN COST SAVINGS AND OTHER BENEFITS

Our belief that cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined company’s actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Any actual cost savings or revenue enhancements will depend on future expense levels and operating results, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined company.

NEWTON’S OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST AND WILL RECEIVE BENEFITS IN THE MERGER THAT OTHER NEWTON SHAREHOLDERS WILL NOT RECEIVE

Newton’s directors and executive officers may have conflicts of interest with respect to the merger because they will receive benefits from the merger that other Newton shareholders will not receive. Both boards of directors considered these interests, together with other relevant factors, in deciding whether to approve the merger.

FORWARD-LOOKING INFORMATION

This joint proxy statement and prospectus, including information incorporated by reference in this document, contains forward-looking statements with respect to the consolidated financial condition, results of operations and business of Newton and Lakeland. These include statements relating to revenues, cost savings and anticipated benefits resulting from the merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “projects” or similar words or expressions.

These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. In addition to the factors disclosed by us under the caption “RISK FACTORS” and elsewhere in this document, the following factors, among others, could cause our actual results to differ materially and adversely from our forward-looking statements: uncertainties relating to general economic conditions; uncertainties relating to the determination of our provisions for loan and lease losses and allowances for loan and lease losses; uncertainties relating to our analysis of the assessment of rate sensitive assets and rate sensitive liabilities and relating to the extent to which market factors indicate that a financial institution such as Lakeland Bank or Newton Trust Company should match such assets and liabilities; the impact of competition among financial institutions and between financial institutions and other sources of credit; the impact of off-balance sheet obligations; whether or not Lakeland ultimately receives payment of all amounts due from a lease portfolio or from sureties referenced by Lakeland in several filings with the SEC; changes to the presentation of financial results and condition resulting from the adoption of new accounting principles or upon the advice of our independent auditors or the staff of various regulatory agencies; unanticipated demands upon our liquidity; unanticipated failure or malfunction of our information systems; changes in, or failure to comply with, governmental regulations; the costs and other effects of administrative and legal proceedings; the continued financial viability of our borrowers; the continued financial viability of the issuers of securities within our investment portfolio; labor and employment benefit costs; changes in the conditions of the capital markets in general and in the capital markets for financial institutions in particular and the impact of the United States’ international relations on such markets; the ability of Lakeland Bank to integrate Newton Trust Company promptly into its overall business and plans if the merger is consummated; the extent and timing of legislative and regulatory actions and reforms; and other factors referenced in Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2002. We have described risks pertaining directly to the merger under “RISK FACTORS” beginning on page 20 of this joint proxy statement and prospectus.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. We caution Newton shareholders not to place undue reliance on such statements. These statements speak only as of the date of this joint proxy statement and prospectus or, if made in any document incorporated by reference, as of the date of that document.

All written or oral forward-looking statements attributable to Lakeland or Newton or any person acting on their behalf made after the date of this joint proxy statement and prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Lakeland nor Newton undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this joint proxy statement and prospectus or to reflect the occurrence of unanticipated events.

THE MEETINGS

When and Where the Special Meetings will be Held

Newton will hold its special meeting of shareholders at the Newton Country Club, 25 Club Road, Newton, New Jersey, commencing at 2:00 p.m., local time, on Wednesday, March 10, 2004.

Lakeland will hold its special meeting of shareholders at Lakeland’s corporate offices at 250 Oak Ridge Road, Oak Ridge, New Jersey, commencing at 5:00 p.m., local time, on Wednesday, March 10, 2004.

What will be Voted on at the Special Meetings

At the Newton special meeting, Newton shareholders will consider and vote on proposals to do the following:

•	To approve the merger agreement, which will approve the merger of Newton Financial Corporation into Lakeland Bancorp, Inc. and related matters; and

•	To act on any other matters that may be put to a vote at the special meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

If a quorum is not present, or if fewer shares of Newton common stock are voted in favor of the merger agreement and the merger than the number required for approval, it is expected that the meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement and the merger. The holders of a majority of the shares present at the meeting would be required to approve any adjournment of the meeting.

At the Lakeland special meeting, Lakeland shareholders will be asked to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement and the merger (including the shares of Lakeland common stock issuable upon exercise of stock options to be assumed by Lakeland pursuant to the merger agreement).

Shareholders Entitled to Vote

Newton has set January 23, 2004 as the record date to determine which Newton shareholders will be entitled to vote at the special meeting. Only Newton shareholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were                              shares of Newton common stock outstanding and entitled to be voted at the special meeting, held by approximately                      shareholders of record. Each holder of shares of Newton common stock outstanding on the record date will be entitled to one vote for each share held of record.

Lakeland has set January 23, 2004 as the record date to determine which Lakeland shareholders will be entitled to vote at the special meeting. Only Lakeland shareholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were                              shares of Lakeland common stock outstanding and entitled to be voted at the special meeting, held by approximately                      shareholders of record. Each holder of shares of Lakeland common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

In order to have a quorum at each of the special meetings, a majority of the total outstanding shares of common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy.

We will count as present at each of the special meetings, for purposes of determining the presence or absence of a quorum:

•	shares of common stock held by persons attending the special meeting, whether or not they are voting, and

•	shares of common stock for which the applicable company has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

Vote Required; Voting Agreements

The approval of the merger agreement and the merger by Newton will require the affirmative vote, in person or by proxy, of the holders of two thirds of the outstanding shares of Newton common stock. Abstentions and broker non-votes will be counted in determining whether a quorum is present and will have the same effect as a negative vote on the merger and merger agreement.

The authorization by Lakeland’s shareholders of the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement will require the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Lakeland common stock voted at the special meeting, assuming that a quorum is present in person or by proxy. Abstentions and broker non-votes will be counted in determining whether a quorum is present but will have no impact on the substantive determinations to be made by the shareholders at Lakeland’s special meeting.

The directors of Newton have agreed with Lakeland to vote all shares of Newton common stock for which they have voting power on the record date in favor of the approval of the merger agreement and the merger. On the record date, such directors had sole or shared voting power over                  shares of Newton common stock, or approximately     % of the shares of Newton common stock outstanding on the record date.

On Lakeland’s record date, Lakeland’s directors and executive officers, together with their affiliates, had sole or shared voting power over         shares of Lakeland common stock, or approximately     % of the shares of Lakeland common stock outstanding on the record date.

Voting your Shares

The Newton board of directors is soliciting proxies from the Newton shareholders and the Lakeland board of directors is soliciting proxies from the Lakeland shareholders. This will give you an opportunity to vote at the applicable special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

Newton and Lakeland shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. If you vote by proxy card but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares FOR approval of the merger agreement and the merger if you are a Newton shareholder or FOR authorization of the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement if you are a Lakeland shareholder.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Newton or Lakeland, use a touch-tone telephone to call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Newton or Lakeland, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form your nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Newton or Lakeland is 11:59 p.m., EST, on March 9, 2004. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the applicable meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Changing your Vote

You will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). Please note, however, that if you vote by the Internet, the maximum number of times that you can access the website using any one control number is limited to five times per day.

Any Newton shareholder may revoke a proxy at any time before or at the Newton special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Donald E. Hinkel, Jr., President and Chief Executive Officer of Newton; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Newton shareholder should send any written notice of revocation or subsequent proxy card to Newton Financial Corporation, Attention: Donald E. Hinkel, Jr., President and Chief Executive Officer, 30 Park Place, Newton, New Jersey 07860, or hand deliver the notice of revocation or subsequent proxy card to Mr. Hinkel before the taking of the vote at the Newton special meeting. Attendance at the Newton special meeting will not by itself constitute a revocation of a proxy.

Any Lakeland shareholder may revoke a proxy at any time before or at the Lakeland special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Paul P. Lubertazzi, Corporate Secretary of Lakeland; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Lakeland shareholder should send any written notice of revocation or subsequent proxy card to Lakeland Bancorp, Inc., Attention: Paul P. Lubertazzi, Corporate Secretary, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or hand deliver the notice of revocation or subsequent proxy card to Mr. Lubertazzi before the taking of the vote at the special meeting. Attendance at the Lakeland special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

Newton and Lakeland will each pay the costs of soliciting proxies with respect to their separate meetings. In addition to solicitation by mail, directors, officers and employees acting on behalf of Newton or Lakeland may solicit proxies for the special meetings in person or by telephone, telegraph, facsimile or other means of communication. Newton and Lakeland will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. Newton and Lakeland will each make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Newton and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

Newton has retained Morrow & Co., Inc., at an estimated cost of approximately $4,000 plus reimbursement of expenses, to assist in the solicitation of proxies. Newton also has agreed to indemnify Morrow & Co., Inc. against certain liabilities in connection with this proxy solicitation.

Principal Shareholders

We set forth below the names of each of the shareholders of Newton known by Newton to have beneficially owned more than five percent of Newton’s common stock as of November 30, 2003. We also set forth below the number of shares of Newton common stock believed to be owned by such shareholders on such date and such shareholders’ percentage ownership.

Newton Shareholder	Number of Shares	Percentage of Outstanding Shares of Newton Common Stock
Selective Insurance Company 40 Wantage Avenue Branchville, NJ	100,800	7.35%

Celeste Hendershot Trust 381 Ridge Road Newton, NJ	96,466	7.04%

Lakeland is not aware of any shareholder who beneficially owns more than five percent of Lakeland’s common stock.

THE MERGER

The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this joint proxy statement and prospectus. A copy of the merger agreement is attached hereto as Annex A. We urge you to read the full text of the agreement carefully.

The merger agreement provides that:

•	Newton Financial Corporation will merge with and into Lakeland Bancorp, Inc.;

•	for a period of two years after that merger is completed, Newton Trust Company, a subsidiary of Newton, will be a separate subsidiary of Lakeland, the intention being to merge Newton Trust Company into Lakeland Bank at the end of such two year period; and

•	subject to adjustment in certain events described in this joint proxy statement and prospectus, each shareholder of Newton will receive, for each of such shareholder’s shares of Newton common stock, either $72.08 in cash or 4.5 shares of Lakeland common stock.

Subject to allocation provisions in the merger agreement that preclude more than 25% of Newton’s shares from being converted into cash, each Newton shareholder will have the right to elect to:

•	convert each of such shareholder’s Newton shares into shares of Lakeland common stock;

•	convert each of such shareholder’s Newton shares into cash; or

•	convert a portion (in even 10% integrals) of such shareholder’s Newton shares into Lakeland common stock and convert the balance of such shareholder’s Newton shares into cash.

There is no limitation on the number of Newton shareholders who will be permitted to elect to receive Lakeland common stock; thus, at least to the extent that a Newton shareholder elects to convert such shareholder’s Newton common stock into Lakeland common stock, that election will be honored. If holders of more than 25% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, the Exchange Agent will reduce the number of shares of Newton common stock so converted to 25% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, then, for each such holder, one third of such holder’s shares will be converted into cash and two thirds of such holder’s shares will be converted into Lakeland common stock. See “- What Newton Shareholders Will Receive in the Merger,” beginning at page 38.

The boards of directors of Newton and Lakeland have unanimously approved and adopted the merger agreement and believe that the merger is in the best interests of their respective shareholders. The Newton board of directors unanimously recommends that Newton shareholders vote FOR the merger agreement and the merger and the Lakeland board of directors unanimously recommends that Lakeland shareholders vote FOR the proposal to authorize the issuance of the shares of common stock issuable pursuant to the merger agreement.

As of October 24, 2003, there were 1,360,814 shares of Newton common stock outstanding and there were options outstanding covering an additional 23,591 shares of Newton Common Stock. If:

•	each of the outstanding Newton stock options is exercised prior to the completion of the merger;

•	each holder of Newton common stock validly elects to convert such holder’s Newton shares into shares of Lakeland common stock;

•	no adjustment is made in the exchange ratio because of a stock split, stock dividend or similar event affecting the stock price of Lakeland common stock; and

•	no adjustment is made in the exchange ratio as a result of the price adjustment provision described below under

“- Termination”,

then the maximum number of shares of Lakeland common stock issuable pursuant to the merger agreement is 6,229,822 shares. Since this number represents more than 20% of Lakeland’s outstanding shares, Nasdaq rules required Lakeland to condition the merger on the receipt of authorization from Lakeland’s shareholders to issue the shares of Lakeland common stock issuable in the merger. Because Lakeland expects that some Newton shareholders will elect to receive cash in the merger, Lakeland’s management expects that the actual number of shares issuable in the merger will be substantially less than 6,229,822 shares, although the precise number can not be determined at this time.

Newton stock options that are outstanding when the merger is completed will be converted into options to purchase the number of shares of Lakeland common stock that the option holder would have received had such option holder exercised his or her option prior to the effective time of the merger and had all of his or her Newton shares converted into Lakeland common stock.

The directors of Newton have interests in the merger as directors that are different from the interests of Newton’s shareholders in general. See “—Interests of Management and Others in the Merger.” These interests were considered by Newton’s board of directors and Lakeland’s board of directors before approving and recommending the merger.

Background of the Merger

Newton has, from time to time, been the recipient of unsolicited indications of interests regarding potential business combination transactions. Although Newton has generally evaluated the indications of interests it has received, its board of directors in the past concluded that it was in the best interests of Newton shareholders that Newton continue to implement its strategic plan and remain as a stand-alone institution.

In late August, 2003, the employment of Andrew A. DelGrego as Newton’s President and Chief Executive Officer terminated. The next week, Newton received from Lakeland an unsolicited discussion memorandum outlining the terms for a proposed business combination. On September 9, 2003, the Newton board met in a special meeting to review the proposed outline. At that meeting, the Newton board approved the engagement of Lutz Advisors, Inc. to assist in analyzing the proposed outline of terms.

During the latter half of September, 2003, the Newton board held several special meetings to continue to evaluate Lakeland’s discussion memorandum and to receive the advice of its financial advisor. At a meeting on September 19, 2003, the Newton board determined to continue discussions with Lakeland concerning the memorandum, and directed representatives of Lutz Advisors and Newton management to meet with representatives of Lakeland to refine the transaction described in Lakeland’s discussion memorandum and negotiate additional terms. At a meeting on September 30, 2003, Newton’s management and representatives of Lutz Advisors updated the Newton board on the then current state of negotiations, and were authorized to continue to meet with representatives of Lakeland to further refine the proposal.

At a meeting on October 7, 2003, the Newton board determined not to direct Lutz Advisors to seek other indications of interest with regard to business combination transactions with Newton and authorized representatives of Lutz Advisors, Newton management and Newton’s counsel to begin negotiating a definitive agreement with Lakeland, and to commence a diligence review of Lakeland. Representatives of Newton and Lakeland then commenced negotiations on the terms of a definitive agreement first received by them on October 6, 2003. John Fredericks, Roger Bosma and Joseph Hurley, respectively the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Lakeland, participated in those negotiations on behalf of Lakeland, with the assistance of Lakeland’s securities counsel, Lowenstein Sandler PC. Donald E. Hinkel, Jr., then Newton’s acting President and Chief Executive Officer, participated in those negotiations on behalf of Newton, with the assistance of Lutz Advisors and Newton’s special counsel, Windels, Marx, Lane & Mittendorf, LLP. Throughout the negotiations, the basic terms of the definitive agreement remained substantially the same as those originally presented in Lakeland’s September outline.

On October 21, 2003, the Newton board met to review the current terms of the proposed definitive agreement. Newton’s counsel reviewed the legal terms of the definitive agreement and the fiduciary obligations of Newton’s directors, and representatives of Lutz Advisors reviewed the financial terms with the Newton board. The Newton board then set a meeting for October 24, 2003 to receive the fairness opinion of Lutz Advisors and to approve the final form of the definitive merger agreement.

On October 24, 2003, the Newton board met to review the final form of the definitive merger agreement. Based on factors discussed below, the Newton board approved the proposed definitive agreement and authorized Newton’s acting President and Chief Executive Officer to finalize and execute the definitive merger agreement.

The Lakeland board was briefed on the possibilities of acquiring Newton at a meeting held in August, 2003. Prior to October 24, 2003, the Lakeland board received a draft copy of the merger agreement and a summary of the transaction for the board’s review. At a meeting on October 24, 2003, the Lakeland board received reports from Lakeland’s management regarding the business aspects of the proposed combination and received a report from Lakeland’s counsel regarding due diligence matters, the terms of the definitive agreement and the fiduciary duties of Lakeland’s directors. Based on factors discussed below, the Lakeland board approved the proposed definitive agreement and authorized Lakeland’s executive officers to finalize and execute the definitive merger agreement.

The merger agreement was executed and delivered during the evening on Friday, October 24, 2003, as were agreements pursuant to which each member of Newton’s board agreed to vote in favor of the merger. A joint press release announcing the merger was issued prior to the opening of business on Monday, October 27, 2003.

Newton’s Reasons for the Merger

In the course of its deliberations on the proposed transaction with Lakeland, the Newton board consulted with its legal counsel with respect to its legal duties and the terms of the merger agreement. The Newton board consulted with its financial advisor with respect to the financial aspects of the transaction and the fairness of the consideration to be received by Newton’s shareholders from a financial point of view, and with senior management regarding, among other things, operational matters.

The following discussion of the information and factors considered by the Newton board is not intended to be exhaustive; it does, however, include all material factors considered by the board.

In reaching its decision to approve the merger agreement, the Newton board considered the following:

•	the financial terms of the transaction, including the implied price—based upon Lakeland’s market price at the time the merger agreement was executed—of $72.08 per share and the cash component of the merger price, fixed at $72.08 per share;

•	the ability of Newton’s stockholders to elect either cash or stock, and the fact that no Newton shareholders would be required to accept cash as part of the transaction if they prefer Lakeland’s stock;

•	that Newton and Lakeland serve contiguous market areas with similar communities, and that the expanded reach of the combined company will benefit existing customers and make the combined company a more effective competitor for potential new customers;

•	the fact that Lakeland’s common stock is regularly traded on the Nasdaq National Market and provides greater liquidity than Newton’s stock;

•	Lakeland offers a broader range of products and services and the merger will provide Newton’s customers with access to these products and services;

•	Lakeland will continue to operate Newton Trust Company as a stand-alone subsidiary for two years, thereby providing Newton’s existing customers with time to integrate into the Lakeland system while continuing to receive products and services they have become accustomed to, delivered by personnel with whom they are familiar;

•	the strength of Lakeland’s management and board of directors and the similarity of the commitment to the community and operating philosophies of Newton;

•	the opinion of Lutz Advisors, Inc., that, as of October 24, 2003, the consideration payable in the merger was fair to the Newton shareholders from a financial point of view;

•	other terms of the merger agreement, including the opportunity for Newton stockholders to receive shares of Lakeland common stock in a tax free exchange for some, or possibly all, of their shares of Newton common stock; and

•	based upon Lakeland’s history of acquisitions and regulatory applications, the likelihood that the merger would be approved by appropriate regulatory authorities.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Newton’s shareholders identified by Newton’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	the fact that the termination fee provided for in the merger agreement and certain other provisions of the agreement might discourage third parties from seeking to acquire Newton, in light of the fact that Lakeland was unwilling to enter into the merger agreement absent such provisions;

•	the fact that not all Newton shareholders will necessarily receive the amount of cash that they elect to receive;

•	the fact that the exchange ratio is fixed except in extraordinary circumstances, thus rendering Newton shareholders subject to the risk of declines in the market price of Lakeland common stock; and

•	the fact that Newton shareholders who receive cash in the merger will not have the opportunity to participate in the growth of the combined business.

In reaching the determination to approve the merger agreement and the related transactions, the Newton board of directors did not quantify or otherwise attempt to assign any relative weight to the various factors it considered, and individual directors may have viewed certain factors more positively or negatively than others. In addition, there can be no assurances that the benefits of the merger perceived by the Newton board of directors and described above will be realized or will outweigh the risks and uncertainties.

Recommendation of the Newton Board of Directors

The Newton board of directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Newton and its shareholders. Accordingly, the Newton board of directors unanimously recommends that Newton shareholders vote “FOR” approval of the merger agreement and the merger.

Opinion of Newton’s Financial Advisor

Newton engaged Lutz Advisors to serve as financial advisor and to render an opinion to Newton’s board as to the fairness, from a financial point of view, of the merger consideration offered to Newton’s shareholders by Lakeland. Lutz Advisors delivered its written opinion dated October 24, 2003 to Newton’s board. Lutz Advisors’ opinion stated that, as of October 24, 2003, the consideration of 4.5 Lakeland common shares per Newton common share or $72.08 in cash per Newton share, or some combination of cash and stock subject to Newton shareholder election and certain limitations contained in the merger agreement, was fair, from a financial point of view, to the holders of Newton common stock. Except as discussed herein, no limitations were imposed by Newton’s board upon Lutz Advisors with respect to investigations made or procedures followed in rendering this opinion.

The full text of Lutz Advisors’ written opinion is included in this document as Appendix C and is incorporated in this document by reference. Newton shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Lutz Advisors’ analyses. The merger consideration was determined by negotiation between Lakeland and Newton and was not determined by Lutz Advisors.

LUTZ ADVISORS’ OPINION IS DIRECTED ONLY TO NEWTON’S BOARD OF DIRECTORS REGARDING THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW. IT IS NOT A RECOMMENDATION ON HOW A SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

In rendering its opinion, Lutz Advisors, among other things:

–	reviewed the Agreement and Plan of Merger dated October 24, 2003;

–	analyzed annual reports to stockholders, regulatory filings, and other financial information concerning Newton since 2000;

–	analyzed annual reports to stockholders, regulatory filings, and other financial information concerning Lakeland since 2000;

–	discussed past, present, and future financial performance and operating philosophies with Lakeland and Newton senior managements;

–	reviewed certain internal financial data and projections of Lakeland and Newton;

–	compared the financial condition, financial performance, and market trading multiples of Newton to similar financial institutions;

–	compared the financial condition, financial performance, and market trading multiples of Lakeland to similar financial institutions;

–	reviewed reported price and trading activity for Lakeland and compared it to the price and trading activity for similar financial institutions;

–	compared the consideration to be paid by Lakeland pursuant to the merger agreement with the consideration paid in acquisitions of similar financial institutions;

–	reviewed the pro forma impact of the merger on the earnings and book value of the combined company and compared the contributions of each institution in a number of key financial categories to the combined company; and

–	considered other financial studies, analyses, and investigations and reviewed other information deemed appropriate to render this opinion.

Lutz Advisors met with certain members of senior management and other representatives of Lakeland and Newton to discuss the foregoing as well as matters Lutz Advisors deemed relevant. As part of its analyses, Lutz Advisors took into account its assessment of general economic, market and financial conditions, its experience in similar transactions, as well as its experience in and knowledge of the banking industry. Lutz Advisors’ opinion is necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to Lutz Advisors through the respective dates thereof.

Lutz Advisors relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. Lutz Advisors assumed that financial forecasts provided by Lakeland and Newton for their respective institutions were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements. Any estimates contained in the analyses performed by Lutz Advisors are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Lutz Advisors did not make any independent evaluation or appraisals of the assets or liabilities of Lakeland and Newton nor was it furnished with any such appraisals. Lutz Advisors also assumed, without independent verification, that the aggregate allowances for loan losses for Lakeland and Newton were adequate.

On October 24, 2003, Lutz Advisors rendered a written fairness opinion to Newton’s Board. The summary set forth below does not purport to be a complete description of the analyses performed by Lutz Advisors in connection with the merger. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Lutz Advisors believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. No one component of the analyses performed by Lutz Advisors was assigned a greater significance than another component. Taken as a whole, Lutz Advisors believes these analyses support the conclusion that the consideration to be paid to Newton shareholders is fair, from a financial point of view.

The following table summarizes the material valuation methodologies and the range of values of Newton common stock used by Lutz Advisors in arriving at its opinion. The values for peer group and comparable transactions were arrived at by applying Newton financial data to median peer group trading and comparable transaction acquisition multiples. The valuation methodologies are described below in greater detail.

Implied Value per Common Share
Discounted cash flow analysis
…on a trading basis	$23.21-$37.11
…on an acquisition basis	$38.54-$55.47
Peer group analysis
…national peers	$38.08-$41.67
…regional peers	$32.82-$42.57
Comparable transaction analysis	$48.17-$70.21

Contribution Analysis – Based on discussions held with Lakeland, Lutz Advisors normalized certain income statement items assuming Lakeland’s August 25, 2003 acquisition of CSB Financial Corp. was completed at the beginning of the financial period and all special charges relating to the acquisition were removed. Subsequently, Lutz Advisors reviewed the contribution made by each of Newton and Lakeland to various balance sheet items of the combined company based on balance sheet data at September 30, 2003. A similar contribution analysis was prepared for net income and income statement items based on year-to-date September 30, 2003. The analysis showed that:

–	Newton shareholders would own approximately 27.8% of the combined company if they elected 100% stock consideration, or Newton shareholders would own approximately 22.4% of the combined company if they elected 75% stock and 25% cash consideration;

–	Newton would contribute 17.3% of total assets of the combined company;

–	Newton would contribute 17.2% of total loans of the combined company;

–	Newton would contribute 16.8% of total deposits of the combined company;

–	Newton would contribute 23.0% of shareholders’ equity of the combined company; and

–	Newton would contribute 16.0% of net income of the combined company.

Discounted Cash Flow Analysis – Lutz Advisors performed a discounted cash flow analysis of future income streams of Newton using projected earnings for 2004-2008 based on management’s forecasts and Newton’s historical performance. Using these projections and market trading multiples from comparable institutions between 12.0 and 16.0 times earnings, and discount rates of between 8% and 12%, Lutz Advisors calculated a range of net present values of Newton common stock. This analysis assumed Newton was not acquired but remained independent for the projection period. The analysis showed a present value per share of Newton common stock between $23.21 and $37.11.

Using the aforementioned projections, Lutz Advisors used acquisition multiples from comparable merger transactions between 20.0 and 24.0 times earnings and discount rates of between 8% and 12%. Lutz Advisors then calculated a range of net present values of Newton common stock. This analysis assumed Newton was to be acquired at similar earnings multiples as comparable merger transactions. The analysis showed a present value per share of Newton common stock between $38.54 and $55.47.

Although the discounted cash flow analysis is a widely used valuation methodology, it relies on numerous assumptions, including balance sheet and earnings growth rates, discount rates, and market trading multiples that may ultimately be materially different than those used in this analysis. Therefore, this analysis does not purport to be indicative of the actual values or expected values of Newton common stock.

Peer Group Analysis: Newton – Lutz Advisors compared selected balance sheet, asset quality, capitalization, profitability, and market trading ratios using financial data at or for the twelve months ended June 30, 2003 and market data as of October 17, 2003 for Newton and two groups of similar financial institutions. Group 1, referred to as the “National Peers”, includes 32 commercial banks nationwide with assets between $305.1 million and $397.0 million and deposits between $233.3 million and $340.0 million. Group 2, referred to as the “Regional Peers”, includes 13 commercial banks in the Mid-Atlantic Region with assets between $331.9 million and $464.4 million and deposits between $258.8 million and $360.1 million. For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned, and loans greater than 90 days past due but still accruing. Peer statistics are medians.

(financial data at or for the twelve months ended June 30, 2003)	Newton	National Peers	Regional Peers
Loans/Deposits (%)	60.80	81.42	73.23
Equity/Assets (%)	10.49	10.16	10.80
NPAs/Assets (%)	0.60	0.59	0.53
Reserves/NPAs (%)	110.73	140.77	146.94
Net Interest Margin (%)	4.21	4.26	4.07
Non-interest Income/Avg. Assets (%)	0.33	0.90	0.73
Non-interest Expense/Avg. Assets (%)	2.72	3.13	2.67
Efficiency Ratio (%)	65.07	58.74	55.87
Return on Avg. Assets (%)	0.98	1.24	1.32
Return on Avg. Equity (%)	9.23	11.41	11.48
Price to Earnings (x)	18.31	15.32	14.52
Price to Book Value (%)	169.13	158.28	174.62
Price to Tangible Book Value (%)	169.13	166.97	176.93
Current Dividend Yield (%)	2.40	2.61	2.67

Peer Group Analysis: Lakeland – Lutz Advisors compared selected balance sheet, asset quality, capitalization, profitability, and market trading ratios using financial data at or for the twelve months ended June 30, 2003 and market data as of October 17, 2003 for Lakeland and two groups of similar financial institutions. Group 1, referred to as the “National Peers”, includes 18 commercial banks nationwide with assets between $1.1 billion and $1.9 billion and deposits between $845.1 million and $1.5 billion. Group 2, referred to as the “Index Peers”, includes 21 commercial banks identified in the merger agreement for purposes of tracking Lakeland’s relative stock price performance. For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned, and loans greater than 90 days past due but still accruing. Peer statistics are medians.

(financial data at or for the twelve months ended June 30, 2003)	Lakeland	National Peers	Index Peers
Loans/Deposits (%)	64.20	73.82	81.37
Equity/Assets (%)	7.19	7.32	8.49
NPAs/Assets (%)	1.65	0.29	0.41
Reserves/NPAs (%)	85.10	209.08	183.01
Net Interest Margin (%)	4.49	3.90	4.11
Non-interest Income/Avg. Assets (%)	0.79	1.23	0.86
Non-interest Expense/Avg. Assets (%)	2.92	2.81	2.69
Efficiency Ratio (%)	58.47	58.73	55.86
Return on Avg. Assets (%)	0.87	1.16	1.38
Return on Avg. Equity (%)	11.62	15.92	14.99
Price to Earnings (x)	16.27	14.47	17.06
Price to Book Value (%)	236.48	234.75	227.05
Price to Tangible Book Value (%)	319.02	250.38	275.24
Current Dividend Yield (%)	2.46	2.16	2.56

Comparable Transaction Analysis – Lutz Advisors reviewed the pricing of merger and acquisition transactions announced after January 1, 2000, where the target institution is a Mid-Atlantic commercial bank and transaction values were between $50 million and $150 million. The criteria resulted in a list of 17 merger and acquisition transactions. Premium as a percent of core deposits equates to the amount paid over book value, or the premium, divided by the target’s core deposits, defined as all deposits less time deposits greater than $100,000. Transaction multiples are calculated at the time the transactions were announced.

	Lakeland—Newton	Comparable Transactions
Price/Book (%)	290.10	255.88
Price/Tangible Book (%)	290.10	282.56
Price/LTM Earnings (x)	30.72	20.53
Price/Deposits (%)	36.88	26.47
Premium/Core Deposits (%)	25.33	18.18

No company or transaction in the preceding Peer Group and Comparable Transaction analyses is identical to Lakeland, Newton, or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The ranges of valuation resulting from any particular analysis described above should not be taken to be Lutz Advisors’ view of the actual value of Newton or Lakeland.

The above is only a summary description of the analyses and procedures performed by Lutz Advisors in the course of arriving at its opinion. The text of Lutz Advisors’ opinion dated October 24, 2003 and updated on January     , 2004, which sets forth the assumptions made and matters considered, is attached to this joint proxy statement and prospectus as Annex C. Lutz Advisors’ opinion is directed only to the “fairness” of the consideration received by Newton shareholders and does not constitute a recommendation to any Newton shareholder as to how such shareholder should vote with respect to the merger.

Newton engaged Lutz Advisors on October 9, 2003 to assist it in evaluating this potential transaction. Newton has paid Lutz Advisors a retainer of $25,000 and an additional fee of $75,000 upon the rendering of the written fairness opinion. Newton has agreed to pay Lutz Advisors a fee of 0.70% of the aggregate consideration to be paid in the merger upon the closing of the transaction. The retainer and the fairness opinion fee will be netted against the 0.70% fee. Lutz Advisors will be reimbursed for reasonable out of pocket expenses incurred on behalf of Newton. Newton has agreed to indemnify Lutz Advisors against certain liabilities.

Lakeland’s Reasons for the Merger

Lakeland has acquired three independent financial institutions over the past five years – Metropolitan State Bank in 1998, National Bank of Sussex County and its High Point Financial Corp. holding company in 1999 and Community State Bank and its CSB Financial Corp. holding company in August 2003. In each of these transactions and in the pending acquisition of Newton, Lakeland’s acquisition strategy has consisted of identifying financial institutions with business philosophies that are similar to those of Lakeland, which operate in strong markets that are geographically compatible with Lakeland’s operations but which involve strategic geographic extensions for Lakeland, and which can be acquired at an acceptable cost. In evaluating acquisition opportunities, Lakeland generally considers potential revenue enhancements and operating efficiencies, asset quality and interest rate risk.

In determining the terms of its proposal for Newton and whether to enter into the merger agreement, Lakeland’s board of directors considered a number of factors, including the following:

•	the strategic importance to Lakeland of expanding its presence in Sussex and Warren Counties in New Jersey;

•	the terms of the merger agreement and the related terms, including the financial terms of the transaction;

•	Newton’s service-oriented emphasis on small business and retail customers, which is consistent with Lakeland’s general business approach;

•	the financial condition, operating results and future prospects of Lakeland and Newton;

•	historical pro forma financial information on the merger, including, among other things, pro forma book value and earnings per share information, dilution analysis and capital ratio impact information;

•	a review of comparable transactions, including a comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers, expressed as, among other things, multiples of book value and earnings;

•	management’s view, based on, among other things, such comparable transactions review, that the exchange ratio and cash consideration paid is fair to Lakeland and its shareholders from a financial point of view; and

•	a review of the benefits arising from the affiliate’s agreement executed by the directors of Newton, including covenants against competition applicable to Sussex County, New Jersey.

In approving the transaction, the Lakeland board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors may have given one or more factors more weight than other factors. The emphasis of the Lakeland board’s discussion, in considering the transaction, was on the strategic benefits and financial aspects of the transaction, particularly:

•	the importance to Lakeland of expanding its franchise in Sussex and Warren Counties, New Jersey;

•	a comparison of the expenses associated with the pending transaction with the expenses of opening new branches in the locations where Newton operates; and

•	perceived opportunities to increase the combined company’s lending opportunities, and to reduce the combined company’s operating expenses, following the merger.

As we have noted above, business combinations, including the merger, typically include certain risks and disadvantages. The material potential risks and disadvantages to Lakeland identified by Lakeland’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	there can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to justify the expenditure of funds and issuance of stock contemplated by the merger agreement;

•	utilizing cash for a portion of the merger consideration will negatively impact Lakeland’s capital; and

•	since the exchange ratio is fixed in most instances, Newton shareholders will receive the benefit of any appreciation in the market price of Lakeland’s common stock.

There can be no certainty that the above benefits of the merger anticipated by the Lakeland board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see “RISK FACTORS” at page 20 and “FORWARD-LOOKING INFORMATION” at page 25.

Recommendation of the Lakeland Board of Directors

The Lakeland board of directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Lakeland and its shareholders. Accordingly, the Lakeland board of directors unanimously recommends that Lakeland shareholders vote “FOR” the proposal to authorize the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement.

Terms of the Merger

     Effect of the Merger

Upon completion of the merger, the separate legal existence of Newton Financial Corporation will cease. All property, rights, powers, duties, obligations, debts and liabilities of Newton Financial Corporation will automatically be deemed transferred to Lakeland Bancorp, Inc., as the surviving corporation in the merger. Newton Trust Company will remain as a stand alone banking institution for a period of at least two years after the merger is completed. Lakeland and Lakeland Bank will continue to be governed by their respective certificates of incorporation and by-laws as in effect immediately prior to the merger.

     What Newton Shareholders Will Receive in the Merger

In the merger, no more than 25% of the outstanding Newton common stock will be exchanged for cash. Lakeland reserves the right to reduce that percentage in the unlikely circumstance in which maintaining that percentage would result in certain adverse tax consequences. There is no limit on the percentage of the outstanding Newton common stock that may be exchanged for Lakeland common stock. Shareholders receiving cash in the merger will receive $72.08 for each share of Newton common stock exchanged for cash in the merger. Subject to a possible adjustment in the exchange ratio described under “- Termination”, Newton shareholders receiving Lakeland common stock in the merger will receive 4.5 shares of Lakeland common stock for each share of Newton common stock exchanged for stock in the merger. In this document, we refer to the ratio of 4.5 shares of Lakeland common stock to one share of Newton common stock as the “exchange ratio.”

Subject to the tax consideration that we mentioned above, if holders of more than 25% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash, the Exchange Agent will reduce the number of shares of Newton common stock so converted to 25% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Newton’s shares outstanding immediately prior to the consummation of the merger elect to receive cash for all of their Newton shares, then, for each such holder, one third of such holder’s shares will be converted into cash and two thirds of such holder’s shares will be converted into Lakeland common stock.

The closing price of Lakeland common stock on January     , 2004, shortly before this joint proxy statement and prospectus was mailed to you, was $            .

If there is a stock split, stock dividend or similar transaction affecting Lakeland common stock prior to the closing, appropriate changes will be made to the exchange ratio. Certain shares of Newton common stock held by Newton or by Lakeland or its subsidiaries will be canceled in the merger and will not be converted into Lakeland common stock.

If your Newton shares are converted into Lakeland common stock, you will not receive any fractional shares of Lakeland common stock. Instead you will receive, without interest, cash equal to the fractional share interest you otherwise would have received, multiplied by $16.02.

The price of Lakeland common stock at the time the merger takes effect may be higher or lower than the price: (1) when the merger agreement was signed; (2) when this joint proxy statement and prospectus was mailed; (3) when the Newton shareholders meet to vote on the merger; or (4) when Newton shareholders receive Lakeland stock certificates from the Exchange Agent following the merger. We urge you to obtain current market quotations for the Lakeland common stock and the Newton common stock.

     Election Form; Exchange of Shares

Along with this joint proxy statement and prospectus, we have sent Newton shareholders a “form of election” that we refer to as the “Election Form”. We will make additional copies of the Election Form available upon request. Each Newton shareholder should use this form to tell the Exchange Agent such shareholder’s preferences. Each Newton shareholder may use the Election Form to elect to:

•	convert each of such shareholder’s Newton shares into Lakeland common stock;

•	convert each of such shareholder’s Newton shares into cash; or

•	convert a portion (in even 10% integrals) of such shareholder’s Newton shares into Lakeland common stock and convert the balance of such shareholder’s Newton shares into cash.

We will refer to all shares that are so designated for conversion into cash as “Cash Election Shares” and all shares that are so designated for conversion into Lakeland common stock as “Stock Election Shares.” Alternatively, each Newton shareholder may signify to the Exchange Agent that such shareholder has no preference as to whether such shareholder receives cash or Lakeland common stock pursuant to the merger. We will refer to these shares as “Non-Election Shares.” If a Newton shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes such shareholder’s Election Form and does not submit a new Election Form prior to the deadline for the submission of the Election Form, the shares of Newton common stock held by such shareholder will be treated as “Non-Election Shares.”

All elections must be made on an Election Form. To make an effective election, each Newton shareholder must, in accordance with the Election Form, (i) complete properly and return the Election Form to the Exchange Agent in the enclosed yellow envelope and (ii) deliver to the Exchange Agent such shareholder’s Newton stock certificates with respect to such shares and any other required documents, all prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is consummated. The merger could close as soon as immediately after the Lakeland and Newton special meetings. Thus, you should assume that the election deadline may be as soon as the close of business on March 5, 2004, the third business day prior to the date scheduled for the special meetings.

A holder of shares of Newton common stock having a preference as to the form of consideration to be received for his or her shares should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election is not received. Neither Newton nor Lakeland nor their respective boards of directors will make any recommendation as to whether shareholders should elect to receive cash or stock in the merger. Each holder of Newton common stock must make his or her own decision with respect to such election.

Subject to adjustment to comply with certain tax requirements, the cash and stock consideration payable in the merger will be allocated as follows:

•	All Stock Election Shares will be converted into shares of Lakeland common stock.

•	If the Cash Election Shares represent more than 25% of Newton’s outstanding shares, then:

•	the Non-Election Shares will be converted into Lakeland common stock upon consummation of the merger;

•	the Exchange Agent will select from among the holders of Cash Election Shares, on a pro rata basis, a sufficient number of such shares – which we will refer to as “Stock Designated Shares” – such that the sum of the number of Stock Designated Shares, Stock Election Shares and Non-Election Shares will equal 75% of the outstanding shares of Newton common stock, and all such Stock Designated Shares will be converted into Lakeland common stock upon consummation of the merger; and

•	the Cash Election Shares not selected as Stock Designated Shares will be converted into cash upon consummation of the merger.

•	If the Cash Election Shares represent less than 25% of Newton’s outstanding shares, then:

•	the Cash Election Shares will be converted into cash upon consummation of the merger;

•	the Exchange Agent will select from among the holders of Non-Election Shares, on a pro rata basis, a sufficient number of such shares – which we will refer to as “Cash Designated Shares” – such that the sum of the number of Cash Designated Shares and Cash Election Shares will equal 25% of the outstanding shares of Newton common stock, and all such Cash Designated Shares will be converted into cash upon consummation of the merger; and

•	the Non-Election Shares not selected as Cash Designated Shares will be converted into Lakeland common stock upon consummation of the merger.

•	If the Cash Election Shares represent 25% of Newton’s outstanding shares, then:

•	all Cash Election Shares will be converted into cash upon consummation of the merger; and

•	all Non-Election Shares will be converted into Lakeland common stock upon consummation of the merger.

The Election Form will also serve as a letter of transmittal, which is the form Newton shareholders use to send their stock certificates to the Exchange Agent to be exchanged in the merger. The Election Form will have explicit instructions on how to exchange Newton stock certificates. Certificates representing shares of Newton common stock MUST be sent in with your Election Form in the enclosed yellow envelope. Newton shareholders should not send their stock certificates with their proxy card.

After Newton shareholders surrender their Newton stock certificates to the Exchange Agent and after the time the merger takes effect, former Newton shareholders will receive cash and/or a certificate representing their shares of Lakeland common stock. At the time any new stock certificate is issued, former Newton shareholders will also receive a check for any fractional shares. No interest will be paid with respect to any cash payable in the merger.

     Stock Options

As of the record date for the special meeting, various directors, officers (and former officers) and employees of Newton held options to purchase a total of                  shares of Newton common stock, all granted under Newton’s 1999 Stock Option Plan. All such options will be converted into options to purchase Lakeland common stock upon consummation of the merger. The terms of the new Lakeland options will be the same as the terms of the old Newton stock options, except that:

•	upon exercise of the new options, optionees will acquire Lakeland common stock rather than Newton common stock;

•	the number of shares covered by each new option will equal the number of shares covered by the corresponding old option multiplied by the exchange ratio;

•	the exercise price of each new option will equal the exercise price of the corresponding old option divided by the exchange ratio; and

•	the new options will be administered by the same committee that administers the options granted by Lakeland to Lakeland employees.

     Lakeland Common Stock

Each share of Lakeland common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date

The merger will take effect after all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived. Neither regulatory approval nor the approval of Newton’s or Lakeland’s shareholders can be waived. We presently expect to close the merger during the first quarter of 2004. See “THE MERGER—Conditions to the Merger” at page 46 and “THE MERGER—Regulatory Approvals” at page 51.

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

    Newton

•	Organization of Newton and its subsidiaries.

•	Capital structure of Newton.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles and existence of suitable internal controls.

•	Liabilities incurred since December 31, 2002.

•	Brokers’ fees.

•	Absence of material adverse changes, since December 31, 2002, in Newton’s consolidated business, results of operations or financial condition.

•	Absence of undisclosed material pending or threatened legal proceedings.

•	Filing of tax returns and payment of taxes.

•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

•	Accuracy of information supplied by Newton for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of Lakeland common stock in the merger, this joint proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	Disclosure of material contracts.

•	Absence of regulatory orders.

•	Quality of title to assets and properties.

•	Maintenance of adequate insurance.

•	Absence of material environmental violations, actions or liabilities.

•	Indemnification obligations of Newton and its subsidiaries.

•	Validity and binding nature of loans reflected as assets in Newton’s financial statements.

•	Inapplicability of anti-takeover provisions of New Jersey law to the merger.

•	Investment securities, deposits and other borrowings on Newton’s statement of condition.

    Lakeland

•	Organization of Lakeland and its subsidiaries.

•	Capital structure of Lakeland.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles.

•	Accuracy of reports filed by Lakeland with the SEC.

•	Absence of material adverse changes, since December 31, 2002, in Lakeland’s consolidated business, results of operations or financial condition.

•	Accuracy of information supplied by Lakeland for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of Lakeland common stock in the merger, this joint proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	Absence of regulatory orders.

•	Regulatory capital.

Conduct of Business Pending the Merger

In the merger agreement, we each agreed to use commercially reasonable efforts to maintain and preserve intact our respective business organizations, properties, leases, employees and advantageous business relationships.

In addition, Newton agreed to use commercially reasonable efforts to conduct its business and to engage in transactions only in the ordinary and usual course consistent with past practices and prudent banking practice, except as otherwise required by the merger agreement or consented to by Lakeland. Subject to certain exceptions referred to in the merger agreement, Newton also agreed in the merger agreement that Newton will not, without the written consent of Lakeland except as otherwise specifically provided in the merger agreement:

•	declare or pay any dividends on its capital stock other than regular quarterly cash dividends consistent with past practices;

•	repurchase, redeem or otherwise acquire any of its capital stock;

•	issue any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, except for the issuance of up to a total of 23,591 shares of Newton common stock upon the exercise of stock options outstanding on the date of the merger agreement;

•	amend its certificate of incorporation or by-laws;

•	make any non-scheduled capital expenditures in excess of $50,000 in the aggregate;

•	enter into any new line of business or offer any new products or services;

•	acquire any business or any material assets outside of the ordinary course of business;

•	take any action designed to preclude the parties from satisfying the conditions to closing described in the merger agreement;

•	change its methods of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred with in writing by Newton’s independent auditors;

•	adopt, amend, or terminate any employee benefit plan;

•	other than normal salary increases in the ordinary course of business consistent with past practices, which increases do not exceed 4% of the annual rate of base salary, increase the compensation or fringe benefits of any director, officer or employee, pay any benefit not required by any plan or agreement, pay any bonus or grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

•	dispose of its material assets, properties or other rights or agreements;

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money;

•	file any application to relocate or terminate the operations of any of its banking offices;

•	create, renew, amend or terminate any material contract;

•	settle any claim in excess of $50,000 or involving any material restrictions on Newton’s operations;

•	except in the ordinary course of business consistent with past practices and in amounts less than $100,000, waive or release any material right;

•	make loans that fall outside of parameters set forth in the merger agreement;

•	make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

•	make any construction loans outside the ordinary course of business consistent with past practices, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

•	establish any new branch or other office facilities;

•	elect to the board of directors any person who is not a current member of Newton’s board;

•	make any material tax election or file any claim for a material income tax refund;

•	take any other action outside of the ordinary course of business; or

•	agree to do any of the foregoing.

Newton also agreed in the merger agreement, among other things:

•	to submit the proposed merger to its shareholders for approval at a shareholders’ meeting to be held as soon as is reasonably practicable after the date on which the registration statement, of which this joint proxy statement and prospectus is a part, is declared effective by the SEC;

•	through the Newton board of directors, subject to applicable fiduciary obligations, to recommend that Newton’s shareholders approve the merger agreement;

•	to provide Lakeland with certain financial statements which Lakeland will be required to file with the SEC upon consummation of the merger;

•	to cooperate with Lakeland to conform certain policies and procedures to the policies and procedures followed by Lakeland; and

•	to provide Lakeland with any information about Newton reasonably requested by Lakeland for use in any subsequent filings that Lakeland may be required to make in transactions unrelated to the merger.

Newton has also agreed not to solicit any proposal from a third party with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of Newton or any of its subsidiaries. We refer to any such proposal as an “acquisition proposal.”

Similarly, Newton has agreed not to participate in any negotiations concerning, or provide any confidential information with respect to, an acquisition proposal. These obligations are subject to certain exceptions in the merger agreement designed to assure that Newton’s board of directors may exercise its fiduciary responsibilities in the event that a third party, acting on an unsolicited basis, makes an acquisition proposal prior to the consummation of the merger. In the event that Newton receives any such proposal, Newton is required to immediately disclose to Lakeland the identity of the person making the proposal and the substance of such proposal.

We jointly agreed, among other things:

•	to cooperate in preparing all regulatory and other filings to be made in connection with the merger;

•	to provide access to each other and to each other’s representatives;

•	subject to applicable provisions of the merger agreement, to use our reasonable best efforts to consummate the transactions contemplated by the merger agreement and to obtain any consent of any governmental entity or other third party which is required in connection with the merger;

•	to deliver to each other quarterly and, if applicable, annual financial statements; and

•	to agree upon the form and substance of any press release or public disclosure related to the proposed merger.

Lakeland has agreed:

•	to use its reasonable best efforts to cause the Lakeland common stock to be issued in the merger to be approved for listing for quotation on the Nasdaq National Market;

•	to permit the Newton employees who remain in Lakeland’s employ after the merger is consummated to participate in Lakeland’s employee benefit plans to the same extent as similarly situated employees of Lakeland and generally to credit such employees with the years of service earned as employees of Newton;

•	to indemnify any current or former director or officer of Newton against any claim, including any claim which relates in any way to the merger, this joint proxy statement and prospectus, the merger agreement, any of the transactions contemplated by the merger agreement, such person’s service as a member of the board of directors of Newton, the events leading up to the execution of the merger agreement, any statement, recommendation or solicitation made in connection with the merger and any breach of any duty in connection with any of the foregoing, in each case to the extent that indemnification would have been permitted under any applicable law and Newton’s certificate of incorporation and by-laws had the merger not occurred;

•	to cause the persons serving as officers and directors of Newton immediately prior to the consummation of the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which Lakeland must spend for such insurance;

•	to cause the shares of Lakeland common stock issued pursuant to the merger agreement to be accompanied by the rights afforded to holders of Lakeland common stock under Lakeland’s shareholder rights plan;

•	to permit Newton Trust Company to operate on a stand alone basis for a period of two years after the merger is consummated with a board consisting principally of the current members of the board of directors of Newton Trust Company;

•	to permit each of the current Chairman of the Board and the current Chief Executive Officer of Newton Trust Company to retain those positions for such two year period; and

•	to provide severance to any Newton employee who is terminated or whose terms of employment are substantially adversely modified within one year after the date on which the merger is consummated.

Conditions to the Merger

Our obligations to effect the merger are subject to various conditions, including the following:

Conditions Applicable to Newton and Lakeland

•	Newton’s shareholders shall have approved the merger agreement and the transactions contemplated by that agreement;

•	Lakeland’s shareholders shall have approved the issuance of all shares of Lakeland common stock issuable pursuant to the merger agreement;

•	the registration statement of which this joint proxy statement and prospectus is a part shall not be subject to an order – typically referred to as a stop order—demanding that we cease using these documents;

•	we shall have received all necessary approvals of governmental entities, such approvals shall not be subject to any material conditions, any conditions relating to such approvals shall have been satisfied and all statutory waiting periods shall have expired;

•	no order, judgment or decree shall be outstanding that would have the effect of preventing completion of the merger;

•	no suit, action or other proceeding shall be pending or threatened by any governmental entity seeking to restrain or prohibit the merger;

•	no suit, action or other proceeding shall be pending before any court or governmental entity seeking to restrain or prohibit the merger or obtain other substantial monetary or other relief against one or more of the parties which Lakeland or Newton determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed;

•	we shall have received from Lakeland’s counsel the tax opinion described under “THE MERGER—Material Federal Income Tax Consequences”; and

•	the shares of Lakeland common stock issuable in the merger shall have been authorized for listing for quotation on the Nasdaq National Market, subject to official notice of issuance.

Additional Conditions Applicable to Lakeland

In addition to the foregoing, Lakeland’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, Newton’s representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

•	Newton representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

•	Newton shall have performed in all material respects the covenants which it is required to perform under the merger agreement;

•	Newton shall have obtained all consents of any third parties, other than governmental entities, which are necessary to permit the consummation of the merger, except for those which would not materially adversely affect Newton or Lakeland if not obtained;

•	none of such consents shall contain any term or condition which would materially adversely affect Lakeland; and

•	the issuance by a court of competent jurisdiction of a declaratory judgment or order reasonably satisfactory to Lakeland confirming that Newton’s currently outstanding shares are validly issued and outstanding.

Lakeland insisted upon the last condition described above because although Newton’s shareholders twice approved amendments to Newton’s certificate of incorporation increasing Newton’s authorized shares, certificates of amendment were not filed with the State of New Jersey as required by the New Jersey Business Corporation Act.

    Additional Conditions Applicable to Newton

In addition to the foregoing, Newton’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, Lakeland’s representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

•	Lakeland representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date; and

•	Lakeland shall have performed in all material respects the covenants which it is required to perform under the merger agreement.

Except for the requirements of Newton and Lakeland shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in “THE MERGER—Amendment; Waiver” at page 47. However, neither of us anticipates waiving the condition that a tax opinion be delivered by Lakeland’s counsel.

Amendment; Waiver

Subject to applicable law, at any time prior to completion of the merger, we may:

•	Amend the merger agreement.

•	Extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement.

•	Waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement.

•	Waive compliance by the other party with any of the agreements or conditions contained in the merger agreement, except for the requirements of Newton shareholder approval, Lakeland shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination

Subject to certain qualifications described in the merger agreement, the merger agreement may be terminated under the following circumstances:

•	by agreement of Lakeland and Newton;

•	by either Lakeland or Newton:

•	60 days after the date on which any application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the applicable governmental entity, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application is filed with the applicable governmental entity;

•	if the merger is not consummated on or before June 30, 2004;

•	if Newton’s shareholders fail to approve the merger or if Lakeland’s shareholders fail to approve the issuance of the shares of Lakeland common stock issuable pursuant to the merger agreement;

•	if there is a breach of the other party’s representations in the merger agreement, and such breach is not cured within thirty days following written notice to the party committing such breach; provided, however, that neither party can terminate the merger agreement unless the breach, together with all other such breaches, would constitute a failure to satisfy a condition of closing;

•	if the other party materially breaches any covenant in the merger agreement and such breach is not cured within thirty days following written notice to the party committing such breach; or

•	if the conditions to such party’s obligations to close are not capable of being satisfied on or before June 30, 2004.

•	by Newton, if it approves an acquisition proposal, but only if:

•	at least 48 hours prior to entering into a definitive agreement relating to the acquisition proposal, Newton provides Lakeland with a copy of that agreement;

•	Newton’s board determines in good faith that approving that definitive agreement is legally necessary for the proper discharge of its fiduciary duties; and

•	after considering any response that Lakeland may have after reviewing that definitive agreement, the Newton board determines in good faith that the transactions contemplated by that definitive agreement are reasonably likely to be consummated and would, if consummated, be more favorable to Newton’s shareholders than the merger agreement and any transaction then being proposed by Lakeland, and Newton delivers the applicable termination fee and a release described in the merger agreement.

We refer to this termination right as Newton’s “fiduciary out.”

•	by Lakeland, if either Newton’s shareholders fail to approve the merger agreement at the special meeting, or the special meeting is adjourned or canceled, or Newton’s board disavows its recommendation that the Newton shareholders approve the merger, or Newton materially breached the merger agreement, in each case after an acquisition proposal is communicated to Newton.

We refer to this termination right as Lakeland’s “responsive out.”

In addition, Newton will have the right to terminate the merger agreement in the event that both of the following events occur:

•	the average closing sales price of Lakeland common stock on the Nasdaq National Market System, during the 20 consecutive full trading days ending on the date (referred to in this document as the “Determination Date”) on which all bank regulatory approvals for the merger have been received – an average price which we refer to as the “Lakeland Average Closing Price” – is less than $12.01; and

•	the number equal to the Lakeland Average Closing Price divided by $16.02 shall be less than the so-called “Index Ratio” (described below) minus 0.25.

We refer to this termination right as Newton’s “pricing out.” For purposes of Newton’s pricing out, the “Index Ratio” means the average closing price of the common stock of the banking institutions listed below on the Determination Date divided by the average closing price of such stocks on October 24, 2003:

Company Name	City	State

Arrow Financial Corporation	Glens Falls	NY

BSB Bancorp, Inc.	Binghamton	NY

Community Banks, Inc.	Harrisburg	PA

Financial Institutions, Inc.	Warsaw	NY

Harleysville National Corporation	Harleysville	PA

Interchange Financial Services Corporation	Saddle Brook	NJ

Omega Financial Corporation	State College	PA

Patriot Bank Corp	Pottstown	PA

PennRock Financial Services Corp.	Blue Ball	PA

Royal Bancshares of Pennsylvania, Inc.	Narberth	PA

S&T Bancorp, Inc.	Indiana	PA

State Bancorp, Inc.	New Hyde Park	NY

Sterling Bancorp	New York	NY

Sterling Financial Corporation	Lancaster	PA

Suffolk Bancorp.	Riverhead	NY

Sun Bancorp, Inc.	Lewisburg	PA

Sun Bancorp, Inc.	Vineland	NJ

Tompkins Trustco, Inc.	Ithaca	NY

U.S.B. Holding Co., Inc.	Orangeburg	NY

Univest Corporation of Pennsylvania	Souderton	PA

Yardville National Bancorp	Hamilton	NJ

The effect of this provision is to enable Newton to terminate the merger agreement if the market price of Lakeland common stock falls substantially, both in absolute terms (that is, below $12.01) and by comparison to the list of peer banking institutions referred to above. However, if Newton seeks to exercise its pricing out, Lakeland will have the right to negate such termination by increasing the exchange ratio from 4.5 to a formula amount determined in accordance with Section 8.1(k) of the merger agreement. Lakeland will not be required to take such action. If Lakeland does take such action, each share of Newton common stock converted into Lakeland common stock in the merger will be converted into a number of shares of Lakeland common stock equal to the lesser of:

•	$54.045 divided by the Lakeland Average Closing Price; or

•	a fraction, the numerator of which is 4.5 times the Index Ratio and the denominator of which is the Lakeland Average Closing Price divided by $16.02

Termination Fees

Newton has agreed to pay a fee of $3,250,000 to Lakeland and has agreed to reimburse Lakeland for up to $150,000 in out-of-pocket expenses if Newton exercises its fiduciary out or if Lakeland exercises its responsive out.

Lakeland has agreed to pay Newton a fee of $1,700,000 in the event that Newton terminates the merger agreement as a result of a material breach by Lakeland of any covenant in the merger agreement or as a result of a material misrepresentation by Lakeland in the merger agreement.

Nasdaq Listing

Newton’s obligation to complete the merger is subject to the condition that the Lakeland common stock issuable in the merger be authorized for quotation on the National Market tier of the Nasdaq Stock Market.

Expenses

Subject to expense reimbursement in connection with certain types of termination, we will each pay all costs and expenses that we incur in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Exchange of Newton Stock Certificates and Payment of Consideration

The conversion of Newton common stock into the right to receive Lakeland common stock or cash will occur automatically on the merger’s effective date. As soon as possible after the effective date of the merger, the Exchange Agent designated by Lakeland will send, to those Newton shareholders who have not already submitted their stock certificates and Election Forms, a transmittal form, along with instructions, to use in exchanging Newton stock certificates for Lakeland stock certificates or the cash portion of the merger consideration, as well as for cash in lieu of fractional shares. The Exchange Agent will mail certificates representing shares of Lakeland common stock, checks for the cash consideration and checks for cash in lieu of fractional share interests to former shareholders of Newton as soon as reasonably possible following the closing and its receipt of certificates representing former shares of Newton common stock and other related documentation required by the Exchange Agent.

Newton shareholders should not return their Newton stock certificates with the enclosed proxy card. They should not send their Newton stock certificates to the Exchange Agent until they are ready to submit their Election Forms or, if they do not submit an Election Form prior to the closing, until they receive the transmittal form after the closing.

Until the merger has been consummated and the certificates representing shares of Newton common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or, in the case of former Newton shareholders entitled to receive Lakeland common stock, dividends or distributions on the Lakeland common stock into which such shares have been converted. When such certificates are surrendered after the consummation of the merger, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate representing shares of Newton common stock outstanding at the merger’s effective date will be deemed to evidence ownership of and the right to receive the shares of Lakeland common stock (and cash in lieu of fractional shares) and cash into which such shares have been converted.

None of the parties will be liable to any Newton shareholder for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

No fractional shares of Lakeland common stock will be issued to any shareholder of Newton upon completion of the merger. For each fractional share that would otherwise be issued, Lakeland will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by $16.02.

Regulatory Approvals

Completion of the merger requires approval by the Federal Reserve Board and by the New Jersey Department of Banking and Insurance. Approval by either of these bank regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Newton’s shareholders. Lakeland has filed applications with the Federal Reserve Board and the New Jersey Department of Banking and Insurance. We can not assure you that the necessary regulatory approvals and waivers will be granted, or that they will be granted on a timely basis without conditions unacceptable to Lakeland.

Interests of Management and Others in the Merger

In considering the recommendation of the Newton board regarding the merger, Newton shareholders should know that certain directors and officers of Newton have interests in the merger in addition to their interests as shareholders of Newton. All those additional interests are described below, to the extent they are material and are known to Newton. The Newton board and the Lakeland board were aware of these interests and considered them, among other matters, in approving the merger agreement:

Change-in-Control and Severance Agreements. Under his employment agreement with Newton, Donald E. Hinkel Jr., Newton’s Chief Executive Officer, may become entitled to a severance payment as a result of the merger. Mr. Hinkel is entitled to receive a lump sum payment equal to twice his then current salary in the event that he is terminated without cause or if he resigns for reasons described in the employment agreement following a “change of control”, as defined in the employment agreement. The merger will constitute a change of control. In addition, any Newton employee, including executive officers, whose employment is terminated or substantially adversely modified (other than for cause) within one year of the merger will be entitled to severance equal to two weeks of their then current base salary for each of the first five years of their service with Newton, and one week per year thereafter, with a total and maximum payment to any terminated employee of thirty weeks. Finally, certain senior officers of Newton (excluding Mr. Hinkel) will be entitled to a retention bonus if they maintain their employment with Newton until that person’s job function has been converted or transitioned and that person does not accept an offer for continued employment with Lakeland.

Stock Options. When the merger becomes effective, each outstanding option to purchase Newton common stock will be converted into an option to purchase Lakeland common stock. See “- Terms of the Merger—Stock Options.”

Indemnification; Directors and Officers. The merger agreement requires Lakeland to indemnify each director and officer of Newton and Newton Trust Company to the fullest extent permitted under applicable law and Newton’s certificate of incorporation and by-laws, for a period of six years after the merger is completed. The merger agreement also requires Lakeland to provide Newton’s officers and directors with directors’ and officers’ liability insurance for at least six years after the merger takes effect upon terms and conditions not materially less advantageous than Newton’s existing directors’ and officers’ insurance policy, subject to restrictions as to the price of such policy.

Share Ownership. As of January 23, 2004, the record date for the meeting, the directors of Newton beneficially owned in the aggregate approximately         % of the issued and outstanding shares of Newton common stock. The directors of Newton have executed an affiliates’ agreement in which they committed to vote in favor of the merger agreement. As of such record date, officers of Newton who are not also directors but are named in the summary compensation table presented elsewhere herein beneficially owned, in the aggregate,          % of the issued and outstanding shares of Newton common stock.

Other Arrangements. Lakeland has agreed to the following arrangements involving Newton’s board members and executive officers:

•	Members of the board of directors of Newton Trust Company will remain on that board after it becomes a subsidiary of Lakeland.

•	Each of the Chairman of the Board and the Chief Executive Officer of Newton Trust Company will remain in those positions after the merger is consummated.

•	Three members of Newton’s board – Christopher D. Quinn, Paul G. Viall, Jr. and Janeth C. Hendershot – will be elected to the board of directors of Lakeland.

Accounting Treatment

Lakeland will account for the merger under the purchase method of accounting. Lakeland will record, at fair value, the acquired assets and assumed liabilities of Newton. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Lakeland may record intangible assets, which include goodwill and core deposit intangibles. Lakeland will include in its results of operations the results of Newton’s operations after completion of the merger.

Material Federal Income Tax Consequences

The following is a discussion of the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed federal income tax regulations, and administrative and judicial interpretations of the Internal Revenue Code and those regulations, all as in effect as of the date of this joint proxy statement and prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Newton shareholders in light of their particular circumstances or to holders of Newton stock subject to special treatment under United States federal income tax law, including, without limitation:

•	Partnerships and other pass-through entities;

•	Foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980;

•	Certain financial institutions;

•	Insurance companies;

•	Tax-exempt entities;

•	Dealers in securities or foreign currencies;

•	Traders in securities that elect to apply a mark-to-market method of accounting;

•	Certain United States expatriates;

•	Persons who hold their Newton stock as part of a straddle, hedge, conversion transaction, or other integrated investment;

•	Persons whose functional currency is not the United States dollar;

•	Persons who acquired their Newton stock upon the exercise of employee stock options or otherwise as compensation; and

•	Persons who received Lakeland common stock upon the exercise of employee stock options or otherwise as compensation.

Furthermore, this discussion does not address any aspect of state, local, or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences which may vary with your individual circumstances, we strongly urge you to consult your own tax advisor as to the specific United States federal, state, local or foreign income or other tax consequences of the merger to you.

This discussion is limited to Newton shareholders who hold their Newton stock as capital assets. A shareholder holds stock as a capital asset unless that shareholder holds the stock as stock in trade or other property of a kind which would be included in the shareholder’s inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the shareholder’s trade or business.

The consummation of the merger is conditioned, in part, upon the receipt of an opinion from Lowenstein Sandler PC that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This closing condition will not be waived without resoliciting the vote of Newton’s shareholders. The tax opinion will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of Lakeland and Newton that, if incorrect in certain material respects, would jeopardize the conclusions reached by Lowenstein Sandler PC in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.

The United States federal income tax consequences of the merger are as follows:

•	The merger will be treated as a reorganization qualifying under the provisions of section 368(a) of the Internal Revenue Code.

•	Neither Lakeland nor Newton will recognize taxable gain or loss as a result of the merger.

•	Newton shareholders will not recognize taxable gain or loss upon the exchange of Newton common stock solely for Lakeland common stock.

•	A Newton shareholder who receives cash in whole or in part in exchange for Newton common stock will recognize taxable gain (but not loss) in an amount, if any, equal to the lesser of:

•	the excess of the sum of the amount of cash and the fair market value of Lakeland common stock received in the merger over the holder’s adjusted tax basis in the shares of Newton common stock surrendered by the holder, or

•	the amount of cash received by the holder in the merger,

in each case including cash received in lieu of fractional shares of Lakeland common stock.

•	Any taxable gain to a Newton shareholder on the exchange of Newton common stock will be treated as capital gain (long-term or short-term depending on the shareholder’s holding period for the Newton common stock), except in the case of any such shareholder as to whom the exchange has the effect of a dividend due to the mix of cash and Lakeland common stock received by such shareholder (or treated as received by such shareholder under attribution rules) as compared to the mix of cash and Lakeland common stock received by other shareholders.

•	The tax basis of any Lakeland common stock exchanged for Newton common stock in the merger will equal the tax basis of the Newton common stock surrendered in the exchange,

reduced by the amount of cash received, if any, in the exchange, and increased by the amount of the gain recognized, if any, in the exchange (whether characterized as dividend or capital gain income).

•	The holding period for any Lakeland common stock exchanged for Newton common stock in the merger will include the period during which Newton common stock surrendered in the exchange was held.

Resale of Lakeland Common Stock

The Lakeland common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any Newton shareholder who may be deemed to be:

•	an “affiliate” of Newton for purposes of Rule 145 under the Securities Act; or

•	an “affiliate” of Lakeland for purposes of Rule 144 under the Securities Act.

Affiliates will include persons—generally executive officers, directors and 10% or more shareholders—who control, are controlled by, or are under common control with, Lakeland or Newton at the time of the Newton special meeting, and with respect to Lakeland, at or after the effective date of the merger.

Newton’s affiliates will be subject to Rules 144 and 145. Those rules restrict the sale of shares of Lakeland common stock received in the merger by affiliates and certain of their family members and related interests. Under those rules:

•	Generally, during the year following the effective date of the merger, those persons who are affiliates of Newton at the time of the Newton special meeting, provided they are not affiliates of Lakeland at or following the merger’s effective date, may publicly resell any shares of Lakeland common stock received by them in the merger, subject to certain limitations and requirements. These limitations and requirements include the amount of Lakeland common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about Lakeland.

•	After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Lakeland as required by Rule 144.

•	After the two-year anniversary of the closing of the merger, such affiliates will not be subject to any such restrictions.

Persons who are affiliates of Lakeland after the merger’s effective date may publicly resell any shares of Lakeland common stock received by them in the merger, subject to the same limitations and requirements as apply to Newton affiliates in the first year and subject to certain filing requirements specified in Rule 144.

The ability of affiliates to resell shares of Lakeland common stock received in the merger under Rule 144 or Rule 145, as summarized in this joint proxy statement and prospectus, generally will be subject to Lakeland’s having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

This joint proxy statement and prospectus does not cover any resales of shares of Lakeland common stock received by persons who may be deemed to be affiliates of Lakeland or Newton.

Each Newton director has agreed with Lakeland, as a Newton affiliate, not to transfer any shares of Lakeland common stock received in the merger except in compliance with the Securities Act.

No Appraisal Rights

Newton shareholders will not have any rights to dissent, otherwise known as appraisal rights, with respect to the merger.

Affiliates’ Agreement

As a condition to Lakeland’s execution of the merger agreement, members of Newton’s board of directors, who beneficially owned a total of approximately 8.5% of Newton’s outstanding common stock as of November 30, 2003, have entered into an affiliates’ agreement with Lakeland. A copy of the affiliates’ agreement is attached to this joint proxy statement and prospectus as Annex B. Under the affiliates’ agreement, the directors that are parties to the affiliates’ agreement have agreed to vote in favor of the merger and against any competing proposal. This commitment, however, is subject to the “fiduciary out” provision of the merger agreement described above.

In addition to the voting provisions, the affiliates’ agreement also provides for the following:

•	the directors have agreed for a period of three years after the merger is consummated not to be engaged in or have any financial interest in (other than certain passive ownership positions) any bank, bank holding company, other depositary institution or other entity that makes or arranges loans that has offices in Sussex County, New Jersey or any entity seeking to organize itself as a bank, bank holding company, other depositary institution or other entity that makes or arranges loans that proposes to open for business in Sussex County, New Jersey; and

•	the directors have agreed to abide by the restrictions described above with respect to Rule 145.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Lakeland, which are incorporated herein by reference, and of Newton, which are presented elsewhere herein. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have been reported if the merger had been consummated previously nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma condensed combined financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies which may occur as a result of the merger or any merger-related expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The following unaudited pro forma condensed combined balance sheet presents, under the purchase method of accounting, the consolidated balance sheets of Lakeland and Newton, combined as of September 30, 2003, as if the merger had occurred on that date.

	Lakeland	Newton	Adjustments		Combined
	(in thousands)
Cash and cash equivalents	$69,649	$18,542	$(2,905	)(4)	$85,286
Investment securities available for sale	509,642	65,195			574,837
Investment securities held to maturity	46,196	55,044	1,461	(5)	102,701
Loans, net	801,990	168,396			970,386
Premises and equipment—net	28,062	3,727			31,789
Accrued interest receivable	6,343	1,590			7,933
Goodwill	23,147	446	61,333	(2)	84,926
Core deposit intangible	5,162	—	5,372	(6)	10,534
Other assets	39,814	7,579	(511	)(3)	46,882

TOTAL ASSETS	$1,530,005	$320,519	$64,750		$1,915,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$254,741	$48,225			$302,966
Interest bearing deposits	1,077,350	220,372			1,297,722

Total deposits	1,332,091	268,597			1,600,688

Federal funds purchased and securities sold under agreements to repurchase	17,380	—			17,380
Long-term debt	34,500	16,300			50,800
Other liabilities	6,405	1,800			8,205
Trust preferred obligations	30,000	—	25,000	(4)	55,000

TOTAL LIABILITIES	1,420,376	286,697	25,000		1,732,073

Minority interest	—	15			15
STOCKHOLDERS’ EQUITY
Common stock	131,162	3,689	(3,689	)(1)	204,719
			73,557	(1)
Additional paid-in capital	—	8,934	(8,934	)(1)	—
Retained earnings (accumulated deficit)	(15,366)	24,137	(24,137	)(1)	(15,366)
Treasury stock	(7,443)	(3,292)	3,292	(1)	(7,443)
Accumulated other comprehensive income	1,276	339	(339	)(1)	1,276

TOTAL STOCKHOLDERS’ EQUITY	109,629	33,807	39,750		183,186

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,530,005	$320,519	$64,750		$1,915,274

(1)	Newton’s shareholders have the right to elect to receive Lakeland common shares at the rate of 4.5 shares of Lakeland stock for each share of Newton stock or $72.08 in cash for each of their shares. The merger agreement provides that up to 25% of the consideration may be paid in cash. The pro forma statements assume that 25% of the consideration will be paid in cash. Based on this assumption, the total consideration to Newton shareholders in connection with the merger is calculated as follows (in thousands except share information):

Lakeland shares to be issued	4,592,153
Market price per share of Lakeland common stock (closing price on October 24, 2003)	$16.018

Total market value of Lakeland common stock to be issued	73,557
Total cash to be distributed to shareholders electing cash	24,519

Total purchase price of Newton	$98,076

(2)	Total goodwill due to the merger is calculated as follows:

Total purchase price	$98,076
Total estimated transaction costs to be incurred	3,386
Total common stockholders’ equity of Newton	(33,807)
Core deposit intangible	(5,372)
Securities, held to maturity, net of taxes of $511	(950)

Total goodwill due to merger	$61,333

(3)	Adjustments to other assets are a $511,000 credit to deferred tax assets from the securities held to maturity.
(4)	It is assumed that the cash payment of $24,519,000 to Newton shareholders and estimated costs of $3,386,000 will be funded in part by Lakeland from a $25 million issuance of trust preferred securities consummated on December 15, 2003.
(5)	The estimated fair value adjustment for securities held to maturity amounted to $1.5 million as of September 30, 2003 and will be amortized over the remaining life of the securities as a yield adjustment.
(6)	Core deposit intangible is estimated to be $5.4 million and will be written off over an estimated 8 years. The amount of core deposit intangible is estimated to be 2% of total deposits based on data from prior mergers. Lakeland is in the process of having a core deposit intangible valuation completed and will adjust its estimates based on the results of that valuation.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

Nine Months Ended September 30, 2003

The following table sets forth the condensed combined income statement of Newton and Lakeland as if the two companies had combined on January 1, 2003.

	Lakeland	CSB (1)	Adj.		Lakeland & CSB combined	Newton	Proforma Adjustments		Combined
	(in thousands, except per share data)
Interest income	$48,592	$4,665			$53,257	$11,712	$(313	)(5)	$64,656
Interest expense	11,657	1,520	$824	(2)	14,001	2,486	1,427	(6)	17,914

Net interest income	36,935	3,145	(824)		39,256	9,226	(1,740)		46,742
Provision for loan and lease losses	2,250	65			2,315	124			2,439

Net interest income after provision for loan and lease losses	34,685	3,080	(824)		36,941	9,102	(1,740)		44,303
Non-interest income	9,644	745			10,389	1,041			11,430
Non-interest expenses
Salaries and benefits	15,250	1,356			16,606	3,916			20,522
Occupancy and equipment	5,140	451			5,591	1,187			6,778
Other expenses	7,616	710	210	(3)	8,536	1,724	504	(7)	10,764

Total non-interest expenses	28,006	2,517	210		30,733	6,827	504		38,064

Net income before taxes	16,323	1,308	(1,034)		16,597	3,316	(2,244)		17,669
Income taxes	5,212	505	(264	)(9)	5,453	988	(557	)(9)	5,884

Net income	$11,111	$803	$(770)		$11,144	$2,328	$(1,687)		$11,785

Earnings per common share:
Basic	$0.74				$0.70	$1.71			$0.57
Diluted	0.73				0.69	1.70			0.57
Average Shares
							(1,361	)(8)
Basic	15,059	—	934	(4)	15,993	1,361	4,593	(8)	20,586
							(1,365	)(8)
Diluted	15,283	—	934	(4)	16,217	1,365	4,610	(8)	20,827

(1)	Lakeland acquired CSB Financial Corp. on August 25, 2003. Adjustment includes the results of CSB from January 1, 2003 through August 24, 2003; results of CSB from August 25, 2003 (date of acquisition) through September 30, 2003 are included in Lakeland’s results.
(2)	To record interest on $30 million of trust preferred securities at an average rate of 6.04% for the entire nine months.
(3)	To amortize nine months of core deposit intangible of $2,238,000 related to CSB’s deposits on a straight-line basis over eight years.
(4)	A total of 1,079,000 shares were issued in the CSB acquisition. A total of 934,000 shares have been added, adjusting the average shares outstanding for the period of time from January 1, 2003 through August 24, 2003.
(5)	To amortize the fair value adjustment of held to maturity securities on a straight line basis over the weighted average life of the securities.
(6)	To record nine months interest on $25,000,000 of new trust preferred securities issued to finance the Newton acquisition at a rate of 7.61% per annum.
(7)	To record amortization of $5,372,000 in core deposit intangible resulting from the Newton acquisition over eight years.
(8)	To record the retirement of Newton’s shares and the issuance of Lakeland’s shares for 75% of Newton’s shares outstanding at an exchange rate of 4.5 Lakeland shares for one Newton share.
(9)	Tax effect of the impact on net interest income of pro forma adjustments, excluding core deposit intangible amortization, at Lakeland’s effective tax rate of 32%.

Year Ended December 31, 2002

The following table sets forth the condensed combined income statement of Newton and Lakeland as if the two companies had combined on January 1, 2002.

	Lakeland	CSB (1)	Adj.		Lakeland & CSB combined	Newton Financial	Proforma Adjustments		Combined
	(in thousands, except per share data)
Interest income	$65,520	$6,573			$72,093	$16,358	$(417	)(5)	$88,034
Interest expense	17,346	2,488	$1,810	(2)	21,644	5,143	1,903	(6)	28,690

Net interest income	48,174	4,085	(1,810)		50,449	11,215	(2,320)		59,344
Provision for loan and lease losses	10,500	170			10,670	350			11,020

Net interest income after provision for loan and lease losses	37,674	3,915	(1,810)		39,779	10,865	(2,320)		48,324
Non-interest income	9,877	844			10,721	988			11,709
Non-interest expenses
Salaries and benefits	18,491	1,933			20,424	4,877			25,301
Occupancy and equipment	6,625	554			7,179	1,325			8,504
Other expenses	8,471	1,144	280	(3)	9,895	2,226	672	(7)	12,793

Total non-interest expenses	33,587	3,631	280		37,498	8,428	672		46,598

Net income before taxes	13,964	1,128	(2,090)		13,002	3,425	(2,992)		13,435
Income taxes	3,887	40	(669	)(9)	3,258	955	(957	)(9)	3,256

Net income	$10,077	$1,088	$(1,421)		$9,744	$2,470	$(2,035)		$10,179

Earnings per common share:
Basic	$0.67				$0.60	$1.81			$0.49
Diluted	0.66				0.59	1.80			0.48
Average Shares
							(1,369	)(8)
Basic	15,036		1,079	(4)	16,115	1,369	4,617	(8)	20,732
							(1,370	)(8)
Diluted	15,316		1,079	(4)	16,395	1,370	4,624	(8)	21,019

(1)	Adjustment for results of CSB Financial Corp. which was merged into Lakeland on August 25, 2003.
(2)	To record interest on $30,000,000 of trust preferred securities at an average rate of 6.04%.
(3)	To amortize one year of core deposit intangible of $2,238,000 related to CSB’s deposits on a straight-line basis over eight years.
(4)	A total of 1,079,000 shares issued in Lakeland’s acquisition of CSB.
(5)	To amortize the fair value adjustment of held to maturity securities on a straight line basis over the weighted average life of securities.
(6)	To record interest on $25,000,000 of new trust preferred securities issued to finance the acquisition of Newton at a rate of 7.61% per annum.
(7)	To record one year of amortization of $5,372,000 in core deposit intangible over eight years.
(8)	To record the retirement of Newton’s shares and the issuance of Lakeland shares for 75% of Newton’s shares outstanding at an exchange rate of 4.5 Lakeland shares for one Newton share.
(9)	Tax effect of the impact on net interest income of pro forma adjustments, excluding core deposit intangible amortization, at Lakeland’s effective tax rate of 32%.

BUSINESS OF LAKELAND

Financial and other information relating to Lakeland, including information relating to Lakeland’s directors and executive officers, is set forth in Lakeland’s 2002 Annual Report on Form 10-K—which incorporated certain portions of Lakeland’s joint proxy statement for its 2003 annual meeting of shareholders—and Lakeland’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, all of which we incorporate by reference in this joint proxy statement and prospectus. Lakeland will furnish you with copies of the documents incorporated by reference upon request. See “WHERE YOU CAN FIND MORE INFORMATION” at page 97.

BUSINESS OF NEWTON

General

Newton is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is incorporated under the laws of the State of New Jersey. Newton is the holding company for Newton Trust Company, a New Jersey state chartered commercial bank. Newton Trust Company is a full service commercial bank, providing a wide range of business and consumer financial services in Newton’s target marketplace, which is comprised primarily of Sussex and Warren Counties, New Jersey. Newton Trust Company operates through its main office located in Newton, New Jersey, and nine branch offices.

Newton Trust Company’s deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation up to applicable limits. The operations of the bank are subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the New Jersey Department of Banking and Insurance. The principal administrative offices of Newton Trust Company are located at 29 Trinity Street, Newton, New Jersey 07860 and the telephone number is (973) 383-2400.

Business

Newton conducts a traditional commercial banking business and offers services such as personal and business checking accounts and time deposits, money market accounts and regular savings accounts. Newton also offers on-line banking and bill payment. Newton Trust Company structures its specific services and charges in a manner designed to attract the business of (i) small and medium-sized businesses, and the owners and managers of these entities; (ii) professionals and middle managers of locally-based corporations; and (iii) individuals residing, working and shopping in the Sussex and Warren Counties, New Jersey trade area. Newton Trust Company engages in a wide range of lending activities and offers commercial, consumer, residential and non-residential mortgage and construction loans.

Service Area

Newton’s service area primarily consists of Sussex and Warren Counties, New Jersey, although Newton Trust Company makes loans to borrowers in New York, Pennsylvania, and throughout New Jersey.

Competition

Newton operates in a highly competitive environment, competing for deposits and loans with commercial banks, thrifts and other financial institutions, many of which have greater financial resources than Newton does. Many large financial institutions compete for business in Newton’s service area. In addition, in November, 1999, the Gramm-Leach-Bliley Financial Modernization Act of 1999 was passed into law. That Act permits insurance companies and securities firms, among others, to acquire financial institutions and has increased competition within the financial services industry. Certain of Newton’s competitors have significantly higher lending limits than Newton does and provide services to their customers which Newton does not offer.

Newton Trust Company believes that it is able to compete favorably with its competitors because Newton Trust Company provides responsive personalized services through management’s knowledge and awareness of Newton’s service area, customers and businesses.

Employees

At September 30, 2003, Newton employed 105 full-time equivalent employees. None of these employees is covered by a collective bargaining agreement and Newton believes that its employee relations are good.

Description of Property

Newton Trust Company owns its main administrative office in Newton, New Jersey, and its branch offices in Newton (Park Place), Stanhope, Frelinghuysen Township, Frankford, Hardyston, Fredon, and Hope, New Jersey. There are no outstanding mortgages on any of those properties. In addition the bank leases its branch offices in Andover and Sparta. Newton Trust Company also leases space at two locations in Newton: 83 Spring Street and 238 Spring Street, for Newton Trust Company’s lending and certain other back-office operations. The following table sets forth certain information regarding the bank’s properties:

Owned Properties
Location	Square Feet
Newton (30 Park Place)	4,091
Newton (29 Trinity Street)	3,980
Stanhope	3,500
Frelinghuysen Township Frankford	2,529 2,160
Hardyston	2,588
Fredon	2,161
Hope	1,505

Leased Properties Location	Square Feet	Monthly Rental	Expiration of Term
Andover	1,233	$1,653	12/31/06
Sparta	1,475	$1,875	3/31/05
Newton (83 Spring Street)	3,100	$3,617	3/31/05
Newton (238 Spring Street)	1,000	$767	5/31/05

Legal Proceedings

Newton frequently is named in or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to the banking business. Management does not believe that there is any pending or threatened proceeding against Newton or Newton Trust Company which, if determined adversely, would have a material effect on the business or financial position of Newton or Newton Trust Company.

Management

The direction and control of Newton Trust Company is vested in the Board. The term of each director is five years. Directors are divided into five classes and elections are staggered so that the term for one class of directors expires each year. The following table sets forth information with respect to the directors, including their ages, the year in which each became a director of Newton, the year in which their terms as director of Newton expire and their professional experience for the past five years. No dates are provided for individuals whose professional experience did not change during the past five years.

Current Board of Directors

		Term of Office
Name, Age, Position	Five Years Professional Experience	Since -	Expires

Thomas J. Bain, Esq. Chairman, 71	Of Counsel, Morris, Downing & Sherred, LLP, Newton, NJ (Attorneys) (1999 through present); formerly, Partner, Morris, Downing & Sherred	1981	2006

William C. Gray, D.V.M., 74	Retired Veterinarian	1992	2004

Janeth C. Hendershot, 48	Senior Vice President, Munich–American Risk Partners, (Reinsurance) (August 2002 through present); formerly, Vice President of Munich-American Partners (prior years)	1996	2005

Donald E. Hinkel, Jr. President & Chief Executive Officer, 49	President & CEO of Newton and Newton Trust Company (August 2003 through present); formerly Senior Vice President, CFO and Comptroller of Newton and Newton Trust Company (prior years)	1997	2007

Susan Mazuy Martin, 58	Retired Realtor	1986	2006

Robert E. McCracken, 45	Mortician—Owner, Smith-McCracken Funeral Home, Newton, NJ and Wood Funeral Home, Branchville, NJ; Sole Managing Member, REM, LLC (real estate and investment company)	1997	2007

Christopher D. Quinn, Esq., 51	Partner, Morris, Downing & Sherred, LLP, Newton, NJ (Attorneys)	1992	2008

Paul G. Viall, Jr., 57	President and CEO, Ridgecrest Holdings, LLC, Newton, NJ (Consulting); President and CEO, Viall Realty Trust, LLC, Newton, NJ	1990	2005

Clara E. Walters, 69	Retired	1985	2004

Stock Ownership of Management and Controlling Shareholders

The following tables set forth, as of November 30, 2003, certain information concerning the ownership of Newton common stock by (i) each person who is known by Newton to own beneficially more than five percent of the issued and outstanding common stock, (ii) each director of Newton and each director of Newton Trust Company, (iii) each officer named in the summary compensation table set forth below who is currently employed by Newton (the “Named Officers”) and (iv) all directors and Named Officers of Newton as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock
Directors and Named Officers:
Thomas J. Bain, Esq.	9,030	(2)	*
Tammy Case	557	(3)	*
William C. Gray, D.V.M	3,674	(4)	*
Janeth C. Hendershot	8,623	(4)	*
Donald E. Hinkel, Jr.	19,726	(5)	1.43%
Robert McCracken	11,021	(6)	*
Susan Mazuy Martin	36,716	(4)	2.68%
Christopher D. Quinn, Esq.	1,558		*
Paul G. Viall, Jr.	15,679	(4)(7)	1.14%
Clara E. Walters	11,518	(4)	*
Directors and Named Officers of Newton as a group (ten persons)	117,804		8.51%

*	Less than 1% of outstanding shares

5% Shareholders: Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Selective Insurance Company 40 Wantage Avenue Branchville, NJ	100,800	7.35%

Celeste Hendershot Trust 381 Ridge Road Newton, NJ	96,466	7.04%

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person. Shares granted under the 1999 Incentive Stock Option Plan are also included.
(2)	Includes 1,785 shares held by Mr. Bain’s spouse.
(3)	Includes 298 shares held by Newton’s 401(k) plan for Ms. Case’s benefit and 80 shares held for her benefit by Newton’s employee stock ownership plan.
(4)	Includes 1,500 shares purchasable upon the exercise of stock options.
(5)	Includes 5,624 shares held by Newton’s 401(k) Retirement Plan for the benefit of Newton employees. Mr. Hinkel, as Plan Administrator, has shared voting control over these shares. Also includes 112 shares held in Newton’s ESOP for the benefit of Mr. Hinkel, and 4,480 shares purchasable upon the exercise of stock options.
(6)	Includes 8,618 shares held by a limited liability company controlled by Mr. McCracken and 750 shares purchaseable upon the exercise of stock options.
(7)	Includes 11,100 shares jointly held with Mr. Viall’s spouse and 2,000 shares held by a limited liability company controlled by Mr. Viall.

Executive Compensation

The following table sets forth a summary for the last three fiscal years of the cash and cash equivalent forms of compensation awarded to, earned by, or paid to, Newton’s Chief Executive Officer and each other officer who earned in excess of $100,000 during 2003. Other than the officers disclosed, no officer of Newton received compensation in excess of $100,000 in 2002.

SUMMARY COMPENSATION TABLE

Cash and Cash Equivalent Forms of Remuneration

		Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Securities Underlying Options/ SARs (#)
Andrew A. DelGrego, Chief Executive Officer and President (2)	2003 2002 2001	146,731 209,400 114,327	40,176 20,000 —	467,929 9,360 11,741	(3)	— 20,000

Donald E. Hinkel, Jr., Chief Executive Officer and President (2)	2003 2002 2001	125,000 120,000 115,000	17,346 15,000 —	— — —		— — 3,500

Tammy Case, Senior Vice President and Loan Officer	2003 2002 2001	100,000 93,000 84,000	14,974 9,500 6,709	— — —		— — —

(1)	Newton believes that the value of these perquisites and other benefits are less than 10% of the salary and bonus reported in the table above.
(2)	On August 29, 2003, Mr. DelGrego’s employment as President and Chief Executive Officer of Newton and Newton Trust Company was terminated and Mr. Hinkel was appointed as President and Chief Executive Officer. Under the Severance Agreement with Mr. DelGrego, he is entitled to receive his current salary and his medical insurance through February, 2004. Mr. DelGrego was initially hired on June 11, 2001. In connection with his appointment as President and Chief Executive Officer, Newton and Newton Trust Company entered into a new employment agreement with Mr. Hinkel. See—“Employment Agreements”.
(3)	Includes, among other things, the value realized upon the exercise of options to purchase 10,000 shares ($390,100), severance paid to Mr. DelGrego ($71,269) and a car allowance for Mr. DelGrego ($5,600).

Employment Agreements

The Bank is party to an employment agreement with Mr. Hinkel pursuant to which he is to serve as President and Chief Executive Officer for a term ending on January 28, 2007. Under the employment agreement, Newton Trust Company may terminate Mr. Hinkel’s employment with or without cause. In the event his employment is terminated without cause, he is entitled to receive a lump sum payment equal to twice his then current salary. Mr. Hinkel’s current salary is $125,000 per year, and he is eligible to receive cash incentive or bonus payments if authorized by the Board of Directors in its discretion.

In the event of a “Change in Control” as defined under the employment agreement, Mr. Hinkel will have the right to resign his employment with Newton Trust Company or its successor if he is assigned duties inconsistent with his position immediately prior to the Change in Control, he is assigned to work at a location more than forty miles from his principal office prior to the Change in Control, or Newton Trust Company or its successor discontinues any employment benefit or bonus plan in place prior to the Change in Control and for which Mr. Hinkel was eligible or changes the terms and conditions of certain other benefits for which Mr. Hinkel is eligible. In the event Mr. Hinkel resigns under this provision, he will be entitled to a lump sum payment equal to two years of his annual salary at his then current rate. The merger will constitute a “Change in Control” under Mr. Hinkel’s agreement.

1999 Stock Option Plan

Under Newton’s 1999 Stock Option Plan, options for an aggregate of 112,646 shares of common stock may be issued, subject to adjustment in the event of stock dividends, stock splits, and certain other capital changes. The 1999 Stock Option Plan provides that both nonqualified options and incentive stock options under the Internal Revenue Code of 1986, as amended, may be issued. During 2003, no options were granted under the 1999 Stock Option Plan to the officers disclosed in the table above.

The following table sets forth information concerning the fiscal year-end value of unexercised options held by the executive officers of Newton named in the table above as well as information on option exercises by such individuals.

AGGREGATED OPTION/SAR

EXERCISES IN LAST FISCAL

YEAR AND FY-END OPTION

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/ SARs at FY-End
Andrew A. DelGrego	10,000	$390,100	0	0
Donald E. Hinkel, Jr.	0	0	4,480(E)/326(U)	$184,930(E)/$13,366(U)
Tammy Case	0	0	0	0

Director Compensation

Newton’s directors are not compensated for their service on Newton’s board. The directors are compensated for their service on the Board of Directors of Newton Trust Company, however. Each director receives an annual retainer of $5,000, and a meeting fee of $500 per meeting attended. In addition, the Chairman of the Board receives an additional stipend of $12,500 per year, the Corporate Secretary receives an additional stipend of $2,000 per year and Mr. Christopher Quinn, Newton Trust Company Counsel, receives an additional stipend of $6,000 per year.

During 2001, the Newton board amended the 1999 Stock Option Plan to permit participation by non-employee directors. During 2003, no options were granted under the 1999 Stock Option Plan to any director.

NEWTON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following presents Newton’s management’s discussion and analysis of Newton’s financial condition and results of operations and should be read in conjunction with Newton’s consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Newton’s actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. See “RISK FACTORS” and “FORWARD-LOOKING INFORMATION.”

Critical Accounting Policies, Judgments and Estimates

Newton’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America—referred to as “US GAAP”—and predominant practices within the banking industry. The following discussion summarizes the most critical accounting policies, judgments and estimates utilized by Newton in compiling its consolidated financial statements:

Allowance for Loan Losses

The provision for loan losses charged to operating expense reflects the amount deemed appropriate by Newton’s management to provide for known and inherent losses in Newton’s existing loan portfolio. Newton’s management’s judgment is based on the evaluation of individual loans, past experience, the assessment of current economic conditions and other relevant factors. Loan losses are charged directly against the allowance for loan losses and recoveries on previously charged-off loans are added to the allowance.

Newton management uses significant estimates to determine the allowance for loan losses. Consideration is given to a variety of factors in establishing these estimates, including:

•	current economic conditions;

•	diversification of the loan portfolio;

•	delinquency statistics;

•	borrowers’ perceived financial and managerial strengths;

•	the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows; and

•	other relevant factors.

Since the sufficiency of the allowance for loan losses is dependent, to a great extent, on conditions that may be beyond our control, it is possible that management’s estimates of the allowance for loan losses and actual results could differ in the near term. In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for loan losses. They may require additions to the allowance based upon their judgments about information available to them at the time of examination.

Deferred Taxes

Newton recognizes deferred tax assets and liabilities for the future tax effects of temporary differences, and tax credits. Deferred tax assets are subject to management’s judgment based upon available evidence that future realization is more likely than not. In the event management determines that Newton is unable to realize all or part of net deferred tax assets in the future, a direct charge to income tax expense may be required to reduce the recorded value of the net deferred tax asset to the expected realizable amount.

Financial Condition

General

Newton’s total assets at September 30, 2003 were $320.5 million, an increase of $14.8 million, or 4.8%, over total assets at December 31, 2002 of $305.7 million. During the first nine months of 2003, net loans increased by 11.9% to $168.4 million from $150.5 million at year-end 2002. Cash and cash equivalents, including cash and due from banks, federal funds sold and short term investments, declined by $2.1 million to $18.5 million at September 30, 2003 from $20.7 million at December 31, 2002. Investment securities (both available for sale and held to maturity) declined by $1.5 million to $120.2 million from $121.7 million at year-end 2002, as proceeds from maturing and prepaid securities were used to fund new loan demand.

At September 30, 2003, Newton’s total stockholders’ equity was $33.8 million, an increase of $609 thousand over stockholders’ equity at year-end 2002. The increase reflects Newton’s earnings for the first nine months of 2003, partially offset by $1.4 million in cash dividends and a reduction in accumulated other comprehensive income of $305 thousand.

Lending Activities

Newton’s total loans increased by $18.2 million, or 11.9%, to $170.8 million at September 30, 2003 from $152.6 million at year end 2002. Substantially all of the increase in the loan portfolio was in Newton’s commercial and commercial real estate loans, which increased by $18.0 million, or 19.3%, to $111.1 million at September 30, 2003 from $93.1 million at year-end 2002. Construction loans increased by $397 thousand, while consumer and installment loans declined by $218 thousand and residential real estate loans remained stable at September 30, 2003 compared to year-end 2002.

The period to period increases in Newton’s loan portfolio reflect Newton management’s decision to emphasize commercial and commercial real estate loans in order to increase Newton’s loan to deposit ratio and reduce its dependence on investment securities. Newton’s loan to deposit ratio has increased from 51.26% at December 31, 2000 to 63.60% at September 30, 2003.

The following table sets forth Newton’s loan portfolio composition by loan type at each of the dates indicated:

	September 30,
	2003		2002
	Amount	Percent of Total Loans	Amount	Percent of Total Loans
		(dollars in thousands)
Residential real estate loans	$48,127	28.17%	$48,356	33.47%
Commercial and commercial real estate loans	111,120	65.04	85,858	59.42
Construction loans	8,609	5.04	6,917	4.79
Installment loans	2,982	1.75	3,358	2.32

Total loans	170,838	100.00%	144,489	100.00%

Less: Net deferred fees	(284)		(113)
Less: Allowance for loan losses	(2,158)		(1,943)

Net loans	$168,396		$142,433

	December 31,
	2002		2001		2000		1999		1998
	Amount	Percent of Total loans	Amount	Percent of Total loans	Amount	Percent of Total loans	Amount	Percent of Total loans	Amount	Percent of Total loans
	(dollars in thousands
Residential real estate loans	$48,128	31.53%	$51,588	40.62%	$51,874	44.89%	$50,121	55.06%	$52,222	58.86%
Commercial and commercial real estate loans	93,101	60.99	66,738	52.55	56,422	48.82	33,026	36.28	29,146	32.85
Construction loans	8,212	5.38	5,489	4.32	4,456	3.86	3,174	3.49	3,150	3.55
Installment loans	3,200	2.10	3,192	2.51	2,810	2.43	2,700	2.97	4,201	4.74
Federal Funds-term							2,000	2.20

Total loans	152,641	100.00%	127,007	100.00%	115,562	100.00%	91,021	100.00%	88,719	100.00%

Less: Net deferred fees	(135)		(109)		(70)		(89)		(102)
Less: Allowance for loan losses	(2,035)		(1,710)		(1,600)		(1,461)		(1,361)

Net loans	$150,471		$125,188		$113,892		$89,471		$87,256

The following tables provide information on the maturity of certain components of Newton’s loan portfolio at December 31, 2002:

	December 31, 2002
	Within 1 Year	1 to 5 Years	After 5 Years	Total
	(dollars in thousands)
Commercial and commercial real estate loans	$24,609	$56,435	$12,058	$93,102
Construction loans	7,213	274	725	8,212

Total	$31,822	$56,709	$12,783	$101,314

The following table presents information about Newton’s commercial, commercial real estate and construction loans by maturity and fixed or variable interest rates:

	December 31, 2002
	Within 1 Year	1 to 5 Years	After 5 Years	Total
	(dollars in thousands)
Fixed rate loans	$10,424	$39,413	$12,783	$62,620
Variable rate loans	21,398	17,296	—	38,694

Total	$31,822	$56,709	$12,783	$101,314

Newton’s allowance for loan losses at September 30, 2003 increased to $2.2 million or 1.26% of total loans from $2.0 million, or 1.33% of total loans at year-end 2002. The increase in the allowance primarily reflects the continued growth in Newton’s loan portfolio, as well as Newton’s continued focus on originating commercial and commercial real estate loans. At September 30, 2003, Newton’s allowance for loan losses equaled 272.5% of its non-performing loans.

The tables below set forth information regarding the allocation of Newton’s allowance for loan losses among various loan types on the dates indicated. The percentages reflect the ratio of the loans in each category to total loans.

	September 30,
	2003		2002
	Amount	% Total Loans	Amount	% Total Loans
	(dollars in thousands)
Balance applicable to:
Residential real estate loans	$243	28.6%	$411	34.0%
Commercial and commercial real estate loans	1,901	69.6	1,481	63.7
Installment loans	14	1.8	51	2.3

Total	$2,158	100.0%	$1,943	100.0%

	Years Ended December 31,
	2002		2001		2000		1999		1998
	Amount	% Total Loans	Amount	% Total Loans	Amount	% Total Loans	Amount	% Total Loans	Amount	% Total Loans
	(dollars in thousands)
Balance applicable to:
Residential real estate loans	$333	32.2%	$412	40.9%	$484	45.4%	$598	55.2%	$508	58.9%
Commercial and commercial real estate loans	1,664	65.7	1,251	56.6	1,067	52.2	808	42.0	772	36.4
Installment loans	38	2.1	47	2.5	49	2.4	55	2.8	81	4.7

Total	$2,035	100.0%	$1,710	100.0%	$1,600	100.0%	1,461	100.0%	1361	100.0%

The table below sets forth, for the periods indicated, information about Newton’s nonaccrual loans, restructured loans, total non-performing loans (nonaccrual loans plus restructured loans), other real estate owned, total non-performing assets (total non-performing loans plus other real estate owned) and performing loans more than 90 days past due:

	September 30,
	2003	2002
	(dollars in thousands)
Nonaccrual loans (1)	$792	$4
Restructured loans (2)	—	—

Total non-performing loans	792	4
Other real estate owned (3)	915	915

Total non-performing assets	$1,707	$919

Loans greater than 90 days past due	$37	$340

Non-accrual loans to total loans	0.46%	0.00%

Non-performing assets to total assets	0.54%	0.30%

Allowance for loan losses as a percentage of non-performing loans	272.5%	48,575.0%
Allowance for loan losses as a percentage of total loans	1.26%	1.35%

	Years Ended December 31,
	2002	2001	2000	1999	1998
	(dollars in thousands)
Nonaccrual loans (1)	$147	$969	$—	$—		$—
Restructured loans (2)	—	—	—	—		—

Total non-performing loans	147	969	—	—		—
Other real estate owned (3)	915	—	—	—		—

Total non-performing assets	$1,062	$969	$—	$—	$

Loans greater than 90 days past due	$748	$220	$98	$3		$180

Non-accrual loans to total loans	0.10%	0.76%	0.00%	0.000%		0.00%

Non-performing assets to total assets	0.35%	0.34%	0.00%	0.000%		0.00%

Allowance for loan losses as a percentage of non-performing loans	1,384.35%	176.47%	NA (4)	NA (4)		NA (4)

Allowance for loan losses as a percentage of total loans	1.33%	1.35%	1.38%	1.61%		1.53%

(1)	Non-accrual loans represent loans on which interest accruals have been suspended. It is Newton’s general policy to consider the charge-offs of loans when they become contractually past due ninety days or more as to interest or principal payments or when other internal or external factors indicate that collection of principal or interest is doubtful.
(2)	Restructured loans represent loans in which the terms are revised as a result of the credit problems associated with the loans.
(3)	Other real estate owned represents property acquired by Newton through foreclosure or repossession or as an in-substance foreclosure. These assets are recorded at fair value.
(4)	Newton had no non-performing loans at each of the periods indicated.

Newton’s total non-performing assets increased by $93 thousand from year-end 2001 to year-end 2002. However, a $915 thousand credit classified as a nonaccrual loan in 2001 was classified as an other real estate owned in 2002. This credit represented a single customer relationship and a single property. The property is currently under contract to sell pending the buyer’s receipt of necessary development approvals. In addition, since September 30, 2003, the contract buyer has been paying all carrying costs associated with this property.

The following table presents, for the periods indicated, information regarding changes in the allowance for loan losses:

	September 30,
	2003	2002
	(dollars in thousands)
Balance of allowance at beginning of period	$2,035	$1,710
Charge-offs:
Residential real estate loans	—	—
Commercial and commercial real estate loans	—	—
Installment loans	3	21

Total charge-offs	3	21

Recoveries:
Residential real estate loans	—	—
Commercial and commercial real estate loans	—	1
Installment loans	2	2

Total recoveries	2	3

Net charge-offs	1	18
Provision for loan losses	124	251

Balance of allowance at end of period	$2,158	$1,943

Ratio of net charge-offs to average loans outstanding (1)	0.00%	0.02%
Allowance for loan losses as a percent of total loans	1.26%	1.35%

(1)	Annualized for interim periods.

	Years Ended December 31,
	2002	2001	2000	1999	1998
	(dollars in thousands)
Balance of allowance at beginning of period	$1,710	$1,599	$1,461	$1,361	$1,298
Charge-offs:
Residential real estate loans	—	—	—	—	—
Commercial and commercial real estate loans	—	202	—	20	25
Installment loans	28	11	6	3	3

Total charge-offs	28	213	6	23	28

Recoveries:
Residential real estate loans	—	—	1	2	2
Commercial and commercial real estate loans	1	4	22	1	4
Installment loans	2	—	1	—	1

Total recoveries	3	4	24	3	7

Net charge-offs (recoveries)	25	209	(18)	20	21
Provision for loan losses	350	320	120	120	84

Balance of allowance at end of period	$2,035	$1,710	$1,599	$1,461	$1,361

Ratio of net charge-offs (recoveries) to average loans outstanding	0.02%	0.17%	(0.02%)	0.02%	0.03%
Allowance for loan losses as a percent of total loans	1.33%	1.35%	1.38%	1.61%	1.53%

Investment Activities

Newton’s portfolio of investment securities consists primarily of U.S. Government and agency securities, state and municipal securities and investment grade corporate bonds. In addition, Newton owns common stock in another community bank. This investment represents less than 5% of the other bank’s outstanding stock. As a condition to Newton’s membership in the Atlantic Central Banker’s Bank and Federal Home Loan Bank of New York, Newton also owns common stock of both institutions.

Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value with any unrealized gains or losses reflected as an adjustment to stockholders’ equity. Securities held for indefinite periods of time include securities that Newton’s management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates and/or significant prepayment risks. A total of $64.3 million, or 53.5%, of Newton’s total securities portfolio was classified as available for sale at September 30, 2003.

Securities which management has positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income. At September 30, 2003, $55.0 million, or 45.8%, of Newton’s total securities portfolio was classified as held to maturity.

At September 30, 2003, Newton had no investment securities classified as trading securities.

At September 30, 2003, Newton’s investment securities totaled $120.2 million, a decrease of $1.5 million, or 1.2% from investment securities at year-end 2002. During 2003, prepayments and maturities of investment securities were used to fund increased loan demand, as well as to purchase new investment securities.

The following tables summarize the amortized cost and recorded market value of securities held to maturity and securities available for sale at various dates:

	September 30,		September 30,
	2003		2002
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(dollars in thousands)
Investment securities
Available for sale:
U.S. agency securities	$36,877	$37,660	$42,999	$44,016
Mortgage backed securities	26,323	26,190	18,690	18,754
Marketable equity securities	470	446	470	361

Total securities available for sale	$63,670	$64,296	$62,159	$63,131

Held to maturity:
U.S. agency securities	$15,084	$15,277	$26,830	$27,310
Mortgage backed securities	11,459	11,555	7,366	7,513
State and municipal securities	16,922	17,731	17,710	18,806
Corporate bonds	11,579	11,942	12,685	12,932

Total securities held to maturity	$55,044	$56,505	$64,591	$66,561

	December 31,
	2002		2001		2000
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(dollars in thousands)
Investment securities
Available for sale:
U.S. agency securities	$36,240	$37,290	$28,247	$28,642	$15,998	$15,988
Mortgage backed securities	19,571	19,758	—	—	—	—
Marketable equity securities	470	362	470	395	470	353

Total securities available for sale	$56,281	$57,410	$28,717	$29,037	$16,468	$16,341

Held to maturity:
U.S. government securities	—	—	$4,501	$4,543	$7,009	$7,048
U.S. agency securities	$27,163	$27,580	47,873	48,535	80,146	80,026
Mortgage backed securities	6,469	6,666	9,528	9,444	—	—
State and municipal securities	17,248	18,251	21,306	22,137	23,483	24,111
Corporate bonds	12,659	12,987	14,216	14,431	—	—

Total securities held to maturity	$63,539	$65,484	$97,424	$99,090	$110,638	$111,185

The following table summarizes debt securities held to maturity and available for sale by maturity date, with weighted average yields, at September 30, 2003:

Securities Held to Maturity	Due in one year	Due in one year to five years	Due in five to ten years	Due after ten years	Total
	(dollars in thousands)
US Agencies
Amortized Cost	$2,310	$10,774	$2,000	$—	$15,084
Estimated Fair value	2,326	10,943	2,008	—	15,277
Weighted Average Yield	2.05%	2.96%	3.95%	—	2.95%

Mortgage backed securities
Amortized Cost	—	3,863	4,415	3,181	11,459
Estimated Fair value	—	3,896	4,454	3,205	11,555
Weighted Average Yield	—	4.15%	4.46%	4.59%	4.40%

State and municipal securities
Amortized Cost	2,871	10,720	3,231	100	16,922
Estimated Fair value	2,911	11,418	3,294	108	17,731
Weighted Average Yield	6.29%	7.72%	4.95%	9.16%	6.96%

Corporate Bonds
Amortized Cost	7,031	4,548	—	—	11,579
Estimated Fair value	7,113	4,829	—	—	11,942
Weighted Average Yield	4.27%	6.40%	—	—	5.11%

Total Securities
Amortized Cost	$12,212	$29,905	$9,646	$3,281	$55,044
Estimated Fair value	12,350	31,086	9,756	3,313	56,505
Weighted Average Yield	4.32%	5.34%	4.52%	4.73%	4.94%

Securities Available for Sale	Due in one year	Due in one year to five years	Due in five to ten years	Due after ten years	Total
	(dollars in thousands)
US Agencies
Amortized Cost	$6,036	$30,841	$—	$—	$36,877
Estimated Fair value	6,113	31,547	—	—	37,660
Weighted Average Yield	3.50%	4.16%	—%	—%	4.05%

Mortgage backed securities
Amortized Cost	—	6,101	—	20,222	26,323
Estimated Fair value	—	6,020	—	20,170	26,190
Weighted Average Yield	—%	3.28%	—%	4.28%	4.04%

Marketable equity securities
Amortized Cost	—	—	—	—	—
Estimated Fair value	—	—	—	—	—
Weighted Average Yield	—%	—%	—%	—%	—%

Total Securities
Amortized Cost	$6,036	$36,942	$—	$20,222	$63,200
Estimated Fair value	6,113	37,567	—	20,170	63,850
Weighted Average Yield	3.50%	4.01%	—%	4.28%	4.05%

Cash

Total cash and cash equivalents at September 30, 2003 declined by $2.2 million to $18.5 million from $20.7 million at year-end 2002. Excess liquidity was used to fund loan demand during the first nine months of 2003.

Deposits

Total deposits increased by $13.6 million, or 5.3% to $268.6 million at September 30, 2003, compared to $255.0 million at year-end 2002. Total average deposits increased to $261.9 million for the nine months ended September 30, 2003, an increase of 7.1% over average deposits of $244.6 million for the twelve months ended December 31, 2002. Increases in average deposits included an increase of $8.9 million in the average balance of money market deposits to $30.6 million for the nine months ended September 30, 2003 from the full year average money market deposits of $21.8 million for year ended December 31, 2002. The average balance of non-interest bearing demand deposits increased to $45.0 million for the first nine months of 2003 from a full year average of $39.1 million for 2002, and interest bearing demand accounts increased to an average balance of $42.0 million for the first nine months of 2003 from $36.6 million for the full year 2002. The average balance of savings deposits increased by $2.7 million to $72.8 million for the first nine months of 2003 compared to $70.1 million for the full twelve months of 2002. The increases were partially offset by a decline in the average balance of certificates of deposit to $71.5 million for the first nine months of 2003 from a full year average of $77.2 million for 2002. These changes in the composition of Newton’s deposit portfolio during the first nine months of 2003 reflect customers’ decisions to deposit funds from maturing time deposits into other deposit products during a time of low interest rates. In addition, Newton introduced a line of Blue Ribbon account products offering preferred rates on certain money market and deposit accounts. Customers are eligible for the Blue Ribbon accounts if they have combined monthly balances of $5,000 or more in checking, savings, or consumer loan accounts. In addition, Blue Ribbon customers receive free ATM transactions, free on-line banking, free on-line bill payment and other benefits. The Blue Ribbon program has generated approximately $2.5 million in deposits at September 30, 2003.

The following table sets forth the average balances and rates for each of the deposit categories for the periods indicated:

	September 30,
	2003		2002
	Average Amount	Average Cost	Average Amount	Average Cost
	(dollars in thousands)
Non-interest bearing demand	$45,024	—	$38,650	—
Interest bearing demand	42,025	1.05%	35,351	1.62%
Savings deposits	72,750	0.67%	68,807	1.55%
Money market deposits	30,633	1.11%	21,439	1.39%
Certificates of deposit	71,505	2.40%	77,791	3.86%

Total	$261,937	1.37%	$242,038	2.43%

	Years Ended December 31,
	2002		2001		2000
	Average Amount	Average Cost	Average Amount	Average Cost	Average Amount	Average Cost
	(dollars in thousands)
Non-interest bearing demand	$39,079	—	$37,840	—	$35,025	—
Interest bearing demand	36,563	1.55%	27,413	1.58%	26,253	1.67%
Savings deposits	70,062	1.41%	60,686	2.25%	60,836	2.76%
Money market deposits	21,771	1.34%	22,733	2.74%	24,680	3.59%
Certificates of deposit	77,166	3.72%	78,735	5.23%	75,705	5.28%

Total	$244,641	2.29%	$227,407	3.45%	$222,499	3.73%

Newton’s borrowed funds increased by $1.3 million, or 8.7%, to $16.3 million at September 30, 2003 from $15.0 million at December 31, 2002. This borrowing represents advances from the Federal Home Loan Bank of New York. These advances are secured by a blanket lien on qualifying mortgage loans, and the proceeds were used to fund new loan originations and to fund purchases of investment securities.

The following table sets forth information regarding Newton’s FHLB advances as of September 30, 2003:

Maturity	Weighted Average Interest Rate	Amount
	(dollars in thousands)
Short-term	1.35%	$12,880
Long-term	2.74%	3,420

Total		$16,300

Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by a blanket lien on all residential mortgages. Based on Newton’s equity membership in the Federal Home Loan Bank, Newton has additional credit available from the Federal Home Loan Bank of New York. Newton also had available a line of credit of $4.6 million from correspondent banks at September 30, 2003.

The following table provides information regarding Newton’s certificates of deposit ($100,000 and over) as of September 30, 2003:

September 30, 2003
(in thousands)
Three months or less	$3,651
Over three months through twelve months	5,847
Over one year through three years	713
Over three years	836

Total	$11,047

Results of Operations

Net Interest Income. Like most commercial banks, the primary component of Newton’s earnings is net interest income. Net interest income is the difference between interest income Newton receives, principally from loan and investment securities, and interest expense Newton pays, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, spread and margin. Volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin represents net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as levels of non-interest-bearing liabilities. During the nine months ended September 30, 2003 and 2002 and the fiscal years ended December 31, 2002, 2001 and 2000, Newton’s average interest-earning assets were $290.3 million, $274.8 million, $276.8 million, $260.5 million and $252.6 million, respectively. During these same periods, Newton’s net yields on average interest-earning assets (net interest margin) were 4.39% (annualized), 4.20% (annualized), 4.23%, 4.09% and 4.06%, respectively.

Average Balances and Average Rates Earned and Paid. The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread (that is, the average yield on interest-earning assets minus the average cost of interest-bearing liabilities), net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities. Average loans include non-accruing loans, the effect of which is to lower the average rates shown. Amounts have been computed on a fully tax-equivalent basis, assuming a federal tax rate of 34%.

	Average Balance Sheet For the Nine Months Ended September 30,
	2003			2002
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
	(dollars in thousands)
Interest earning assets:
Loans	$161,136	$8,039	6.65%	$137,801	$7,404	7.16%
Taxable investment securities	102,745	2,980	3.87%	103,694	3,964	5.10%
Non-taxable investment securities	17,102	938	7.31%	19,763	1,120	7.56%
Federal funds sold and other short-term investments	9,279	76	1.09%	13,522	208	2.05%

Total interest earning assets	290,262	12,033	5.53%	274,780	12,696	6.16%
Non-interest earning assets	26,247			18,407
Allowance for loan losses	(2,104)			(1,833)

Total assets	$314,405			$291,354

Interest bearing liabilities:

Interest bearing demand deposits	$42,025	$330	1.05%	$35,351	$429	1.62%
Savings accounts	72,750	366	0.67%	68,807	798	1.55%
Money market accounts	30,633	254	1.11%	21,439	223	1.39%
Time deposits	71,505	1,286	2.40%	77,791	2,253	3.86%
FHLB advances	16,944	250	1.97%	14,333	333	3.10%

Total interest bearing liabilities	233,857	2,486	1.42%	217,721	4,036	2.47%
Non-interest bearing deposits	45,024			38,650
Other liabilities	2,076			2,807

Total liabilities	280,957			259,178
Stockholders’ equity	33,448			32,176

Total liabilities and stockholders’ equity	$314,405			$291,354

Net interest income		$9,547			$8,660

Net interest rate spread			4.11%			3.69%
Net interest margin			4.39%			4.20%

	2002			2001			2000
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
	(dollars in thousands)
Interest earning assets:
Loans	$141,426	$10,055	7.11%	$120,878	$9,311	7.70%	$103,306	$8,103	7.84%
Taxable investment securities	103,952	5,105	4.91%	104,157	6,249	6.00%	115,895	7,285	6.29%
Non-taxable investment securities	19,226	1,455	7.57%	22,170	1,698	7.66%	23,314	1,789	7.67%
Federal funds sold and other short term investments	12,205	243	1.99%	13,283	558	4.20%	10,035	698	6.96%

Total interest earning assets	276,809	16,858	6.09%	260,488	17,816	6.84%	252,550	17,875	7.08%
Non-interest earning assets	19,352			16,180			15,428
Allowance for loan losses	(1,879)			(1,647)			(1,542)

Total assets	$294,282			$275,021			$266,436

Interest bearing liabilities:
Interest bearing demand deposits	$36,563	$567	1.55%	$27,413	$432	1.58%	$26,253	$438	1.67%
Savings accounts	70,062	988	1.41%	60,686	1,367	2.25%	60,836	1,682	2.76%
Money market accounts	21,771	291	1.34%	22,733	623	2.74%	24,680	885	3.59%
Time deposits	77,166	2,869	3.72%	78,735	4,117	5.23%	75,705	3,996	5.28%
FHLB advances	14,500	428	2.95%	13,000	614	4.72%	10,000	631	6.31%

Total interest bearing liabilities	220,062	5,143	2.34%	202,567	7,153	3.53%	197,474	7,632	3.87%
Non-interest bearing deposits	39,079			37,840			35,025
Other liabilities	2,806			3,009			2,568

Total liabilities	261,947			243,416			235,067
Stockholders’ equity	32,335			31,605			31,369

Total liabilities and stockholders’ equity	$294,282			$275,021			$266,436

Net interest income		$11,715			$10,663			$10,243

Net interest rate spread			3.75%			3.31%			3.21%
Net interest margin			4.23%			4.09%			4.06%

Rate Volume Analysis. The following tables analyze the dollar amount of changes in interest income and interest expense for major components of Newton’s interest-earning assets and interest-bearing liabilities. The tables distinguish between (i) changes attributable to volume (changes in volume multiplied by the prior period’s rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period’s volume), and (iii) net change (the sum of the previous columns). Changes attributable to both rate and volume (changes in rate multiplied by changes in volume) have been allocated proportionately between rate and volume.

Nine months ended September 30, 2003 vs. September 30, 2002

	Increase (decrease) due to changes in:		Total
	Average Volume	Average Rate
	(dollars in thousands)
Interest income:
Loans	$1,191	$(556)	$635
Taxable investment securities	(36)	(948)	(984)
Non-taxable investment securities	(147)	(35)	(182)
Federal funds sold and other short term investments	(53)	(79)	(132)

Total interest income	955	(1,618)	(663)

Interest expense:
Interest bearing demand deposits	71	(170)	(99)
Savings accounts	43	(475)	(432)
Money market accounts	82	(51)	31
Time deposits	(170)	(797)	(967)
FHLB advances	53	(136)	(83)

Total interest expense	79	(1,629)	(1,550)

Total net interest income	$876	$11	$887

Year ended December 31, 2002 vs. December 31, 2001

	Increase (decrease) due to changes in:
	Average Volume	Average Rate	Total
	(dollars in thousands)
Interest income:
Loans	$1,499	$(755)	$744
Taxable investment securities	(12)	(1,132)	(1,144)
Non-taxable investment securities	(223)	(20)	(243)
Federal funds sold and other short term investments	(42)	(273)	(315)

Total interest income	1,222	(2,180)	(958)

Interest expense:
Interest bearing demand deposits	142	(7)	135
Savings accounts	188	(567)	(379)
Money market accounts	(25)	(307)	(332)
Time deposits	(81)	(1,167)	(1,248)
FHLB advances	65	(251)	(186)

Total interest expense	289	(2,299)	(2,010)

Total net interest income	$933	$119	$1,052

Year ended December 31, 2001 vs. December 31, 2000

	Increase (decrease) due to changes in
	Average Volume	Average Rate	Total
	(dollars in thousands)
Interest income:
Loans	$1,356	$(148)	$1,208
Taxable investment securities	(715)	(321)	(1,036)
Non-taxable investment securities	(88)	(3)	(91)
Federal funds sold and other short term investments	186	(326)	(140)

Total interest income	739	(798)	(59)

Interest expense:
Interest bearing demand deposits	19	(25)	(6)
Savings accounts	(4)	(311)	(315)
Money market accounts	(66)	(196)	(262)
Time deposits	159	(39)	120
FHLB advances	163	(180)	(17)

Total interest expense	271	(751)	(480)

Total net interest income	$468	$(47)	$421

Nine Months Ended September 30, 2003 compared to nine months ended September 30, 2002

Net Income. For the nine months ended September 30, 2003, Newton had net income of $2.3 million or $1.71 per basic share and $1.70 per diluted share compared to net income of $1.6 million, or $1.16 per basic and diluted share, for the nine months ended September 30, 2002. The 2003 nine month period was positively impacted by continued growth in Newton’s interest-earning assets, and in particular the continued increase in its loan portfolio. The increase in interest-earning assets offset a 63 basis point decline in the average yield on interest-earning assets. In addition, during 2002 Newton recognized a net loss of $601 thousand on sales of investment securities. Newton did not have a comparable loss in 2003.

Net Interest Income. Net interest income before the provision for loan losses increased, on a tax equivalent basis, in the first nine months of 2003 over the comparable period of 2002 by $887 thousand, or 10.2%, to $9.5 million for the current nine month period from $8.7 million for the prior year period. The increase in net interest income over the nine month periods was primarily attributable to the growth in interest-earning assets and a change in the mix of assets toward higher yielding loans and away from investment securities.

Average interest-earning assets increased by $15.5 million in the first nine months of 2003 as compared to the prior year period. Average loans increased by $23.3 million, offsetting small declines in average securities and average federal funds sold and short term investments

The net interest margin for the nine month period ended September 30, 2003 was 4.39%, compared to 4.20% for the nine-month period ended September 30, 2002. The average yield on interest earning assets for the nine month period ended September 30, 2003 was 5.53%, compared to 6.16% for the comparable period of 2002. Newton’s average cost of interest bearing liabilities for the nine-month period ended September 30, 2003 was 1.42%, compared to 2.47% for the nine month period ended September 30, 2002. The interest rate spread was 4.11% for the nine month period ended September 30, 2003, compared to 3.69% in the prior year period.

Provision for Loan Losses. For the nine months ended September 30, 2003, Newton recognized a provision for loan losses of $124 thousand compared to $251 thousand for the nine months ended September 30, 2002. The decrease in the provision for the 2003 period compared to the 2002 period primarily reflects management’s analysis as to the appropriate level of the allowance for loan losses.

Non-Interest Income. Newton’s non-interest income consists primarily of service charges on its deposit accounts and earnings on bank owned life insurance. For the nine month period ended September 30, 2003, Newton’s non-interest income was $1.0 million compared with non-interest income of $451 thousand for the prior year period. The greatest impact on non-interest income in the two periods relates to transactions in the securities portfolio. During the 2002 period, Newton recognized a net gain on sales of available for sale securities of $149 thousand. However, this gain was offset by a net loss on the sale of held to maturity securities of $752 thousand. This loss reflected Newton’s sale of a corporate bond which had lost its investment rating. During 2003, Newton had far less activity in its securities portfolio, recognizing a net loss of $31 thousand on the sale of held to maturity securities. In addition, during the first nine months of 2003 earnings on bank owned life insurance offset the loss of trust revenue.

Non-Interest Expense. For the first nine months of 2003, Newton’s non-interest expense increased $680 thousand to $6.8 million compared to $6.1 million for the nine months ended September 30, 2002. The increases primarily reflect increases in salaries and employee benefits of $252 thousand, and other operating expenses of $428 thousand. The increase in other operating expense primarily reflects an increase in occupancy and equipment expense of $207 thousand, reflecting the opening of Newton’s new loan administration office in 2003, $133 thousand in increased advertising expenses and other miscellaneous increases related to new product offerings.

Provision for IncomeTaxes. Newton’s provision for income taxes for the nine month period ended September 30, 2003 was $988 thousand, compared to a provision for income taxes of $738 thousand for the nine month period ended September 30, 2002, reflecting higher net income in the 2003 nine month period. The effective tax rates were 29.8% and 31.7% for each of the nine month periods ending September 30, 2003 and 2002.

Years Ended December 31, 2002 and December 31, 2001

Net Income. Newton recognized net income of $2.5 million, or $1.81 per basic share and $1.80 per diluted share, in 2002, compared to net income of $2.4 million, or $1.74 per basic and diluted share in 2001. Return on average assets was 0.84% and 0.88% and return on average equity was 7.64% and 7.62% for the years ended

December 31, 2002 and 2001, respectively. Results for the year ended December 31, 2002 were positively impacted by strong growth in average interest-earning assets. The impact of the growth in average interest-earning assets was tempered by the sharp decline in short-term interest rates during the year, which adversely impacted Newton’s net interest margin during 2002. In addition, during 2002 Newton incurred a net loss on securities sold of $493 thousand, while there was no comparable loss in 2001.

Net Interest Income. Net interest income, on a tax equivalent basis increased $1.0 million from $10.7 million in 2001 to $11.7 million in 2002. The increase in net interest income reflects a decline of $2.0 million in total interest expense, offset in part by a decline of $958 thousand in total interest income.

The decline in total interest income reflects a decrease of $1.1 million in interest on taxable investment securities, $243 thousand in interest income on tax exempt securities and $315 thousand in interest income on federal funds and other short-term investments, partially offset by an increase of $744 thousand in interest income on loans. The increase in interest income on loans reflects an increase of $20.6 million in the average balance of loans, partially offset by a decline of 59 basis points in the average yield earned on loans. The declines in interest income on taxable investment securities, tax exempt investment securities and federal funds and other short term investments reflect both a decline in the average balance of each asset category and declines in the yields earned on each category of assets. The increase in Newton’s average loan portfolio, and the decline in Newton’s other asset categories, reflects Newton’s management’s decision to emphasize loan origination as a means of emphasizing net income.

The decline in Newton’s interest expense reflects a reduction of 119 basis points in the average rate paid on interest-bearing liabilities to 2.34% for 2002 from 3.53% in 2001, reflecting the declining rate environment affecting the banking industry in 2002. This reduction was partially offset by an increase of $17.5 million in the average balance of interest-bearing liabilities in 2002 compared to the prior year. Rates declined on all categories of interest-bearing liabilities, with the average rate paid on time deposits declining by 151 basis points to 3.72% in 2002 from 5.23% in the prior year, the rate paid on FHLB advances declining by 177 basis points to 2.95% in 2002 from 4.72% in 2001, and each other category of interest bearing liabilities experiencing smaller declines in the average rate paid on such liabilities.

The net interest margin for the year ended December 31, 2002 was 4.23% compared to 4.09% for 2001. The increase in net interest margin was due primarily to deposit growth being used to fund higher yielding loans. The average yield on interest-earning assets for 2002 was 6.09% or 75 basis points lower than the 6.84% for 2001. The average cost of interest-bearing liabilities for 2002 was 2.34% or 119 basis points lower than the 3.53% for 2001. The interest rate spread increased 44 basis points from 3.31% in 2001 to 3.75% in 2002.

Provision for Loan Losses. Newton’s provision for loan losses for 2002 was $350 thousand, representing a $30 thousand increase over the $320 thousand recorded for 2001. The increase in the 2002 provision is principally due to the growth in Newton’s loan portfolio combined with management’s view of the appropriate level of reserves given the state of the economy and changes in the mix of the loan portfolio to a higher proportion of commercial loans. The allowance for loan losses was $2.0 million at December 31, 2002, representing 1.33% of total outstanding loans. The allowance for loan losses at December 31, 2001 was $1.7 million or 1.35% of total outstanding loans at that date.

Non-Interest Income. Non-interest income declined by $316 thousand, or 24.2%, to $988 thousand for the year ended December 31, 2002 compared with $1.3 million for the prior year. The largest factor in the decline in non-interest income was a net loss of $493 thousand on sales of investment securities in 2002, while the Company recognized no such losses in 2001. During 2002, the Company recognized a net gain on sales of available for sale securities of $253 thousand and a gain on called held to maturity securities of $6 thousand. These gains were offset by a net loss on the sale of held to maturity securities of $752 thousand. This loss reflected Newton’s sale of a corporate bond which had lost its investment grade rating. In addition, service charges on deposit accounts declined by $14 thousand from 2001 to 2002. These declines offset non-interest income of $95 thousand from bank owned life insurance, reflecting Newton’s purchase of $5.0 million in bank owned life insurance during 2002 and Newton’s recognition of the net income from that insurance.

Non-Interest Expenses. Total non-interest expense increased by 7.5% from $7.8 million in 2001 to $8.4 million in 2002. Almost all components of non-interest expense increased, with salaries and employee benefits increasing $367 thousand, or 8.1%, occupancy expense increasing by $55 thousand, advertising expense increasing $96 thousand, stationary and supplies increasing by $40 thousand, equipment and computer expense increasing by $51 thousand and other operating expenses, consisting primarily of professional fees, telephone and postage expense, and other miscellaneous expenses, increasing by $243 thousand, in each case reflecting the growth of Newton’s business. In addition, during 2002, Newton incurred $54 thousand in expense relating to foreclosed real estate, while Newton had no similar expense in 2001.

Provision for Income Taxes. Newton had income tax expense of $955 thousand in 2002 and $817 thousand in 2001. This provision reflects Newton’s increased net income in 2002. The effective rates were 27.9% and 25.3% for the years ended December 31, 2002 and 2001, respectively.

Years Ended December 31, 2001 and December 31, 2000

Net Income. Newton’s net income declined from $3.0 million, or $2.07 per basic and diluted share, in 2000, to $2.4 million, or $1.74 per basic and diluted share, in 2001. Return on average assets was 0.88% and 1.11% and return on average equity was 7.62% and 9.46% for the years ended December 31, 2001 and 2000, respectively.

Results for the year ended December 31, 2001 were impacted by increases in non-interest expense, reflecting costs associated with changes in Newton’s senior management, including severance expenses for Newton’s former CEO and recruitment costs associated with the retention of Newton’s new CEO. In addition, Newton incurred additional non-interest expense in connection with the closure of two supermarket branches. The increases in non-interest expense were partially offset by increases in net interest income and non-interest income, reflecting the continued growth in Newton’s interest-earning assets and a decline in the market rates of interest paid on deposits

Net Interest Income. Net interest income on a tax equivalent basis increased $420 thousand from $10.2 million in 2000 to $10.7 million in 2001. The increase in net interest income reflects total interest income remaining stable at $17.8 million in 2001 compared to 2000, while interest expense declined by $479 thousand to $7.2 million in 2001 from $7.6 million in 2000. Interest income on loans increased by $1.2 million to $9.3 million in 2001 from $8.1 million in 2000, reflecting an increase of $17.6 million in average loans receivable, partially offset by a decline of 14 basis points in the yield on loans to 7.70% for 2001 from 7.84% for 2000. Interest income on taxable investment securities declined by $1.0 million, interest income on federal funds and other short term investments declined by $140 thousand, and interest income on tax exempt securities declined by $91 thousand. The decline in interest income on taxable investment securities reflects both a decline in the average balance of $11.7 million and a decline in the average rate earned of 29 basis points. The decline in interest income on federal funds sold and other short term investments reflects a 276 basis point decline in the average rate, reflecting a series of Federal Reserve rate cuts, partially offset by an increase in the average balance of federal funds sold and other short term investments of $3.2 million.

The decline in Newton’s interest expense reflects a reduction of 34 basis points in Newton’s average rate paid on interest bearing liabilities to 3.53% for 2001 from 3.87% in the prior year. This reduction was partially offset by an increase of $5.1 million in the average balance of interest-bearing liabilities in 2001 compared to the prior year. Rates declined on all categories of interest bearing liabilities, with the average rate paid on time deposits declining by 5 basis points to 5.23% in 2001 from 5.28% in the prior year, the average rate paid on FHLB advances declining by 159 basis points to 4.72% in 2001 from 6.31% in 2000, the average rate on savings accounts declining by 51 basis points to 2.25% in 2001 from 2.76% in 2000 and each other category of interest bearing liabilities experiencing smaller declines in the average rate paid on such liabilities.

The net interest margin for the year ended December 31, 2001, was 4.09% compared to 4.06% for 2000. The increase in net interest margin was due primarily to the cost of interest-bearing liabilities declining more than the yield on interest-earning assets. The average yield on interest-earning assets for 2001 was 6.84%, or 24 basis points lower than an average yield of 7.08% for 2000. The 2001 average cost of interest-bearing liabilities was 3.53% or 34 basis points lower than the average cost of 3.87% for 2000. The interest rate spread, which is the difference between the average yield on interest-earning assets and the cost of interest-bearing funds, increased 10 basis points to 3.31% in 2001 from 3.21% in 2000.

Provision for Loan Losses. Newton’s provision for loan losses for 2001 was $320 thousand, representing a $200 thousand increase over the $120 thousand recorded for 2000. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by Newton’s management based on factors discussed under “— Analysis of Loan Losses.” The increase in the 2001 provision is principally due to the deterioration of a single credit relationship resulting in an additional provision of $200 thousand. The allowance for loan losses at December 31, 2001 was $1.7 million or 1.35% of total outstanding loans at that date compared to $1.6 million, or 1.38% of total loans outstanding on December 31, 2000.

Non-interest Income. Non-interest income increased by $65 thousand to $1.3 million for the year ended December 31, 2001 compared with $1.2 million for the prior year. In both periods, Newton’s non-interest income consisted of service charges on deposit accounts and other service charges. Service charges on deposit accounts increased by $97 thousand, while other service charges declined by $32 thousand.

Other Expenses. Total non-interest expense increased from $6.6 million in 2000 to $7.8 million in 2001. This 19.4% increase was primarily due to an increase of $537 thousand in salaries and employee benefits, reflecting severance payments and costs associated with the separation of Newton’s former CEO as well as customary salary and benefits increases. Newton also incurred expense of $338 thousand in 2001 in connection with the closure of two supermarket in-store branches, while Newton had no similar expense in 2000. In addition, other operating expenses increased by $227 thousand, reflecting normal operating increases as well as expenses associated with the retention of Newton’s new CEO.

Provision for Income Taxes. Newton had income tax expense of $817 thousand in 2001 and $1.2 million in 2000. This provision reflects the decline in Newton’s net income. The effective rates were 25.3% and 29.1% for the years ended December 31, 2001 and 2000, respectively.

Liquidity and Capital Resources

Liquidity. Maintaining adequate liquidity while managing interest rate risk is the primary goal of Newton’s asset and liability management strategy. Liquidity is the ability to fund the needs of borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, interest income, loan and mortgage-backed security principal repayments, deposit growth and borrowings from the Federal Home Loan Bank are presently Newton’s main sources of liquidity. Newton’s primary uses of liquidity are to fund loans, operating expenses and deposit withdrawals, to repay borrowings and to make investments.

As of September 30, 2003, liquid assets (cash and due from banks, federal funds sold, and investment securities available for sale) were approximately $82.8 million, which represents 25.8% of total assets and 29.1% of total deposits and borrowings. Supplementing this liquidity, Newton had available lines of credit from correspondent banks of approximately $4.6 million and an additional line of credit with the Federal Home Loan Bank of $2.5 million (subject to available qualified collateral, with borrowings of $16.3 million outstanding from the FHLB at September 30, 2003). At September 30, 2003, outstanding commitments to extend credit were $26.7 million and available unused line of credit balances totaled $23.1 million. Newton’s management believes that Newton’s combined aggregate liquidity position is sufficient to meet Newton Trust Company’s funding requirements with respect to loan demand and deposit maturities and withdrawals in the near term.

During the nine months ended September 30, 2003, Newton’s cash and cash equivalents increased by $3.5 million, principally reflecting significant deposit inflow and short term borrowings.

The following table sets forth Newton’s contractual obligations and other commitments as of September 30, 2003:

Contractual Obligations & Other Commitments

(dollars in thousands)

	Total	Within one year	After one but within three years	After three but within five years	After five years
Minimum annual rentals on noncancellable operating leases	$260	$92	$140	$28	$—
Remaining contractual maturities of time deposits	66,661	48,941	13,259	4,461	—
Loan commitments	49,275	42,292	6,485	27	471
Long-term borrowed funds	16,300	12,880	1,710	1,710	—
Standby letters of credit	606	506	100	—	—
Other	31	31	—	—	—

	$133,133	$104,742	$21,694	$6,226	$471

Newton signed a contract for a branch renovation on October 13, 2003 for $751,000. Newton has a lifetime consulting agreement with a former chairman and president for $4,000 a month.

Capital. As regulated institutions, banks and bank holding companies must meet required levels of capital. The FDIC and the Federal Reserve, the primary regulators of Newton Trust Company and Newton, respectively, have adopted minimum capital regulations or guidelines that categorize components and the level of risk associated with various types of assets. Financial institutions are expected to maintain a level of capital commensurate with the risk profile assigned to its assets in accordance with these guidelines. At September 30, 2003, both Newton Trust Company and Newton maintained capital levels exceeding the minimum levels for “well capitalized” bank holding companies and banks.

The following table shows Newton’s total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage ratio, and compares such ratios to the minimum capital requirements and the requirements which must be satisfied in order for Newton and Newton Trust Company to be categorized as “well capitalized.”

	At September 30, 2003
	Actual Ratio	Minimum Requirement	Well Capitalized Requirement
Total risk-based capital ratio	17.17%	8.00%	10.00%
Tier 1 risk-based capital ratio	16.11%	4.00%	6.00%
Leverage ratio	10.33%	4.00%	5.00%

Asset/Liability Management. Newton’s asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Market interest rates and competition may also have an impact on our interest income and interest expense. In the absence of other factors, the yield or return associated with our interest-earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

Interest Rate Gap Analysis. As a part of Newton’s interest rate risk management policy, Newton’s management analyzes Newton’s interest rate “gap” on a recurring basis. Interest rate “gap analysis” is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The “gap” is the difference between the amounts of such assets and liabilities that are subject to repricing. A “positive gap” for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a “positive gap” would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities and its income should be negatively affected. Conversely, the cost of funds for an institution with a “positive gap” would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution’s net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a “negative gap.”

The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 2003, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable orders of withdrawal or other transaction accounts are assumed to pay out over a five-year decay schedule. In making the “gap” computations, standard assumptions regarding prepayment rates on loans and investments and deposit decay rates have been used for interest-earning assets and interest-bearing liabilities. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of Newton’s assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

	Interest Sensitivity Gap at September 30, 2003
	(dollars in thousands)
	3 Months	3 to 12 Months	1 to 5 Years	Over 5 Years	TOTAL
Investment securities at amortized cost	$7,525	$20,861	$76,210	$14,744	$119,340
Loans	29,765	5,952	84,544	50,577	170,838
Federal funds sold and short term borrowings	4,980	—	—	—	4,980

Total interest-earning assets	42,270	26,813	160,754	65,321	295,158

Non-interest earning assets	—	—	—	—	25,361

Total assets	$42,270	$26,813	$160,754	$65,321	$320,519

Interest bearing transaction deposits	$1,201	$3,604	$19,219	$24,024	$48,048
Interest bearing non-transaction deposits	7,892	23,676	74,095	—	105,663
Certificates of deposit	16,378	32,563	17,720	—	66,661
FHLB advances	—	12,880	3,420	—	16,300

Total interest bearing liabilities	25,471	72,723	114,454	24,024	236,672

Non-interest bearing liabilities and minority interest	—	—	—	—	50,040
Total liabilities and minority interest	25,471	72,723	114,454	24,024	286,712

Stockholders’ equity	—	—	—	—	33,807

Total liabilities and stockholders’ equity	$25,471	$72,723	$114,454	$24,024	$320,519

Interest sensitivity gap per period	$16,799	$(45,910)	$46,300	$41,297	$58,486
Cumulative interest sensitivity gap	$16,799	$(29,111)	$17,189	$58,486	$58,486
Cumulative gap as a percentage of total interest-earning assets	5.69%	-9.86%	5.82%	19.82%	19.82%
Cumulative interest earning assets as a percentage of cumulative interest bearing liabilities	165.95%	70.35%	108.08%	124.71%	124.71%

In addition to the gap analysis shown above, Newton also uses net interest income simulation to measure its interest rate exposure. Net interest income simulation measures estimated values for changes in net interest income and net interest margin resulting from instantaneous 100 and 200 basis point changes in interest rates, both plus and minus. Actual results may differ from the simulated results due to various factors including the time, magnitude and frequency of interest rate changes, the relationship or spread between various rates, loan pricing and deposit sensitivity and asset liability strategies employed by Newton.

Based on its simulations, Newton estimates that for a 200 basis point rate shock increase, its net interest income would increase by 0.61% and its net interest margin would increase by 2 basis points, or 0.57%. In a 200 basis point rate shock decline, Newton estimates that its net interest income would decline by 9.30% and that its net interest margin would decline by 36 basis points, or 8.72%. The following table shows the impact on Newton’s net interest income and net interest margin of 100 and 200 basis point instantaneous rate shocks:

Change in Rate	Change in net interest income	% change in net interest income	change in net interest margin	% change in net interest margin
Rates up 200	$ 75,000	0.61%	2 basis points	0.57%
Rates up 100	$ 117,000	0.95%	4 basis points	0.89%
Rates down 100	$ (444,000)	(3.61%)	(14) basis points	(3.38%)
Rates down 200	$(1,144,000)	(9.30%)	(36) basis points	(8.72%)

Impact of Inflation and Changing Prices

A commercial bank has an asset and liability composition that is distinctly different from that of a company with substantial investments in plant and inventory, because the major portion of a commercial bank’s assets are monetary in nature. As a result, a bank’s performance may be significantly influenced by changes in interest rates. Although the banking industry is more affected by changes in interest rates than by inflation in the prices of goods and services, inflation is a factor which may influence interest rates. However, the frequency and magnitude of interest rate fluctuations do not necessarily coincide with changes in the general inflation rate. Inflation does affect operating expenses in that personnel expenses and the cost of supplies and outside services tend to increase more during periods of high inflation.

DESCRIPTION OF LAKELAND CAPITAL STOCK

The authorized capital stock of Lakeland consists solely of 40,000,000 shares of common stock, no par value. As of November 30, 2003, there were 15,935,066 shares of Lakeland common stock issued and outstanding and 548,485 shares of Lakeland common stock held by Lakeland as treasury stock. There are no other shares of capital stock of Lakeland authorized, issued or outstanding.

Lakeland has no options, warrants or other rights authorized, issued or outstanding other than as described herein under “Shareholder Rights Plan” and options and rights granted under Lakeland’s various stock compensation and dividend reinvestment plans.

Common Stock

     Dividends

The holders of Lakeland common stock share ratably in dividends when and if declared by Lakeland’s board of directors from legally available funds. Declaration and payment of cash dividends by Lakeland depends upon cash dividend payments to it by Lakeland’s subsidiaries, which are Lakeland’s primary source of revenue and cash flow. Lakeland is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Lakeland, and consequently the right of creditors and shareholders of Lakeland, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Lakeland in its capacity as a creditor may be recognized.

Dividends by Lakeland and its subsidiaries are subject to various limitations imposed by federal and state laws and by regulations and policies adopted by federal and state regulatory agencies. Under New Jersey law, a bank may not pay dividends unless, following the dividend payment, the capital stock of the bank would be unimpaired and either the bank will have a surplus of not less than 50% of its capital stock, or, if not, the payment of the dividend will not reduce the surplus of the bank.

If, in the opinion of the FDIC, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice—which could include the payment of dividends—the FDIC may require, after notice and hearing, that such bank cease and desist from such practice or, as a result of an unrelated practice, require the bank to limit dividends in the future. The Federal Reserve Board has similar authority with respect to bank holding companies. In addition, the Federal Reserve Board and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Regulatory pressures to reclassify and charge off loans and to establish additional loan loss reserves can have the effect of reducing current operating earnings and thus impacting an institution’s ability to pay dividends. Further, bank regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank or bank holding company under their jurisdiction. Compliance with the standards set forth in these policy statements and guidelines could limit the amount of dividends which Lakeland, Lakeland Bank and Newton Trust Company may pay.

     Voting Rights

At meetings of shareholders, holders of Lakeland common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares entitled to vote represented in person or by proxy. Except as indicated below, all actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Lakeland common stock at a meeting at which a quorum is present.

The Lakeland board of directors is divided into three classes, each class being as nearly equal in number of directors as possible. Approximately one-third of the entire Lakeland board of directors is elected each year and the directors serve for terms of up to three years.

The exact number of directors and the number constituting each class is fixed from time to time by resolution adopted by a majority of the entire board of directors. The affirmative vote of at least eighty percent of the outstanding voting stock of Lakeland is required to amend or repeal the provisions of the Lakeland certificate of incorporation relating to the classification of the board of directors. In addition, shareholders may remove any director from office only for cause, as defined in the Lakeland certificate of incorporation.

Lakeland common stock currently trades on the Nasdaq National Market. Under Nasdaq’s National Market rules, approval of Lakeland’s shareholders is required for the issuance of shares of Lakeland common stock or securities convertible into or exercisable for Lakeland common stock if the issuance of such securities:

•	Is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

•	Is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Lakeland has a 5% or greater interest, and the issuance of the securities could result in an increase in outstanding Lakeland common stock or voting power of 5% or more;

•	Is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Lakeland common stock, or have 20% or more of the voting power, outstanding before issuance;

•	Would result in a change in control of Lakeland; or

•	Is in connection with the adoption or material modification of a stock compensation plan.

     Pre-Emptive Rights; Redemption

Holders of Lakeland common stock do not have pre-emptive rights to acquire any additional shares of Lakeland common stock. Lakeland common stock is not subject to redemption.

     Liquidation Rights

In the event of Lakeland’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Lakeland common stock will share in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities.

Shareholder Rights Plan

Lakeland maintains a Shareholder Protection Rights Plan designed to protect shareholders from attempts to acquire control of Lakeland at an inadequate price. Under the Shareholder Protection Rights Plan, each outstanding share of Lakeland common stock has attached to it one right to purchase one share of common stock at an initial price of $25, subject to adjustment from time to time, as provided in the plan. These rights are not currently exercisable or transferable, and no separate certificates evidencing these rights will be distributed, unless certain events occur.

The Lakeland rights become exercisable to purchase shares of common stock if a person, group or other entity acquires, or commences a tender offer or an exchange offer for, shares of Lakeland stock representing 15% or more of the outstanding common stock.

After the Lakeland rights become exercisable, under certain circumstances, the Lakeland rights (other than any rights held by a 15% beneficial owner) will entitle the holders to purchase either shares of Lakeland common stock or of the common stock of the potential acquiror at a substantially reduced price. In certain such circumstances, each Right—other than Rights owned by a 15% shareholder—may be exchangeable for one share of Lakeland common stock.

Lakeland is generally entitled to redeem the Lakeland rights at $.001 per right at any time until an acquiror reaches the 15% threshold.

One of the effects of Lakeland’s rights plan may be to enable the Lakeland board to render more difficult, or to discourage, an attempt to obtain control of Lakeland by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of Lakeland’s management.

Anti-Takeover Provisions in the Certificate of Incorporation and New Jersey Law Provisions

Lakeland’s certificate of incorporation and by-laws contain certain provisions which may have the effect of deterring or discouraging an attempt to take control of Lakeland. These provisions:

•	Divide Lakeland’s board of directors into three classes serving staggered three-year terms;

•	Prevent the shareholders from removing directors without cause;

•	Require that shares with at least 80% of the total voting power, and shares with at least two thirds of the total voting power after excluding any 20% shareholder, approve a merger or other similar transaction if the transaction is not approved, in advance, by Lakeland’s board of directors;

•	Require that shares with at least 80% of the total voting power approve the repeal or amendment of certain provisions of Lakeland’s certificate of incorporation;

•	Authorize the Lakeland board to consider all factors that it deems relevant in evaluating a pending tender offer or other potentially hostile acquisition; and

•	Require advance notice of nominations for the election of directors and require any individuals so nominated to be present in person at the meeting at which he or she is voted upon.

The New Jersey Business Corporation Act also contains certain provisions applicable to Lakeland that may have the effect of deterring or discouraging an attempt to take control of Lakeland. Specifically:

•	The New Jersey Business Corporation Act provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, a board may, in addition to considering the effects of any action on shareholders, consider any of the following:

•	the effects of the proposed action on the corporation’s employees, suppliers, creditors and customers;

•	the effects on the community in which the corporation operates; and

•	the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

•	Lakeland is subject to the New Jersey Shareholders Protection Act, which prohibits certain New Jersey public corporations from engaging in business combinations - including mergers, consolidations, significant asset dispositions and certain stock issuances - with any 10% shareholder for five years after such person becomes a 10% shareholder, unless the business combination is approved by the board of directors prior to the date that the shareholder became a 10% shareholder. In addition, the Protection Act prohibits any business combination at any time with a 10% shareholder other than a transaction that is approved by the board of directors in advance or is approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by the 10% shareholder, or satisfies certain “fair price” and related criteria.

COMPARISON OF SHAREHOLDERS’ RIGHTS

As a result of the merger, certain of Newton’s shareholders will receive shares of Lakeland common stock in exchange for their shares of Newton common stock. The following is a summary of certain material differences between the rights of holders of Newton common stock and the rights of holders of Lakeland common stock. Since both Lakeland and Newton are incorporated in New Jersey and are both governed by the New Jersey Business Corporations Act, these differences arise from their respective certificates of incorporation and by-laws and from Lakeland’s Shareholder Protection Rights Plan. Although it is impractical to compare all of the aspects in which the companies’ governing instruments differ with respect to shareholders’ rights, the following discussion summarizes certain significant differences. This summary is qualified in its entirety by reference to the applicable provisions of the companies’ governing instruments.

Directors

Lakeland’s certificate of incorporation provides for the election of directors on a three year staggered term basis. Newton’s certificate of incorporation provides for the election of directors on a five year staggered term basis.

Lakeland’s by-laws exclude certain persons from election to the board. Directors may not serve as attorneys for any other financial institution or bank or savings and loan holding company and may not be on the board of any other financial institution or bank or savings and loan holding company. Newton does not provide for similar limitations.

Vote Required

Lakeland’s certificate of incorporation provides several instances—most of which relate to the amendment of provisions in the certificate of incorporation—in which a greater than majority voting requirement is imposed for purposes of determining whether shareholders have approved a particular matter. Under Newton’s certificate of incorporation, almost all shareholder actions other than the election of directors require the vote of the holders of two thirds of Newton’s outstanding shares. Newton’s directors, like Lakeland’s directors, are elected by a plurality of the votes cast.

Exculpation of Directors and Officers

New Jersey law permits a corporation to provide that its directors and officers will not be liable to the corporation or its shareholders for breach of fiduciary duties, provided that the law does not excuse:

•	a breach of the duty of loyalty;

•	an act or omission that is not in good faith;

•	a knowing violation of law; or

•	receipt of an improper personal benefit.

Newton’s certificate of incorporation does not reflect this statutory formulation. Lakeland’s certificate of incorporation exculpates directors, but does not cover officers.

Indemnification

Lakeland’s by-laws permit, but do not require, that directors and officers be indemnified from specific actions. In general, Newton’s certificate of incorporation permits, but does not require, that directors and officers be indemnified from specific actions.

Shareholder Rights Plan

Newton does not have a shareholder rights plan. Lakeland approved its shareholders’ rights protection plan in 2001.

LEGAL MATTERS

The validity of the shares of Lakeland common stock to be issued in the merger has been passed upon for Lakeland by Lowenstein Sandler PC, counsel to Lakeland. Lowenstein Sandler PC has also rendered an opinion regarding certain tax matters.

EXPERTS

The consolidated financial statements of Lakeland Bancorp, Inc. and its subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 appearing in Lakeland’s annual report on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this joint proxy statement and prospectus, have been audited by Grant Thornton LLP, independent public accountants, whose report is incorporated by reference in this joint proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Newton Financial Corporation and its subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 presented herein have been audited by Nisivoccia & Company LLP, independent public accountants, whose report is included in this joint proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

OTHER BUSINESS

As of the date of this joint proxy statement and prospectus, we know of no matters that will be presented for consideration at the special meetings other than as described in this joint proxy statement and prospectus. However, if any other matter is to be voted upon, the form of proxies submitted to shareholders of Lakeland and Newton shall be deemed to confer authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger will be voted in favor of any adjournment or postponement of the Newton special meeting.

WHERE YOU CAN FIND MORE INFORMATION

Lakeland filed a registration statement on Form S-4 to register with the SEC the Lakeland common stock to be issued to Newton shareholders in the merger. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of Lakeland in addition to being a proxy statement of Newton for Newton’s special meeting of shareholders and a proxy statement of Lakeland for Lakeland’s special meeting of shareholders. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

In addition, Lakeland files reports, joint proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549

You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, joint proxy statements and other information about issuers, like Lakeland, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows Lakeland to “incorporate by reference” information in this document. This means that Lakeland can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Lakeland previously filed with the SEC. They contain important information about Lakeland and its financial condition.

LAKELAND BANCORP, INC.

File No. 00017820

Report	Applicable period/as of date; other

Annual Report on Form 10-K	Year ended December 31, 2002

Quarterly Report on Form 10-Q	Quarter ended March 31, 2003

Quarterly Report on Form 10-Q	Quarter ended June 30, 2003

Quarterly Report on Form 10-Q	Quarter ended September 30, 2003

Current Reports on Form 8-K	Dates of earliest events reported: January 16, 2003; February 26, 2003; April 3, 2003; April 14, 2003 (excluding the report disclosing information under item 9); June 18, 2003; June 20, 2003; June 24, 2003; July 10, 2003; August 8, 2003; August 25, 2003; September 15, 2003; October 15, 2003; October 28, 2003; October 29, 2003; December 31, 2003; and January 15, 2004 (excluding the report disclosing information under Item 12)

Registration Statement on Form 8-A	Description of Shareholder Protection Rights Plan (August 24, 2001)

Registration Statement on Form 8-A	Description of Common Stock (February 18, 2000)

Lakeland incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the special meetings. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. However, information that is deemed “furnished”, as distinct from “filed”, in Current Reports on Form 8-K is not incorporated in this joint proxy statement and prospectus.

You can obtain any of the documents incorporated by reference in this document through Lakeland, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from Lakeland without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Lakeland at the following address:

250 Oak Ridge Road

Oak Ridge, New Jersey

Telephone: (973) 697-2000

Attention: Paul P. Lubertazzi,

Secretary

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY MARCH 3, 2004 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. If you request from us any documents incorporated by reference in this document, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

INDEX TO NEWTON’S CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Auditors	F-1

Consolidated Statement of Financial Condition as of September 30, 2003 (unaudited), December 31, 2002 and 2001	F-2

Consolidated Statement of Operations for the nine months ended September 30, 2003 and 2002 (unaudited) and the years ended December 31, 2002, 2001 and 2000	F-3

Consolidated Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2003 (unaudited) and the years ended December 31, 2002, 2001 and 2000	F-4

Consolidated Statement of Cash Flows for the nine months ended September 30, 2003 and 2002 (unaudited) and the years ended December 31, 2002, 2001 and 2000	F-5

Notes to Consolidated Financial Statements	F-6

Independent Auditors’ Report

To the Board of Directors

and Stockholders of

Newton Financial Corporation

We have audited the accompanying consolidated statement of financial condition of Newton Financial Corporation (a New Jersey corporation) and subsidiaries (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newton Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Nisivoccia & Company LLP

Newton, New Jersey

January 22, 2003, except for Note 22, as to which

the date is December 12, 2003.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	September 30, 2003	December 31,
		2002	2001
	(Unaudited)
	(in thousands)
ASSETS
Cash and due from banks	$13,562	$10,046	$13,953
Federal funds sold and other short term investments	4,980	10,615	7,950
Investment securities available for sale	64,296	57,410	29,037
Investment securities to be held to maturity, fair value of $56,505, $65,484 and $99,090 as of September 30, 2003, December 31, 2002 and 2001, respectively	55,044	63,539	97,424
Federal Home Loan Bank stock and other investments, at cost	899	775	775
Loans receivable, net	168,396	150,471	125,188
Premises and equipment, net	3,727	3,310	3,208
Accrued interest receivable	1,590	2,067	2,517
Goodwill, net	446	446	470
Cash surrender value of bank owned life insurance policies	5,305	5,095	—
Foreclosed assets, net	915	915	—
Other assets	1,359	1,006	1,094

Total assets	$320,519	$305,695	$281,616

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$48,225	$39,197	$37,522
Money market accounts	21,835	12,664	10,315
Individual retirement accounts	11,780	11,440	12,652
Savings accounts	72,048	74,682	64,239
NOW accounts	48,048	42,468	31,498
Certificates of deposit	66,661	74,547	78,945

Total deposits	268,597	254,998	235,171
Borrowings	16,300	15,000	12,000
Dividend payable	340
Accrued interest payable	856	1,931	2,078
Accrued taxes and other liabilities	604	554	309

Total liabilities	286,697	272,483	249,558

Minority interest in equity of subsidiaries	15	14	14

Stockholders’ equity:
Common stock, $2.50 par value, authorized 3,000,000 shares; issued 1,475,760 shares; outstanding 1,360,638, 1,362,253 and 1,375,234 shares as of September 30, 2003, December 31, 2002 and 2001, respectively	3,689	3,689	3,689
Paid-in capital	8,934	8,938	8,940
Retained earnings	24,137	23,170	22,069
Accumulated other comprehensive income	339	644	182
Treasury stock, at cost, 115,122, 113,507 and 100,526 shares in 2003, 2002 and 2001, respectively	(3,292)	(3,243)	(2,836)

Total stockholders’ equity	33,807	33,198	32,044

Total liabilities and stockholders’ equity	$320,519	$305,695	$281,616

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)	(Unaudited)
	(in thousands, except per share amounts)
Interest income:
Interest and fees on loans	$8,037	$7,400	$10,050	$9,304	$8,094
Interest on investment securities:
Taxable interest income	2,980	3,964	5,105	6,249	7,285
Nontaxable interest income	619	739	960	1,121	1,181
Interest on federal funds and other short term investments	76	208	243	558	698

Total interest income	11,712	12,311	16,358	17,232	17,258

Interest expense:
Interest on deposits	2,236	3,703	4,715	6,539	7,001
Interest on debt	250	333	428	614	631

Total interest expense	2,486	4,036	5,143	7,153	7,632

Net interest income	9,226	8,275	11,215	10,079	9,626
Provision for loan losses	124	251	350	320	120

Net interest income after provision for loan losses	9,102	8,024	10,865	9,759	9,506

Non-interest income:
Service charges on deposit accounts	462	469	621	635	538
Net loss on sale of held to maturity securities	(31)	(752)	(752)	—	—
Gain on called held to maturity securities	9	2	6	—	—
Net gain on sale of available for sale securities	1	149	253	—	—
Other service charges, commissions, rents and fees	600	583	860	669	701

Total non-interest income	1,041	451	988	1,304	1,239

Non-interest expenses:
Salaries and employee benefits	3,916	3,664	4,877	4,510	3,973
Occupancy expense	928	759	1,034	979	849
Federal deposit insurance	30	30	41	41	44
Advertising	295	162	257	161	143
Stationary and supplies	185	172	227	187	169
Equipment and computer expense	259	221	291	240	229
Minority interest in net income of subsidiaries	1	1	1	1	1
Foreclosed asset expense	10	54	54	—	—
Other operating expenses	1,203	1,061	1,623	1,380	1,153
Loss on disposal of premises and equipment	—	23	23	338	—

Total non-interest expenses	6,827	6,147	8,428	7,837	6,561

Income before taxes	3,316	2,328	3,425	3,226	4,184
Provision for income taxes	988	738	955	817	1,216

Net income	$2,328	$1,590	$2,470	$2,409	$2,968

Earnings per share:
Basic	$1.71	$1.16	$1.81	$1.74	$2.07
Diluted	$1.70	$1.16	$1.80	$1.74	$2.07
Consolidated Statement of Comprehensive Income
Net income	$2,328	$1,590	$2,470	$2,409	$2,968
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities	(281)	553	602	255	27
Less: reclassification for gains included in net income	24	97	140	—	—

Total comprehensive income	$2,023	$2,046	$2,932	$2,664	$2,995

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
	Shares Outstanding	Amount
	(in thousands)
Balance, December 31, 1999	1,460	$3,689	$8,944	$19,091	$(100)	$(505)	$31,119
Net income - 2000				2,968			2,968
Cash dividends				(1,068)			(1,068)
Treasury stock acquired	(50)					(1,340)	(1,340)
Treasury stock sold	1		1			23	24
Unrealized appreciation on investments available for sale net of tax and minority interest					27		27

Balance, December 31, 2000	1,411	3,689	8,945	20,991	(73)	(1,822)	31,730

Net income - 2001				2,409			2,409
Cash dividends				(1,331)			(1,331)
Treasury stock acquired	(37)					(1,061)	(1,061)
Treasury stock sold	1		(5)			47	42
Unrealized appreciation on investments available for sale net of tax and minority interest					255		255

Balance, December 31, 2001	1,375	3,689	8,940	22,069	182	(2,836)	32,044

Net income - 2002				2,470			2,470
Cash dividends				(1,369)			(1,369)
Treasury stock acquired	(14)					(446)	(446)
Treasury stock sold	1		(2)			39	37
Unrealized appreciation on investments available for sale net of tax and minority interest					462		462

Balance, December 31, 2002	1,362	3,689	8,938	23,170	644	(3,243)	33,198

Net income for the nine months ended September 30, 2003 (unaudited)				2,328			2,328
Cash dividends paid or declared (unaudited)				(1,361)			(1,361)
Treasury stock acquired (unaudited)	(3)					(93)	(93)
Treasury stock sold (unaudited)	1		(4)			44	40
Unrealized depreciation on investments available for sale net of tax and minority interest (unaudited)					(305)		(305)

Balance, September 30, 2003 (unaudited)	1,360	$3,689	$8,934	$24,137	$339	$(3,292)	$33,807

The accompanying notes to the consolidated financial statements are an integral part of these statements.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)	(Unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$2,328	$1,590	$2,470	$2,409	$2,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	470	400	545	472	374
Amortization (accretion) of bond premium (discount)	517	207	311	(2)	(108)
Amortization of goodwill	—	—	—	—	24
Provision for possible loan losses	124	251	351	320	120
Net loss on investment securities sold and called	21	601	493	—	—
Loss on premises and equipment	—	23	23	338	—
Net increase in bank owned life insurance	(210)	(25)	(95)	—	—
(Increase) decrease in accrued interest receivable and other assets	322	414	215	(264)	(39)
Increase (decrease) in accrued interest payable and other liabilities	(1,024)	59	98	(517)	1,287

Net cash provided by operating activities	2,548	3,520	4,411	2,756	4,626

Cash flows from investing activities:
Proceeds from calls of investment securities to be held to maturity	13,578	26,315	29,350	62,285	12,000
Proceeds from calls of investment securities available for sale	10,000	14,500	16,500	29,400	10,000
Proceeds from sales of investment securities to be held to maturity	971	2,416	2,416	—	—
Proceeds from sales of investment securities available for sale	3,053	6,149	11,003	—	—
Maturities of investment securities to be held to maturity	12,164	16,562	19,314	24,509	24,720
Maturities of investment securities available for sale	10,452	677	2,808	—	4,000
Purchases of investment securities to be held to maturity	(18,496)	(13,393)	(18,183)	(73,587)	(25,478)
Purchases of investment securities available for sale	(31,154)	(54,643)	(57,691)	(41,640)	(13,985)
Net proceeds from sale of Federal Home Loan Bank stock	—	—	—	361	—
Net purchases of Federal Home Loan Bank stock	(124)	—	—	—	(370)
Proceeds from sale of student loans	7	30	40	21	59
Loan originations and principal collections, net	(18,056)	(18,440)	(26,589)	(11,637)	(24,600)
Net (increase) decrease in federal funds sold and other short term investments	5,635	(426)	(2,665)	3,925	5,425
Purchase of bank owned life insurance	—	(5,000)	(5,000)	—	—
Additions to premises and equipment	(887)	(621)	(670)	(1,024)	(438)

Net cash used in investing activities	(12,857)	(25,874)	(29,367)	(7,387)	(8,667)

Cash flows from financing activities:
Increase in demand deposits	9,028	4,668	1,674	856	4,521
Increase (decrease) in money market accounts	9,171	(575)	2,349	648	(661)
Increase (decrease) in individual retirement accounts	340	(948)	(1,212)	(1,284)	(1,726)
Increase (decrease) in savings accounts	(2,634)	8,865	10,443	5,787	(4,909)
Increase (decrease) in NOW accounts	5,580	8,483	10,970	3,202	(2,114)
Increase (decrease) in certificates of deposit, $100,000 and over	(2,529)	4,576	2,126	(401)	(270)
Increase (decrease) in certificates of deposit, under $100,000	(5,357)	(6,859)	(6,524)	927	6,889
Net proceeds from short term borrowings	1,300	3,000	3,000	2,000	5,000
Treasury stock transactions, net	(53)	(384)	(408)	(1,020)	(1,316)
Cash dividends paid	(1,021)	(1,029)	(1,369)	(1,331)	(1,068)

Net cash provided by financing activities	13,825	19,797	21,049	9,384	4,346

Net increase (decrease) in cash and cash equivalents	3,516	(2,557)	(3,907)	4,753	305
Cash and cash equivalents, beginning of period	10,046	13,953	13,953	9,200	8,895

Cash and cash equivalents, end of period	$13,562	$11,396	$10,046	$13,953	$9,200

Supplemental disclosure of cash flow information:
Interest paid	$3,562	$4,152	$5290	$7,648	$6,493
Income taxes paid, net of refunds	864	712	1,154	1,007	1,225
Supplemental schedule of noncash activities:
Unrealized appreciation (depreciation) on investments available for sale	$(503)	$652	$810	$447	$48
Loan collateral foreclosed on	—	915	915	—	—
Dividends declared but not paid	340	—	—	—	—

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Note 1 - Summary of Significant Accounting Policies

Significant accounting policies followed by Newton Financial Corporation and subsidiaries (the “Company”) are summarized below.

Nature of Operations

The Company provides a variety of banking services to individuals and businesses through its ten offices in northwest New Jersey. Its primary source of revenue is interest on loans to customers who are individuals and small to mid-sized businesses, and interest on investments in debt securities of primarily federal and local governments and their related agencies as well as high rated corporate debt securities. In 2002, the Company has elected to sell its fiduciary trust business. The Company will retain its trust powers and will continue to offer investment services.

Principles of Consolidation

The consolidated financial statements of Newton Financial Corporation include all of the accounts of the parent company and its 99.96 percent owned subsidiary, The Newton Trust Company (the “Bank”), as well as its wholly owned subsidiary Park Place Investment Co., Inc. (“PPIC”). All significant intercompany transactions have been eliminated in consolidation.

Investment Securities

Trading Securities - Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities, if any, are included in other income.

Securities Held-to-Maturity - Government and federal agency securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

Securities Available-for-Sale - Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported net of tax as a separate component of stockholders’ equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and are net of unearned discount, unearned loan fees and an allowance for loan losses.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Loans (Cont’d)

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreements. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on significant loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to repay outstanding loan balances.

The loans receivable portfolio at December 31, 2002 consists of fixed and variable rate loans approximating 69% and 31% of the portfolio, respectively.

Premises and Equipment

Premises and equipment are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is provided using the straight-line method for financial reporting purposes at rates based upon their estimated useful lives. Expenditures for major renewals and betterments that extend the useful lives of premises and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Premises and Equipment (Cont’d)

On January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS No. 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. However, SFAS No. 144 makes changes to the scope and certain measurement requirements of existing accounting guidance. SFAS No. 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

Pension Plan

The Company has a noncontributory defined benefit plan covering substantially all of the employees of The Newton Trust Company. Benefits are based on compensation and length of service. The Company’s funding policy is to contribute annually an amount that would be deducted for federal income tax purposes using actuarial cost methods and assumptions, which differ from those used for financial reporting.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the Company and its subsidiaries based on the contribution of their income to the consolidated return. Separate state income tax returns are filed by the Company and its subsidiaries. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. FASB Statement No. 109, “Accounting for Income Taxes” requires deferred tax assets and liabilities be included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks for purposes of the statement of cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Reclassifications

Certain minor reclassifications were made to the 2001 and 2000 amounts to make them consistent with 2002 classifications.

Earnings Per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

Stock-Based Compensation

The Company follows the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” but elected to continue to measure compensation expense in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 and 148 had been applied. Had the Company followed the methodology in SFAS No. 123 net income would have been adjusted to the pro forma amounts indicated below:

	For the Year Ended December 31,
	2002	2001	2000
	(in thousands except per share data)
Net Income As reported	$2,470	$2,409	$2,968
Pro forma	2,470	2,228	2,948
Earnings per share:
Basic, as reported	$1.81	$1.74	$2.07
Basic, pro forma	1.81	1.61	2.05
Diluted, as reported	$1.80	$1.74	$2.07
Diluted, pro forma	1.80	1.61	2.05

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	For the Year Ended December 31,
	2001	2000
Dividend yield	2.64%	2.61%
Expected life	10 years	7.5 years
Risk-free interest rate	3.92%	6.05%

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Comprehensive Income

The Company follows the disclosure provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

	Year Ended December 31, 2002
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized gains on investment securities:
Unrealized holding gains arising during the period	$1,056	$(454)	$602
Less: reclassification adjustment for gains realized in net income	246	(106)	140

Other comprehensive income, net	$810	$(348)	$462

	Year Ended December 31, 2001
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized gains on investment securities:
Unrealized holding gains arising during the period	$447	$(192)	$255

	Year Ended December 31, 2000
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized gains on investment securities:
Unrealized holding gains arising during the period	$48	$(21)	$27

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Letters of Credit

The Company adopted FASB Interpretation 45 (FIN 45) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others” on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company has financial and performance letters of credit. Financial letters of credit require the Company to make payment if the customer’s financial condition deteriorates, as defined in the agreements. Performance letters of credit require the Company to make payments if the customer fails to perform certain non-financial contractual obligations. The Company defines the initial fair value of these letters of credit as the fees received from the customer. FIN 45 applies prospectively to guarantees the Company issues or modifies subsequent to December 31, 2002.

The maximum potential undiscounted amount of future payments of these letters of credit as of September 30, 2003 is $606,077 and they expire through December 2004. Amounts due under these letters of credit would be reduced by any proceeds that the Company obtained in liquidating the collateral for the loans, which varies depending on the customer.

Interim Financial Statements

The financial statements as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been included. The results of operations for the nine months ended September 30, 2003 and 2002 are not necessarily indicative of the results that may be attained for an entire fiscal year.

Note 2 - Investment Securities

The carrying amounts of investment securities and their approximate market values were as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
	(in thousands)
September 30, 2003
(Unaudited)
Available for sale:
U.S. agency securities	$63,200	$823	$173	$63,850
Marketable equity securities	470		24	446

Total securities available for sale	$63,670	$823	$197	$64,296

Held to maturity:
U.S. agency securities	26,543	320	31	26,832
State and municipal securities	16,922	820	11	17,731
Corporate bonds	11,579	363		11,942

Total securities held to maturity	$55,044	$1,503	$42	$56,505

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 2 - Investment Securities (Cont’d)

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
	(in thousands)
December 31, 2002
Available for sale:
U.S. agency securities	$55,811	$1,237		$57,048
Marketable equity securities	470		$108	362

Total securities available for sale	$56,281	$1,237	$108	$57,410

Held to maturity:
U.S. agency securities	$33,632	$613		$34,245
State and municipal securities	17,248	1,004	$1	18,251
Corporate bonds	12,659	329		12,988

Total securities held to maturity	$63,539	$1,946	$1	$65,484

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
	(in thousands)
December 31, 2001
Available for sale:
U.S. agency securities	$28,247	$433	$38	$28,642
Marketable equity securities	470		75	395

Total securities available for sale	$28,717	$433	$113	$29,037

Held to maturity:
U.S. Government securities	$4,501	$42		$4,543
U.S. agency securities	57,401	738	$160	57,979
State and municipal securities	21,306	831		22,137
Corporate bonds	14,216	234	19	14,431

Total securities held to maturity	$97,424	$1,845	$179	$99,090

During the nine months ended September 30, 2003, gross realized gains of $9,371 were recognized on calls of investment securities. Proceeds from such calls amounted to $23,578,000. The gross realized gains from sales of investment securities classified as available for sale amounted to $1,117 for the nine months ended September 30, 2003. Proceeds from such sales amounted to $3,053,438.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 2 - Investment Securities (Cont’d)

Also, during the nine months ended September 30, 2003, a net loss of $31,542 was recognized on the sale of held to maturity investment securities. Proceeds from such sales amounted to $971,275. Included in the loss, was a bond for which the Company determined the credit risk had deteriorated below its current investment policy.

Investment securities, carried at approximately $2,579,915 and with market values approximating $2,715,315 at December 31, 2002 were pledged to secure public deposits and for other purposes required or permitted by law.

During the year ended December 31, 2002, gross realized gains of $6,001 were recognized on calls of investment securities. Proceeds from such calls amounted to $45,850,000. The gross realized gains from sales of investment securities classified as available for sale amounted to $253,147 for the year ended December 31, 2002. Proceeds from such sales amounted to $11,002,772.

Also, during the year ended December 31, 2002 a net loss of $752,482 was recognized on the sale of held to maturity investment securities. Proceeds from such sales amounted to $2,416,235. Included in the loss, were two bonds for which the Company determined the credit risk had deteriorated below its current investment policy. The remaining sales consisted of a mortgage backed security pool which had substantially been collected as of the date of sale.

No gross realized gains or losses were recognized on calls of investment securities during the years ended December 31, 2001 and 2000.

The contractual maturities of investment securities, except those without a single maturity date, at September 30, 2003 (unaudited), were as follows:

	Securities to be held to Maturity		Securities Available for Sale
	Amortized Cost	Estimated Market value	Amortized Cost	Estimated Market Value
	(in thousands)
Due in one year or less	$12,212	$12,350	$6,036	$6,113
Due from one to five years	26,042	27,190	30,841	31,547
Due from five to ten years	5,231	5,302
Due after ten years	100	108

	43,585	44,950	36,877	37,660
Mortgage backed and marketable equity securities	11,459	11,555	26,793	26,636

	$55,044	$56,505	$63,670	$64,296

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 2 - Investment Securities (Cont’d)

The contractual maturities of investment securities, except those without a single maturity date, at December 31, 2002, were as follows:

	Securities to be held to Maturity		Securities Available for Sale
	Amortized Cost	Estimated Market value	Amortized Cost	Estimated Market Value
	(in thousands)
Due in one year or less	$12,825	$12,960
Due from one to five years	42,180	43,587	$36,239	$37,289
Due from five to ten years	1,965	2,163
Due after ten years	100	107

	57,070	58,817	36,239	37,289
Mortgage backed and marketable equity securities	6,469	6,667	20,042	20,121

	$63,539	$65,484	$56,281	$57,410

Note 3 - Loans Receivable

A summary of loans receivable, as reflected in the consolidated statement of financial condition is as follows:

	September 30, 2003	December 31,
		2002	2001
	(Unaudited)	(in thousands)
Residential	$48,127	$48,128	$51,588
Commercial	111,120	93,101	66,738
Construction	8,609	8,212	5,489
Installment	2,982	3,200	3,192

Total loans receivable	170,838	152,641	127,007
Less:
Allowance for loan losses	2,158	2,035	1,710
Deferred loan origination fees, net	284	135	109

Net loans receivable	$168,396	$150,471	$125,188

Changes in the allowance for loan losses are as follows:

	Nine months ended September 30,		Year ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)		(in thousands)
Balance, beginning of period	$2,035	$1,710	$1,710	$1,599	$1,461
Provision charged to operations	124	251	350	320	120
Loans charged-off	(3)	(21)	(28)	(213)	(6)
Recoveries	2	3	3	4	24

Balance, end of period	$2,158	$1,943	$2,035	$1,710	$1,599

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 3 - Loans Receivable (Cont’d)

The balance of impaired loans was $969,464 at December 31, 2001. Impaired loans decreased from December 31, 2001 to December 31, 2002 by $969,464 due to foreclosure of the loan in 2002. The Bank identifies a loan as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the loan agreements. The allowance for loan losses associated with impaired loans was $200,000 at December 31, 2001. The average recorded investment on impaired loans was $484,732 and $453,943 during 2002 and 2001, respectively, and no income was recognized on impaired loans during 2002 and 2001. Interest, which would have been accrued on impaired loans during 2002 and 2001, was $38,106 and $27,628, respectively. There were no impaired loans at September 30, 2003, December 31, 2002 and December 31, 2000.

Loans past due 90 days or more are those loans as to which payment of interest or principal is in arrears for a period of 90 days or more but is adequately collateralized as to interest and principal or is in the process of collection. Non-performing loans consist of non-accrual loans and renegotiated loans. Non-accrual loans are those on which income under the accrual method has been discontinued with subsequent interest payments credited to interest income when received, or if ultimate collectibility of principal is in doubt, applied as principal reductions. Renegotiated loans are loans whose contractual interest rates have been modified due to borrowers’ financial difficulties. Interest on these loans is either accrued or credited directly to interest income. Loans past due 90 days or more and non-performing loans were as follows:

	Sept. 30, 2003	December 31,
		2002	2001	2000
	(Unaudited)		(in thousands)
Loans greater than 90 days past due	$37	$748	$220	$98

Non-performing loans:
Non-accrual loans	$792	$147	$969	$-0-

The impact of non-performing loans on interest income is as follows:

	Nine Months Ended September 30,		December 31,
	2003	2002	2002	2001	2000
	(unaudited)		(in thousands)
Interest income if performing in accordance with original terms	$20	$38	$45	$28	$—
Interest income actually recorded	—	—	—	—	—

	$20	$38	$45	$28	$—

Residential mortgage loans of approximately $26,090,720 have been pledged as collateral for the short term borrowings from the Federal Home Loan Bank of New York as of December 31, 2002 (see note 6).

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 4 - Premises and Equipment

Major classes of premises and equipment consist of the following:

	Estimated Useful Lives	December 31,
		2002	2001
		(in thousands)
Land		$661	$661
Bank premises and improvements	3 to 40 years	4,213	4,071
Furniture and equipment	3 to 20 years	3,662	3,183

		8,536	7,915
Less: accumulated depreciation		5,226	4,707

		$3,310	$3,208

Depreciation expense amounted to $545,286, $471,625 and $373,959 for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 5 - Foreclosed Assets

Foreclosed assets are presented net of allowance for losses. An allowance of $54,464 for the estimated loss was charged to operations during 2002.

Note 6 - Borrowings

Borrowings from the Federal Home Loan Bank of New York are summarized below:

December 31, 2002
Amount of Note	Interest Rate	Due Date
(in thousands)
$5,000	2.40%	February 12, 2003
3,000	2.67%	March 6, 2003
2,000	3.12%	July 3, 2003
5,000	2.30%	July 10, 2003

$15,000

December 31, 2001
Amount of Note	Interest Rate	Due Date
(in thousands)
$5,000	3.59%	February 28, 2002
5,000	3.97%	July 19, 2002
2,000	3.12%	July 3, 2003

$12,000

The Bank is a member of the Federal Home Loan Bank of New York. The Bank’s equity membership at December 31, 2002 and 2001 was $750,000 (7,500 capital stock shares). The Bank has total available advances of $19,083,000 at December 31, 2002, of which $15,000,000 were outstanding. The borrowings are collateralized by a blanket lien on all residential mortgages.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 7 - Income Taxes

The provision (benefit) for income taxes in the consolidated statement of operations is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(unaudited)		(in thousands)
Current:
Federal	$808	$613	$901	$815	$1,051
State	231	145	236	156	219

Total current tax expense	1,039	758	1,137	971	1,270

Deferred:
Federal	(32)	(15)	(120)	(118)	(35)
State	(19)	(5)	(62)	(36)	(19)

Total deferred tax benefit	(51)	(20)	(182)	(154)	(54)

Total tax provision	$988	$738	$955	$817	$1,216

The income tax provision reconciled to the income taxes that would have been computed at the statutory federal rate is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(unaudited)		(in thousands)
Federal income tax, at statutory rates	$1,127	$792	$1,165	$1,097	$1,423
Increase (deduction) in taxes resulting from:
Non-taxable interest income	(211)	(254)	(330)	(386)	(408)
State income tax, net of federal income tax effect	133	91	93	67	126
Other, net	(61)	109	27	39	75

Provision for income taxes	$988	$738	$955	$817	$1,216

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 7 - Income Taxes (Cont’d)

The net deferred tax asset consisted of the following:

	September 30, 2003	December 31,
		2002	2001
	(unaudited)	(in thousands)
Deferred tax assets:
Allowance for loan and lease losses	$741	$688	$548
Valuation reserves for other real estate	109	109	86
Depreciation	55	38	113
Deferred compensation	—	46	46
Other, net	144	133	47

Total deferred tax assets	1,049	1,014	840

Deferred tax liabilities:
Unrealized gains on securities available for sale	288	486	138
Other	52	68	76

Total deferred tax liabilities	340	554	214

Net deferred tax assets, included in other assets	$709	$460	$626

Note 8 - Earnings Per Share

The Company’s calculation of earnings per share in accordance with SFAS No. 128 is as follows:

	Nine Months Ended September 30, 2003 (Unaudited)
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,328	1,361	$1.71
Effect of dilutive securities—Stock options	—	5	(0.01)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,328	1,366	$1.70

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 8 - Earnings Per Share (Cont’d)

	Year Ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,470	1,368	$1.81
Effect of dilutive securities—Stock options	—	2	(0.01)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,470	1,370	$1.80

	Year Ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,409	1,386	$1.74
Effect of dilutive securities—Stock options	—	—	(0.00)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,409	1,386	$1.74

Options to purchase 13,362 shares of common stock at $29.89 per share were outstanding during 2001. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

	Year Ended December 31, 2000
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,968	1,437	$2.07
Effect of dilutive securities—Stock options	—	—	(0.00)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,968	1,437	$2.07

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 8 - Earnings Per Share (Cont’d)

Options to purchase 3,446 shares of common stock at $29.50 per share were outstanding during 2000. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

Note 9 - Pension Plan

Prepaid/(accrued) benefit cost was determined following the prescribed standards and methods in FASB Statement No. 87. The following sets forth the Plan’s funded status as of December 31, 2002, 2001 and 2000. Any gains or losses incurred are reflected in the following year.

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$1,749	$1,645	$1,499
Service cost	161	169	169
Interest cost	112	107	109
Actuarial gain (loss)	(99)	17	—
Benefits paid	(108)	(189)	(132)

Benefit obligation at end of year	1,815	1,749	1,645

Change in plan assets
Fair value of plan assets at beginning of year	1,344	1,006	949
Expected return on plan assets	95	88	69
Employer contribution	300	250	213
Benefits paid	(108)	(189)	(132)
Asset gain (loss)	(210)	189	(93)

Fair value of plan assets at end of year	1,421	1,344	1,006

Funded status	(394)	(405)	(639)
Unrecognized net actuarial loss	489	438	633

Prepaid (accrued) benefit	$95	$33	$(6)

Accumulated benefit obligation	$1,212	$1,193	$990

Net pension cost included the following components:

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Service cost	$161	$169	$169
Interest cost on projected benefit obligation	112	107	109
Expected return on plan assets	(95)	(88)	(69)
Net amortization	28	23	22

Net periodic benefit cost	$206	$211	$231

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 9 - Pension Plan (Cont’d)

The determination of pension expense was based on the Projected Unit Credit attribution method, as follows:

Weighted-average assumptions	2002	2001	2000
Discounted rate	7.25%	7.25%	7.25%
Expected return on plan assets	7.25	7.25	7.25
Rate of compensation	5.00	5.00	5.00

Note 10 - Commitments and Contingent Liabilities

Litigation

The Company may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Company also has various commitments and contingent liabilities which are not reflected in the accompanying consolidated financial statements. In management’s judgment, the consolidated financial statements of the Company will not be affected materially by the final outcome of any present legal proceedings or other contingent liabilities and commitments.

Commitments with Off-Balance Sheet Risk

The consolidated statement of financial condition does not reflect various commitments relating to financial instruments which are used in the normal course of business. Management does not anticipate that the settlement of those financial instruments will have a material adverse effect on the Company’s financial position. These instruments include commitments to extend credit and letters of credit. The financial statements have inherent degrees of credit risk, which is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract.

Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank was committed to advance $49,275,484 and $24,799,099 to its borrowers as of September 30, 2003 and December 31, 2002, respectively. Such commitments generally expire within one year. The total commitment may not represent the future cash outlays to these customers, since customers may decide not to utilize all amounts available under their commitments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include real estate, accounts receivable, inventory, equipment, securities and other properties.

Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. The Bank has entered into standby letter of credit contracts with its customers totaling $606,077 and $881,916 as of September 30, 2003 and December 31, 2002, respectively, which generally expire within one year.

The Bank is able to purchase up to $4,600,000 in overnight federal funds from Fleet National Bank.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 10 - Commitments and Contingencies (Cont’d)

Lease Commitment

At September 30, 2003, the Bank was committed under four operating leases for branch and administrative office sites. The future minimum lease payments are as follows (unaudited):

Year Ending September 30,	Amount
(in thousands)
2004	$92
2005	75
2006	65
2007	28

$260

The Bank has various renewal options for three of the four leases. The rent expense under the leases approximated $59,921 and $36,209, for the nine months ended September 30, 2003 and 2002, respectively (unaudited).

At December 31, 2002, the Bank was committed under three operating leases for branch and administrative office sites. The future minimum lease payments are as follows:

Year Ending December 31,	Amount
(in thousands)
2003	$27
2004	17
2005	17
2006	17

$78

The Bank has various renewal options for two of the three leases. The rent expense under the leases approximated $48,279, $38,729 and $55,600, for the years ended December 31, 2002, 2001 and 2000, respectively.

During 2001, the Bank closed one of its branches for which it is committed under a long term lease through June 2006. The potential amount of the lease commitment is $164,333. The Bank believes it will be able to negotiate a lesser amount and has accrued $150,000 at December 31, 2002 for the lease termination. The lease was settled in September 2003 for approximately $150,000.

Note 11 - Employee Stock Ownership Program

The Bank had sponsored a leveraged employee stock ownership plan (ESOP) that covered substantially all employees who have completed 1,000 hours of service during a plan year. Substantially all dividends received by the ESOP are used to reinvest in new shares. There was no ESOP contribution expense for the years ended December 31, 2002, 2001 and 2000. The ESOP was terminated during the year ended December 31, 2002.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 12 - Stock Compensation Plans

The Company has adopted the 1999 Restricted Stock Plan (the “Stock Plan”). Under the Stock Plan the Company may grant to officers and other employees up to 7,354 shares of common stock. There have been no shares granted in this stock plan.

The Company has also adopted the 1999 Stock Option Plan (the “Option Plan”). Under the Option Plan the Company may grant options to officers and other employees to purchase up to 112,646 shares of common stock. The plan was amended in 2001 to allow grants to members of the Company’s board of directors. Both incentive stock options and non-qualified stock options may be granted under the Option Plan. For incentive stock options, the purchase price per share of common stock shall not be less than one hundred percent of the fair market value of the common stock on the date of grant. For non-qualified stock options, the purchase price per share of common stock shall not be less than eighty-five percent of the fair market value of the common stock on the date of grant. There were no options granted during the year ended December 31, 2002.

A summary of the status of the Company’s Option Plan is presented below:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	34,341	$29.89	3,446	$29.50
Granted	—	—	32,500	29.91	3,446	$29.50
Forfeited	—	—	(1,605)	30

Outstanding at end of year	34,341	$29.89	34,341	$29.89	3,446	$29.50

Options exercisable at year end	18,688		13,362		-0-

Weighted-average fair value of options granted during the year		$0		$5.58		$5.84

Information pertaining to options outstanding at December 31, 2002 is as follows:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$28.50 - $30.00	34,341	8.39	$29.89	18,688	$29.81

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 13 - Employee 401(k) Plan

The Bank has a 401(k) retirement savings plan in which substantially all employees may participate. The Bank’s contribution to the plan is discretionary based on 20% matching of voluntary contributions of up to 7% of individual compensation. For the years ended December 31, 2002, 2001 and 2000, the Bank’s matching contributions to the 401(k) plan were $29,046, $24,064 and $24,217, respectively. The Bank’s matching contribution is invested in Newton Financial Corporation stock. Employee contributions are vested at all times, and Bank contributions are fully vested after three years.

Note 14 - Related Party Transactions

The Bank has entered into transactions with its directors, significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2002 and 2001, was $3,270,255 and $2,706,714, respectively. During 2002 and 2001, new loans to such related parties amounted to $1,109,572 and $973,216 and repayments amounted to $360,212 and $270,219, respectively.

Customer deposits as of December 31, 2002 and 2001, included deposits by directors, executive officers, employees and their affiliates in the amount of $2,334,063 and $3,596,683, respectively.

Note 15- Leases

The bank leases a portion of one of its branch buildings to a local business. The lease is month to month with no formal terms. The bank also leases an adjacent parking lot to a local business. Total rental income amounted to $7,830 and $10,448 for the nine months ended September 30, 2003 and 2002, respectively (unaudited) and $13,698, $15,016 and $15,692, for the years ended December 31, 2002, 2001 and 2000, respectively.

The Company’s wholly owned subsidiary Park Place Investment Co., Inc. (“PPIC”) has entered into a lease with a broker/dealer registered under the Securities Exchange Act of 1934. The lease calls for the lessor to receive rent payments equal to a percent of the gross sales commissions received by the broker attributable to the operation conducted at the lease location. If gross sales commissions exceed $300,000 the lease calls for a 5% increase for amounts greater than $300,000. The lease may be terminated by either party upon 90 days notice. There are no future minimum rental payments due to the nature of the lease. Rental income under the lease amounted to $22,508 and $73,242 for the nine months ended September 30, 2003 and 2002, respectively (unaudited) and $94,881, $93,379 and $167,733, for the years ended December 31, 2002, 2001 and 2000, respectively.

Concurrent with the above lease transaction, the Company entered into a lease and sub-lease for the same space, with the Bank, its subsidiary, and the owner of the real estate, and its wholly owned subsidiary, PPIC. The leases call for the Company to lease the space from the Bank and in turn sub-lease the same space to PPIC who ultimately leases it to a third party. All transactions related to the related party leases have been eliminated during consolidation.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 16 - Certificates of Deposit

At September 30, 2003, the schedule of maturities of certificates of deposit (unaudited) is as follows (in thousands):

Year
2004	$48,971
2005	10,838
2006	2,421
2007	4,461

$66,661

At December 31, 2002, the schedule of maturities of certificates of deposit is as follows (in thousands):

Year
2003	$61,768
2004	8,104
2005	2,874
2006	1,801

$74,547

Certificates of deposit in the amount of $100,000 or more mature as follows:

	Year Ended December 31,
	2002	2001
	(in thousands)
Within 3 months	$6,713	$2,272
4 to 12 months	4,599	6,950
1 to 5 years	2,264	2,228

	$13,576	$11,450

Note 17 - Concentrations of Credit

All of the Company’s loans, commitments, and standby letters of credit have been granted to customers in the Company’s market area. Investments in state and municipal securities also involve governmental entities within the Company’s market area. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy and regulatory lending limits, does not extend credit to any single borrower or group of related borrowers in excess of $4,817,292 as of December 31, 2002.

The Bank maintains amounts due from banks, federal funds, and interest-bearing deposits that are in excess of federally insured limits by approximately $8,239,000 at December 31, 2002.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 18 - Newton Financial Corporation (Parent Company Only)

Newton Financial Corporation operates a 99.96 percent owned subsidiary, The Newton Trust Company and Park Place Investment Co., Inc. The net income of the Bank and PPIC is recognized by the Company using the equity method of accounting. Accordingly, the Bank and PPIC’s net income is recorded as an increase in the Company’s investment and dividends are recorded as a reduction. Condensed financial statements of the parent company only follow:

Condensed Statement of Financial Condition

	December 31,
	2002	2001
	(in thousands)
Assets
Cash	$245	$177
Investment securities available for sale	362	395
Investment in subsidiaries	32,547	31,440
Other assets	47	32

Total assets	$33,201	$32,044

Liabilities and stockholders’ equity
Accrued income taxes	$3	—
Stockholders’ equity	33,198	$32,044

Total liabilities and stockholders’ equity	$33,201	$32,044

Condensed Statement of Operations

	For the Year Ended December 31,
	2002	2001	2000
	(in thousands)
Dividends from subsidiary	$1,803	$2,386	$2,320
Interest income	4	11	12
Rental income	79	78	159
Other expense	(41)	(39)	(40)

	1,845	2,436	2,451
Income taxes	27	32	63

Income before equity in undistributed earnings of subsidiary	1,818	2,404	2,388
Equity in undistributed earnings of subsidiary	652	5	580

Net income	$2,470	$2,409	$2,968

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 18 - Newton Financial Corporation (Parent Company Only) (Cont’d)

Condensed Statement of Cash Flows

	For the Year Ended December 31,
	2002	2001	2000
	(in thousands)
Operating Activities
Net income	$2,470	$2,409	$2,968
Adjustment to reconcile net income to net cash
provided by operating activities:
Decrease in other assets	25	25	26
Increase (decrease) in accrued income taxes	2	(1)	(6)
Equity in undistributed earnings of subsidiary	(652)	(5)	(580)

Net cash provided by operating activities	1,845	2,428	2,408

Financing Activities
Treasury shares purchased	(445)	(1,061)	(1,340)
Treasury shares sold	37	41	24
Cash dividends paid	(1,369)	(1,331)	(1,068)

Net cash used by financing activities	(1,777)	(2,351)	(2,384)

Net increase in cash	68	77	24
Cash, beginning of year	177	100	76

Cash, end of year	$245	$177	$100

Supplemental disclosure of cash flow information:
Income taxes paid	$25	$33	$68

Note 19 - Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Short-term Investments

For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

Investment Securities

For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 19 - Fair Values of Financial Instruments (Cont’d)

Loan Receivables

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual transaction.

Deposit Liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings

The fair values of borrowings are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Commitments

The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the parties at the reporting date. The fair value of the Company’s commitments to extend credit and standby letters of credit are insignificant at December 31, 2002 and 2001.

The estimated fair values of the Company’s financial instruments are as follows:

	December 31, 2002		December 31, 2001
	Carrying Amount	Estimated Fair value	Carrying Amount	Estimated Fair value
	(in thousands)
Financial assets:
Cash and short-term investments	$20,661	$20,661	$21,903	$21,903
Investment securities available for sale	57,410	57,410	29,037	29,037
Investment securities to be held to maturity	63,539	65,484	97,424	99,090
Loans	152,641	155,606	127,007	128,017
Less: allowance for loan for loan losses	2,035	2,035	1,710	1,710
Deferred loan origination fees, net	135	135	109	109
Financial liabilities:
Deposits	254,998	255,388	235,171	236,408
Borrowings	15,000	15,058	12,000	12,048

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 20 - Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulations to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following tables) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2002, that the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2002, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

As of September 30, 2003 and December 31, 2002 and 2001, the Company and the Bank have the following capital ratios:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of September 30, 2003 (unaudited)
Total Capital (to risk-weighted assets)
Company	$35,167	17.17%	$16,387	8.00%	N/A	N/A
Bank	34,533	16.93%	16,320	8.00%	$20,399	10.00%
Tier I Capital (to risk-weighted assets)
Company	33,009	16.11%	8,194	4.00%	N/A	N/A
Bank	32,375	15.87%	8,160	4.00%	12,240	6.00%
Tier I Capital (to average assets)
Company	33,009	10.33%	12,782	4.00%	N/A	N/A
Bank	32,375	10.19%	12,711	4.00%	15,889	5.00%

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 20 - Regulatory Matters (Cont’d)

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2002
Total Capital (to risk-weighted assets)
Company	$34,082	18.15%	$15,023	8.00%	N/A	N/A
Bank	33,445	18.06%	14,819	8.00%	$18,524	10.00%
Tier I Capital (to risk-weighted assets)
Company	32,047	17.07%	7,511	4.00%	N/A	N/A
Bank	31,410	16.96%	7,410	4.00%	11,114	6.00%
Tier I Capital (to average assets)
Company	32,047	10.59%	12,105	4.00%	N/A	N/A
Bank	31,410	10.35%	12,144	4.00%	15,180	5.00%

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2001
Total Capital (to risk-weighted assets)
Company	$33,754	21.37%	$12,633	8.00%	N/A	N/A
Bank	32,484	20.78%	12,507	8.00%	$15,634	10.00%
Tier I Capital (to risk-weighted assets)
Company	32,044	20.29%	6,317	4.00%	N/A	N/A
Bank	30,779	19.68	6,253	4.00%	9,380	6.00%
Tier I Capital (to average assets)
Company	32,044	11.41%	11,236	4.00%	N/A	N/A
Bank	30,779	11.03%	11,161	4.00%	13,952	5.00%

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 21 - Quarterly Financial Data (Unaudited)

The following represents summarized quarterly financial data of the Company, which in the opinion of management reflected all adjustments necessary for a fair presentation of the Company’s results of operations.

	Quarter Ended
	March 31, 2002	June 30, 2002	September 30, 2002	December 31, 2002
	(in thousands, except per share amounts)
Total interest income	$4,084	$4,108	$4,119	$4,047
Total interest expense	1,381	1,352	1,303	1,107

Net interest income	2,703	2,756	2,816	2,940
Provision for loan and lease losses	70	70	111	99
Noninterest income	352	355	345	429
Gain (loss) on sale of securities	—	(611)	10	108
Noninterest expense	1,990	2,007	2,150	2,281

Income before taxes	995	423	910	1,097
Income taxes	316	134	288	217

Net income	$679	$289	$622	$880

Earnings per share
Basic	$.49	$.21	$.46	$.65
Diluted	.49	.21	.46	.64

	Quarter Ended
	March 31, 2001	June 30, 2001	September 30, 2001	December 31, 2001
	(in thousands, except per share amounts)
Total interest income	$4,365	$4,356	$4,297	$4,214
Total interest expense	1,975	1,895	1,748	1,535

Net interest income	2,390	2,461	2,549	2,679
Provision for loan and lease losses	30	30	30	230
Noninterest income	323	327	331	323
Noninterest expense	1,688	2,333	1,982	1,834

Income (loss) before taxes	995	425	868	938
Income taxes	252	108	220	237

Net income	$743	$317	$648	$701

Earnings per share
Basic	$.53	$.23	$.47	$.51
Diluted	.53	.23	.47	.51

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

(Continued)

Note 22 - Subsequent Events

On October 24, 2003, the Boards of Directors of Lakeland Bancorp, Inc. and Newton Financial Corporation announced an agreement and plan of merger. Under this transaction, Newton Financial Corporation will merge into Lakeland Bancorp. Shareholders of Newton Financial Corporation can elect to receive either 4.5 shares of Lakeland Bancorp common stock or $72.08 per share subject to a maximum cash payment of 25%. This transaction is subject to respective shareholders and regulatory approvals.

In connection with the merger due diligence procedures, the Company discovered that certificates of amendment increasing the Company’s authorized shares to 3,000,000 were not filed with the State of New Jersey as required by the New Jersey Business Corporation Act. Newton’s shareholders twice approved amendments to Newton’s certificate of incorporation increasing the number of authorized shares. To clarify the rights of its shareholders, Newton has sought from a court of competent jurisdiction the issuance of a declaratory judgment or order confirming that Newton’s currently outstanding shares are validly issued and outstanding. In addition, in 1998, the Company declared a two for one stock split and, for accounting purposes, adjusted the par value of the Company’s common stock to $2.50 from $5.00 per share. However, the Company did not make certain filings required to effectuate this change. Management does not anticipate that the resolution of either of these issues will have a materially adverse effect on the Company’s financial condition or results of operations.

ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of October 24, 2003, is by and between Lakeland Bancorp, Inc., a New Jersey corporation (“Parent”), and Newton Financial Corporation, a New Jersey corporation (the “Company”). Parent and the Company are sometimes collectively referred to herein as the “Constituent Corporations”. Defined terms are described in Section 9.11.

RECITALS

A. Parent desires to acquire the Company and the Company’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of the Company and its shareholders. The acquisition will be accomplished by (i) merging the Company with and into Parent with Parent as the surviving corporation (the “Merger”) and (ii) the Company’s shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of each of the Company and Parent have duly adopted and approved this Agreement and the Boards of Directors of each of the Parent and the Company has directed that it be submitted to their respective shareholders for approval.

B. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the New Jersey Business Corporation Act (the “BCA”), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger, and shall continue its corporate existence under the laws of the State of New Jersey. The name of the Surviving Corporation shall continue to be Lakeland Bancorp, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

1.2 Closing, Closing Date, Determination Date and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey New Jersey, on a date determined by Parent on at least five business days notice (the “Closing Notice”) given to the Company, which date (the “Closing Date”) shall be not more than twenty (20) business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VII hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, Parent shall specify the “Determination Date”, which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. Simultaneous with or immediately following the Closing, Parent and the Company shall cause to be filed a certificate of merger, in form and substance reasonably satisfactory to Parent and the Company and consistent with the terms of this Agreement, with the Department of the Treasury of the State of New Jersey (the “Certificate of Merger”). The Certificate of Merger shall specify the “Effective Time” of the Merger, which Effective Time shall be a date and time following the Closing agreed to by Parent and the Company (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the Certificate of Merger, the Merger shall become effective upon (and the “Effective Time” shall be) the time of the filing of the Certificate of Merger.

1.3 Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Parent and the Company and, thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Parent and the Company shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Parent and the Company and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Parent and the Company in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Parent or the Company is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Parent or the Company if the Merger had not occurred.

1.4 Conversion of Company Common Stock.

(a) At the Effective Time, subject to the other provisions of this Section 1.4 and Section 2.2(e), each share of the Company’s common stock, par value $2.50 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company’s treasury and (ii) shares of Company Common Stock held directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), shall by virtue of this Agreement and without any action on the part of the Company, Parent or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.5, either:

(i) 4.5 shares of common stock, no par value, of Parent (“Parent Common Stock”), together with the number of Parent Rights (as defined in Section 4.2) associated therewith (such shares, the “Per Share Stock Consideration” and the ratio of such number to one, the “Exchange Ratio”); or

(ii) cash in an amount equal to Seventy Two Dollars and Eight Cents ($72.08) (the “Per Share Cash Consideration”).

(b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock and (ii) all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties or any shares held in any employee plan disclosed on Schedule 3.11 hereto (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as “Trust Account Shares”) and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, being referred to herein as “DPC Shares”)), shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

(c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) shall cease to have any rights as shareholders of the Company, except the right to receive the Per Share Stock Consideration or Per Share Cash Consideration for each such share held by them. The consideration which any holder of Company Common Stock is entitled to receive pursuant to this Article I is referred to herein as the “Merger Consideration”. The consideration which all of the Company shareholders are entitled to receive pursuant to this Article I is referred to herein as the “Aggregate Merger Consideration”.

(d) Notwithstanding any provision herein to the contrary, if, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend declared thereon with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio.

1.5 Election Procedures.

(a) Allocation. The allocation of the Aggregate Merger Consideration between cash and shares of Parent Common Stock shall be determined pursuant to this Section 1.5.

(b) Elections by Holders of Stock or Cash. Subject to the allocation and election procedures set forth in this Section 1.5, each record holder immediately prior to the Effective Time of shares of Company Common Stock will be entitled (i) to elect to receive cash for 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such shares (each, a “Cash Election”), (ii) to elect to receive Parent Common Stock for 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such shares (a “Stock Election”), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Parent Common Stock for such shares (a “Non-Election”). In the event that any such holder makes elections which together cover more than 100% of the shares of Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Stock Election with respect to 50% of such holder’s shares and a Cash Election with respect to 50% of such holder’s shares. In the event that any such holder makes elections which together cover less than 100% of the shares of Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Non-Election with respect to the number of shares for which no Cash Election, Stock Election or Non-Election was made. In the event that any such holder makes a Cash Election or Stock Election for a percentage of such holder’s shares that is other than 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such holder’s shares, the number of shares deemed to be so elected shall be reduced to the next lowest percentage permitted to be elected hereunder. All such elections shall be made on a form designed for that purpose by Parent (a “Form of Election”), which form shall be acceptable to the Company, such acceptance not to be unreasonably withheld. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner.

(c) Stock Election. All shares of Company Common Stock covered by Stock Elections (“Stock Election Shares”) shall be converted into the right to receive Parent Common Stock.

(d) Oversubscription for Cash. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the “Cash Election Shares”) exceeds the Maximum Cash Number (as hereinafter defined), all shares of Company Common Stock covered by Non-Elections (the “Non-Election Shares”) shall be converted into the right to receive Parent Common Stock, and the Cash Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

(i) the Exchange Agent (as hereinafter defined) will select from among the holders of Cash Election Shares, on a pro rata basis, a sufficient number of such shares (“Stock Designated Shares”) such that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, be equal as closely as practicable but at least equal to the Minimum Stock Number (as hereinafter defined), and all such Stock Designated Shares shall be converted into the right to receive Parent Common Stock; and

(ii) the Cash Election Shares not so selected as Stock Designated Shares shall be converted into the right to receive cash.

(e) Undersubscription for Cash. If the aggregate number of Cash Election Shares is less than the Maximum Cash Number, all Cash Election Shares shall be converted into the right to receive cash, and all Non-Election Shares shall be converted into the right to receive Parent Common Stock or the right to receive cash in the following manner:

(i) the Exchange Agent will select from among the holders of Non-Election Shares, on a pro rata basis, a sufficient number of such shares (“Cash Designated Shares”) such that the number of Cash Designated Shares will, when added to the number of Cash Election Shares, be equal as closely as practicable to the Maximum Cash Number, and all such Cash Designated Shares shall be converted into the right to receive cash; and

(ii) the Non-Election Shares not so selected as Cash Designated Shares shall be converted into the right to receive Parent Common Stock.

(f) Treatment of Non-Election Shares If No Oversubscription or Underscubscription for Cash. In the event that the aggregate number of Cash Election Shares equals the Maximum Cash Number, all Cash Election Shares shall be converted into the right to receive cash and all Non-Election Shares shall be converted into the right to receive Parent Common Stock.

(g) Procedures for Holders’ Elections. Elections shall be made by holders of Company Common Stock by mailing to the Exchange Agent a Form of Election which is received by the Exchange Agent prior to the Election Deadline. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by the holder and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or properly completed, signed and submitted to the Exchange Agent by an appropriate bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the “NASD”)). Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding, provided that Parent (and the Exchange Agent) does not act unreasonably. Neither Parent nor the Exchange Agent will be under any obligation to, but Parent and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.5 and all such computations shall be conclusive and binding on the holders of Company Common Stock, provided that the Exchange Agent does not act unreasonably.

(h) Failure of Holder to Elect. For the purpose hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election with respect to all of such holder’s shares of Company Common Stock. Except as otherwise provided in Section 1.5(b), if Parent or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured by the Election Deadline (as hereafter defined), be deemed to be of no force and effect and the shareholder or Representative making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election with respect to the shares of Company Common Stock covered by such purported Cash Election or Stock Election.

(i) Mailing of Election Forms to Holders and Election Deadline. Parent and the Company shall each use its best efforts to mail the Form of Election to all persons who are holders of record of Company Common Stock on the record date for the Company Shareholders’ Meeting (as defined in Section 6.3) and who become holders of Company Common Stock during the period between the record date for the Company Shareholders’ Meeting and 10:00 a.m. New York time, on at least the date fifteen calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to such day and no later than the close of business on the Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the third business day prior to the Closing (the “Election Deadline”) in order to be effective. All elections will be irrevocable.

(j) Increase in Stock Election Number Due to Tax Opinion. If the tax opinion referred to in Section 7.1(d) and to be delivered at the Closing (the “Tax Opinion”) cannot be rendered (as reasonably determined by Lowenstein Sandler PC and as reasonably concurred in by Windels, Marx, Lane & Mittendorf, LLP as a result of the Merger’s potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Maximum Cash Number shall be automatically decreased and the Minimum Stock Number shall be automatically increased to the minimum extent necessary to enable the Tax Opinion to be rendered.

1.6 Exchange Agent. The Company and Parent hereby appoint American Stock Transfer & Trust Company (or such other transfer agent as Parent shall designate in good faith) as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of Company Common Stock hereunder.

1.7 Stock Options. All options which may be exercised for issuance of Company Common Stock (whether or not vested) (each, a “Stock Option” and collectively the “Stock Options”) are described in the Company Disclosure Schedule and are issued and outstanding pursuant to the Company’s 1999 Stock Option Plan (the “Company Stock Option Plan”) and the agreements pursuant to which such Stock Options were granted (each, an “Option Grant Agreement”). True and complete copies of the Company Stock Option Plans and all Option Grant Agreements relating to outstanding Stock Options have been delivered to Parent. Within ten days from the date hereof, the Company Stock Option Plans shall be amended, and the Board of Directors shall take all other actions necessary, such that all Stock Options which are outstanding immediately prior to the Effective Time (“Old Stock Options”) shall automatically be converted as of the Effective Time into options to Parent Common Stock (“New Stock Options”), which New Stock Options shall be identical to the Old Stock Options in all material respects, except that (i) upon exercise of the New Stock Options, the optionholder will receive Parent Common Stock rather than Company Common Stock, (ii) the number of shares of Parent Common Stock covered by each New Stock Option shall equal the number of shares of Company Common Stock covered by the corresponding Old Stock Option multiplied by the Exchange Ratio, (iii) the exercise price of each New Stock Option shall equal the exercise price applicable to the corresponding Old Stock Option divided by the Exchange Ratio and (iv) the committee that administers the plan by which such New Stock Options are governed shall be a committee established by the Board of Directors of Lakeland. In all other material respects, the New Stock Options shall be governed by the terms of the Company Stock Option Plan at and after the Effective Time. Promptly after the Effective Time, Parent shall use its reasonable best efforts to register the shares issuable upon exercise of the New Stock Options under the Securities Act of 1933, and to keep such registration in effect until such time as all New Stock Options have been exercised.

1.8 Parent Common Stock. Except for shares of Parent Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Parent as contemplated by Section 1.4, the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.9 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.10 By-Laws. At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.11 Directors and Officers of the Surviving Corporation. The directors of Parent immediately prior to the Effective Time, together with Christopher D. Quinn, Paul G. Viall, Jr. and Janeth C. Hendershot, shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. It is intended that, subject to the exercise by Parent’s Board of Directors of its fiduciary duties, such three directors will be nominated for re-election at Parent’s 2004 annual meeting of shareholders. The officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.12 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.

1.13 Withholding Rights. Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, the minimum amounts (if any) that Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of Tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

ARTICLE II

EXCHANGE OF SHARES

2.1 Parent to Make Shares and Cash Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing shares of Parent Common Stock and cash in an amount sufficient to cover the Aggregate Merger Consideration (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

2.2 Exchange of Shares.

(a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

(b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock, if any, represented by such Certificate.

(c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I and this Article II.

(e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying such fractional interest by a fraction, the numerator of which is the Per Share Cash Consideration and the denominator of which is the Exchange Ratio.

(f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the cash, shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property laws, escheat laws and any other applicable law, become the property of Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash and/or shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

References herein to the “Company Disclosure Schedule” shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by the Company to Parent. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Certificate of Incorporation and By-laws of the Company, copies of which have previously been made available to Parent’s counsel, are true and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (x) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (y) any change in generally accepted accounting principles (“GAAP”) or regulatory accounting principles applicable to commercial banks or their holding companies generally or (z) any action or omission of the Company or Parent or any Subsidiary of either of them taken with the prior written consent of Parent (in the case of acts or omissions of the Company and its Subsidiaries) or the Company (in the case of acts or omissions of Parent and its Subsidiaries) or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.

(b) The Company Bank is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company’s other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company’s Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The certificate of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Parent’s counsel, are true and correct copies of such documents as in effect as of the date of this Agreement.

(c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1997 (or since the date of formation with respect to any such entity formed on after December 31, 1977) of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors). Copies of such minute books have been made available to Parent’s counsel.

(d) Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity except for shares of the Federal Home Loan Bank of New York and shares held by the Company Bank in a fiduciary or custodial capacity in the normal course of its business (which, except as disclosed in Section 3.1(d) of the Company Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, association, partnership, joint ventures or other entity) and except that which the Company Bank holds pursuant to satisfaction of obligations due to the Company Bank and which are disclosed in Section 3.1(d) of the Company Disclosure Schedule. The Company and its Subsidiaries own no real estate, except real estate used for their banking premises or acquired pursuant to satisfaction of obligations due to the Company Bank. All such real estate is listed on Section 3.1(d) of the Company Disclosure Schedule.

3.2 Capitalization.

(a) Subject to Section 3.2(a) of the Company Disclosure Schedule, the authorized capital stock of the Company consists and at Closing will consist solely of 3,000,000 shares of Company Common Stock. As of the date hereof, there were 1,360,814 shares of Company Common Stock outstanding and 114,946 shares of Company Common Stock held by the Company as treasury stock. As of the date hereof, there were no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 112,646 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Option Plan and described in Section 3.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, subject to Section 3.2(a) of the Company Disclosure Schedule. Except as referred to above or reflected in Section 3.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Stock Option Plan are set forth in Section 3.2(a) of the Company Disclosure Schedule.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 1.7, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries and there will be no agreements or understandings with respect to voting of any such shares binding on the Company or any of its Subsidiaries.

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 3.4 and (y) the approval of the Company’s shareholders as contemplated herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company’s shareholders, no other corporate proceedings on the part of the Company or the Company Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained and except as set forth in Section 3.3(b) of the Company Disclosure Schedule, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company.

3.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (“FRB”) and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Department of Banking and Insurance of the State of New Jersey and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form relating to the meetings of the Company’s shareholders and Parent’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the “Proxy Statement”) and the filing and declaration of effectiveness of the registration statement on Form S-4 (the “S-4”) in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement and the Merger by the requisite vote of the shareholders of the Company, (e) the filing of the Certificate of Merger with the Department of the Treasury of the State of New Jersey pursuant to the BCA, (f) approval of the listing of the Parent Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations, approvals or exemptions under the Environmental Laws (as defined in Section 3.17) and notices and filings with the Internal Revenue Service (the “IRS”) or the Pension Benefit Guaranty Corporation (the “PBGC”) with respect to employee benefit plans as are described in Section 3.4 of the Company Disclosure Schedule and (i) such other filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement and (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.

3.5 Reports. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with (i) the FRB, (ii) the Department of Banking and Insurance of the State of New Jersey, (iii) the FDIC and (iv) any other Governmental Entity that regulates the Company or any of its Subsidiaries (collectively with the FRB, the Department of Banking and Insurance of the State of New Jersey and the FDIC, the “Company Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Company Regulatory Agencies in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 3.5 of the Company Disclosure Schedule, no Company Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1997. There is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

3.6 Financial Statements.

(a) The Company has previously made available to Parent copies of (a) the consolidated statements of financial condition of the Company and its Subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal years ended December 31, 2000, 2001 and 2002, in each case accompanied by the audit report of Nisivoccia & Co. (the “Accounting Firm”), independent public accountants with respect to the Company, (b) the notes related thereto, (c) the unaudited consolidated statement of financial condition of the Company and its Subsidiaries as of June 30, 2003 and the related unaudited consolidated statements of income and cash flows for the six months ended June 30, 2003 and 2002 and (d) the notes related thereto

(collectively, the “Company Financial Statements”). The Accounting Firm is independent with respect to the Company and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of the Company (including the related notes, where applicable) included within the Company Financial Statements fairly present, and the consolidated statements of financial condition of the Company (including the related notes, where applicable) to be included in the S-4 to be filed with the SEC pursuant to this Agreement will fairly present, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows (including the related notes, where applicable) included within the Company Financial Statements fairly present, and the consolidated statements of income, changes in shareholders’ equity and cash flows of the Company (including the related notes, where applicable) to be included in the S-4 to be filed with the SEC pursuant to this Agreement will fairly present, the consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods therein set forth; each of the Company’s consolidated financial statements (including the related notes, where applicable) to be included in the S-4 to be filed with the SEC pursuant to this Agreement will comply, with accounting requirements applicable to financial statements to be included in the S-4 and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Company Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be included in the S-4 to be filed with the SEC pursuant to this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

(b) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of December 31, 2002 neither the Company nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of the Company and its Subsidiaries on a consolidated basis which were required to be so disclosed under GAAP. Since December 31, 2002, neither the Company nor any of its Subsidiaries have incurred any liabilities except in the ordinary course of business consistent with past practice, except as specifically contemplated by this Agreement.

(c) Since June 30, 2003, there has not been any material change in the internal controls utilized by the Company to assure that its consolidated financial statements conform with GAAP. The Company is not aware of any significant deficiencies or material weaknesses in the design or operation of such internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and is not aware of any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in such internal controls.

3.7 Broker’s and Other Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Lutz Advisors, Inc. (the “Advisory Firm”) in accordance with the terms of a letter agreement between the Advisory Firm and the Company, a true and correct copy of which has been previously made available by the Company to Parent’s counsel. Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.7 of the Company Disclosure Schedule) and the fees payable to the Advisory Firm (as set forth in the above-mentioned letter agreement), there are no fees payable by the Company to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by the Company or any of its Subsidiaries

3.8 Absence of Certain Changes or Events.

(a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, since December 31, 2002, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

(b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, since December 31, 2002, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other benefits or perquisites payable to any current or former officer, employee, or director from the amount thereof in effect as of December 31, 2002 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices following the date hereof), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) had any union organizing activities or (v) entered into, or amended, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former officer, employee or director.

(c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.1 between December 31, 2002 and the date hereof and, during that period, the Company and its Subsidiaries have conducted their business only in the ordinary course of business, consistent with past practice.

(d) Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.8(d) of the Company Disclosure Schedule, since December 31, 2002, there has not been:

(i) any act, omission or other event which has had a Material Adverse Effect on the Company, including, but not limited to, any Material Adverse Effect arising from or relating to fraudulent or unauthorized activity,

(ii) any issuance of Company Stock Options or restricted shares of Company Common Stock (in any event, identifying in Section 3.8(d) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2002),

(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock,

(iv) any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company’s capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

(v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other employee of any increase in compensation, bonus or other benefits, except for increases to then current employees who are not directors or executive officers that were made in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or any employee,

(vi) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by the Company or its Subsidiaries affecting their assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

(vii) any Tax election or change in any Tax election, amendment to any Tax Return (as defined in Section 3.10(d)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company or its Subsidiaries,

(viii) any material change in investment policies or practices, or

(ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

3.9 Legal Proceedings.

(a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon the Company.

3.10 Taxes.

(a) Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not be material to the results of operations or financial condition of the Company and its Subsidiaries on a consolidated basis, (i) the Company and each of its Subsidiaries have duly filed all Tax Returns required to be filed by any of them; (ii) all such filed Tax Returns are complete and accurate in all respects, and (iii) the Company and each of its Subsidiaries have duly and timely paid all Taxes (as defined below) that are required to be paid by any of them or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith in appropriate proceedings and disclosed to Parent in writing. The Company and its Subsidiaries have established on a consolidated basis as of June 30, 2003, on their books and records, reserves in accordance with GAAP consistently applied that are adequate, in the opinion of management of the Company, for the payment of all Taxes not yet due and payable, incurred in respect of the Company or any of its Subsidiaries through such date. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the Tax Returns of the Company and its Subsidiaries which have been examined by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign Tax authority have been resolved and either no deficiencies were asserted as a result of such examinations or any asserted deficiencies have been paid in full and reflected in the Company Financial Statements. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, to the knowledge of the Company, there are no pending or threatened actions, Tax audits, Tax examinations or other audits or examinations by any Governmental Entity responsible for the collection or imposition of Taxes with respect to the Company or any of its Subsidiaries, or any pending judicial Tax proceedings or any other Tax disputes, assessments or claims. The Company has made available to Parent true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by the Company and its Subsidiaries for taxable years ended after December 31, 1999 and before the date hereof.

(b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes or otherwise has any liability for

Taxes of any person other than the Company and its Subsidiaries, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a change in accounting method or otherwise, (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have section 341(f) (2) of the Code apply, (v) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(f)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (vi) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (vii) is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Company), or (viii) has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

(c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of the Company or any of its Subsidiaries is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger, any payment or benefit from the Company or any of its Subsidiaries or from Parent or any of its Subsidiaries which if paid or provided would constitute an “excess parachute payment”, as defined in Section 280G of the Code or regulations promulgated thereunder.

(d) For the purposes of this Agreement, (i) the term “Taxes” shall include any of the following imposed by or payable to any Governmental Entity: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether or not disputed and (ii) the term “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

3.11 Employee Benefits.

(a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or any ERISA Affiliate maintains, administers or has an obligation to contribute to any “employee pension benefit plan”, within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“the Company Pension Plans”), “employee welfare benefit plan”, within the meaning of Section 3(l) of ERISA (the “Company Welfare Plans”), stock option plan, stock purchase plan, stock appreciation rights plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, policy, program or arrangement, whether written or unwritten (collectively with the Company Pension Plans and the Company Welfare Plans, the “Company

Benefit Plans”). Neither the Company nor any of its ERISA Affiliates has ever had an obligation to contribute to any “multiemployer plan”, within the meaning of sections 3(37) and 4001(a) (3) of ERISA. As used herein, “ERISA Affiliate” means any entity required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(b) The Company has delivered to Parent a complete and accurate copy of each of the following with respect to each of the Company Benefit Plans: (i) plan document (together with any and all amendments thereto), summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement, insurance contract or other funding instruments if any; (iii) most recent IRS determination letter, if any; (iv) three most recent actuarial reports, if any; (v) three most recent financial statements, if any; and (vi) three most recent annual reports on Form 5500, including any schedules and attachments thereto.

(c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, at December 31, 2002, the fair value of plan assets of each of the Company Pension Plans equals or exceeds the present value of the projected benefit obligations of each such plan based upon the actuarial assumptions used for purposes of the preparation of the Company Financial Statements for the year ended December 31, 2002.

(d) During the last five years, the PBGC has not asserted any claim for liability against the Company or any of its Subsidiaries or any ERISA affiliates which has not been paid in full.

(e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Company Pension Plan have been paid. All contributions required to be made to each Company Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of the Company and its Subsidiaries which have not been paid have been properly recorded on the books of the Company and its Subsidiaries.

(f) No event has occurred and no condition exists with respect to any Company Benefit Plan that has subjected or could subject the Company, any of its Subsidiaries or any ERISA Affiliate to any tax, fine, penalty or other liability under the Code or ERISA.

(g) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, each of the Company Benefit Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Company Benefit Plans that is intended to be qualified under Section 401(a) of the Code and, except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the Company is not aware of any fact or circumstance which could disqualify any such Plan.

(h) Except as disclosed in Section 3.11(h) of the Company Disclosure Schedule, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Company Benefit Plans. None of the Company, any of its Subsidiaries, or any plan fiduciary of any Company Benefit Plan has engaged in, or has any liability in respect of, any transaction in violation of Section 404 of ERISA.

(i) There have been no “reportable events”, within the meaning of Section 4043(b) of ERISA, with respect to any of the Company Pension Plans.

(j) No “accumulated funding deficiency”, within the meaning of Section 412 of the Code and Section 302 of ERISA, has been incurred with respect to any of the Company Pension Plans.

(k) Except as disclosed in Section 3.11(k) of the Company Disclosure Schedule, there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto. None of the Company Benefit Plans is the subject of any pending or any threatened investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC. No assets of the Company are subject to any lien under Section 412 of the Code and no event has occurred or condition exists that could give rise to any such lien.

(l) Except as disclosed in Section 3.11(l) of the Company Disclosure Schedule, no Company Pension Plan or Company Welfare Plan provides medical benefits, death benefits or other non-pension benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Company Pension Plan.

(m) Except as disclosed in Section 3.11(m) of the Company Disclosure Schedule, (i) there are no welfare benefit funds (within the meaning of Section 419 of the Code) related to a Company Welfare Plan, and (ii) any Company Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act.

(n) Except with respect to customary health, life and disability benefits or as disclosed in Section 3.11(n) of the Company Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown in the Company Financial Statements and established under GAAP, or otherwise noted on the Company Financial Statements.

(o) With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

(p) Except as disclosed in Section 3.11(p) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, bonus, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, vesting, or increase the amount, of any bonus or any compensation due to any current employee or former employee under any Company Benefit Plan

(q) Neither the Company nor any of its Subsidiaries or ERISA Affiliates has announced to employees, former employees or directors an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Company Benefit Plans which are intended to cover employees or former employees of the Company, any of the Company’s Subsidiaries or any ERISA Affiliates, or to amend or modify any existing Company Benefit Plan which covers or has covered employees or former employees of the Company, any of the Company’s Subsidiaries or any ERISA Affiliate.

(r) No Company Pension Plan subject to Title IV of the Code has been terminated, and no filing of or notice of intent to terminate or initiation by the PBGC to terminate has occurred. In addition, there has not been, nor is there likely to be, a partial termination of any Company Pension Plan within the meaning of Section 411(d)(3) of the Code.

(s) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, any Subsidiary of the Company or any ERISA Affiliate would be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

3.12 Company Information.

(a) The information relating to the Company and the Company Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The information relating to the Company and its Subsidiaries to be contained in the Company’s applications to the FRB and the Department of Banking and Insurance of the State of New Jersey will be accurate in all material respects.

3.13 Compliance with Applicable Law.

(a) General. Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, each of the Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and each of the Company and each of its Subsidiaries has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to the Company or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on the Company.

(b) CRA. Without limiting the foregoing, the Company and its Subsidiaries have complied in all material respects with the Community Reinvestment Act (“CRA”) and the Company has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Company or its Subsidiaries. All Subsidiaries of the Company that are subject to the CRA have a CRA rating of at least “satisfactory.” Except as listed in Section 3.13(b) of the Company Disclosure Schedule, since January 1, 2000, no person or group has adversely commented in writing to the Company or its Subsidiaries in a manner requiring recording in a file of CRA communications upon the CRA performance of the Company and its Subsidiaries.

3.14 Certain Contracts.

(a) Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule (i) neither the Company nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Company has delivered to Parent true and correct copies of all employment agreements and termination agreements with officers, employees, directors, or consultants to which the Company or any of its Subsidiaries is a party or is bound.

(b) Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, (i) as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which is material to the results of operations or financial condition of the Company and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $10,000 (other than contracts relating to banking transactions in the ordinary course of business consistent with past practice) shall be deemed material.

(c) Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor to the best knowledge of the Company, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Company will be the creditor) or arrangement to which the Company is a party, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause the Company or Parent to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between the Company and such party, other than the payments contemplated by this Agreement.

(e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the services of any directors, consultants or other independent contractors, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director, officer, consultant or independent contractor thereof.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) which (i) is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries.

(g) Section 3.14(g) of the Company Disclosure Schedule contains a schedule showing the good faith estimated present value as of December 31, 2002 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise Taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of the Company and each officer of the Company with the position of vice president or higher, specifying the assumptions in such schedule.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a “Company Contract”. The Company has previously delivered or made available to Parent’s counsel true and correct copies of each Company Contract.

3.15 Agreements with Regulatory Agencies. Except as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of

(each, whether or not set forth on Section 3.15 of the Company Disclosure Schedule, a “Regulatory Agreement”), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

3.16. Properties and Insurance.

(a) Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of December 31, 2002 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof and (v) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar liens and encumbrances arising in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder in any material respect. All material tangible properties of the Company and each of its Subsidiaries are in good state of maintenance and repair, reasonable wear and tear excepted, conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries.

(b) Section 3.16(b) of the Company Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all real property owned by the Company or any of its Subsidiaries. The Company has furnished to Parent’s counsel copies of all deeds, surveys and title policies relating to such real property and copies of all instruments, agreements and other documents evidencing, creating or constituting liens or other encumbrances on such real property.

1. (c) Section 3.16(c) of the Company Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all real property leased by the Company or any of its Subsidiaries. The Company has furnished to Parent’s counsel copies of all leases relating to such real property. The Company and its Subsidiaries have not leased or sub-leased any real property to any third-parties.

(d) The business operations and all insurable properties and assets of the Company and the Company Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of the Company, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the reasonable judgment of the management of the Company adequate for the business engaged in by the Company and the Company Subsidiaries. The Company and the Company Subsidiaries have not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. Section 3.16(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by the Company and/or the Company Subsidiaries currently or at any time during the past three years. Copies of all insurance policies reflected on such list have been provided to Parent.

(e) The Company Bank has purchased, for an aggregate premium of $5.0 million, approximately $14.0 million of bank owned life insurance (“BOLI”) coverage covering the lives of 30 officers of the Company Bank (the “BOLI Covered Individuals”). The Company Bank has entered into an agreement with each BOLI Covered Individual (an “Insurance Agreement”) entitling such BOLI Covered Individual to receive a death benefit. Section 3.16(e) the Company Disclosure Schedule sets forth the names and current ages of each of the BOLI Covered Individuals, and the formula for determining the death benefit that each such individual will be entitled to receive. In no event will the BOLI Covered Individuals be entitled to receive more than a total of $14.0 million upon their deaths pursuant to the Insurance Agreements and any other plan or arrangement entered into in connection with the Company Bank’s BOLI, all of which shall be funded by the Company Bank’s BOLI without the payment of any further premium. Other than the BOLI for the BOLI Covered Individuals, the Company Bank does not sponsor, maintain or otherwise provide BOLI coverage or any other type of insurance coverage providing, or shall be obligated to pay, any death benefits to any employee of the Company Bank. The Company has provided to Parent true and correct copies of the agreements and other documents providing for the BOLI, the Insurance Agreements, and true and correct copies of any plan documents that afford to the BOLI Covered Individuals any rights to receive payments from the Company Bank’s BOLI. Such Insurance Agreements and plan documents will entitle the BOLI Covered Individuals to the payments set forth herein, but no other payments.

3.17 Environmental Matters. Except as set forth in Section 3.17 of the Company Disclosure Schedule:

(a) Each of the Company and its Subsidiaries, each of the Participation Facilities (as hereinafter defined) and, to the knowledge of the Company, the Loan Properties (as hereinafter defined), are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to any Environmental Matters, pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace.

(b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Materials whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

(c) To the knowledge of the Company, during the period of (x) the Company’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) the Company’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) the Company’s or any of its Subsidiaries’ interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) the Company’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) the Company’s or any of its Subsidiaries’ interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

(d) The following definitions apply for purposes of this Section 3.17: (w) “Hazardous Materials” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other substances or materials regulated under any Environmental Law, (w) “Loan Property” means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (x) “Participation Facility” means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (y) “Environmental Laws” means any and all applicable common law, statutes and regulations, of the United States and New Jersey dealing with Environmental Matters, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., (“CERCLA”), the Hazardous Material Transportation Act, 49 U.S.C. §1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq. (“RCRA”), the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. §11001 et seq., the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10A-23.11, et seq. (“Spill Act”); the New Jersey Water Pollution Control Act, N.J.S.A. 58: 10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq. as in effect and amended, and all other applicable federal, state, municipal, county and local laws and ordinances, and the rules and regulations promulgated thereunder, and any applicable provisions of common law and civil law providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters, as these laws, ordinances, rules and regulations were in the past or are in effect; and (z) “Environmental Matters” means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by any Environmental Law whatsoever.

3.18 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from the Advisory Firm to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Per Share Merger Consideration is fair to the shareholders of the Company from a financial point of view. A copy of such opinion has been provided to Parent’s counsel.

3.19 Indemnification. Except as provided in the Company Contracts or the Certificate of Incorporation or by-laws of the Company, neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a “Covered Person”), and, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the Certificate of Incorporation or by-laws of the Company or any Subsidiary of the Company, applicable law or regulation or any indemnification agreement.

3.20 Loan Portfolio.

(a) With respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a “Loan”), to the best knowledge of the Company:

(i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(ii) neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

(iii) the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company’s applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

(iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

(v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

(vi) there is no pending or threatened litigation or proceeding relating to the property which serves as security for a Loan; and

(vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest- bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of December 31, 2002, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.20(b) of the Company Disclosure Schedule sets forth (a) all of the Loans of the Company or any of its Subsidiaries that as of the date of the Company Bank’s most recent bank examination, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (b) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of December 31, 2002, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of December 31, 2002, was classified as “Other Real Estate Owned” and the book value thereof.

(c) As of December 31, 2002, the allowance for loan losses in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute such allowance complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies. As of December 31, 2002, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies.

3.21 Reorganization. The Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

3.22 Antitakeover Provisions Inapplicable. The Board of Directors of the Company has approved the transactions contemplated by this Agreement such that the provisions of Sections 14A:10A-1 et seq. of the BCA will not, assuming the accuracy of the representations contained in Section 4.12, apply to this Agreement or any of the other transactions contemplated hereby.

3.23 Investment Securities; Borrowings; Deposits.

(a) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business consistent with past practice and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b) Neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Company Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with past practice, consistent with regulatory requirements and listed (as of the date hereof) in Section 3.23 (b) of the Company Disclosure Schedule.

(c) Set forth in Section 3.23(c) of the Company Disclosure Schedule is a true and correct list of the borrowed funds (excluding deposit accounts) of the Company and its Subsidiaries as of the date set forth in such schedule.

(d) None of the deposits of the Company or any of its Subsidiaries is a “brokered” deposit.

3.24 Vote Required. Approval by holders of two thirds of the outstanding shares of Company Common Stock shall be sufficient to constitute approval by the Company’s shareholders of this Agreement and the Merger.

3.25 Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

3.26 Prior Regulatory Applications. Except as disclosed in Section 3.26 of the Company Disclosure Schedule, from January 1, 2000 through the date hereof, no regulatory agency has objected to, denied, or advised the Company or any Subsidiary of the Company to withdraw, and to the Company’s knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over the Company or any Subsidiary of the Company regarding, any application, notice, or other request filed by the Company or any Subsidiary of the Company with any Governmental Entity having jurisdiction over the Company or such Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

References herein to the “Parent Disclosure Schedule” shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Parent to the Company. Except as set forth in the Parent Disclosure Schedule, Parent hereby represents and warrants to the Company as follows:

4.1 Corporate Organization.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Parent is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Certificate of Incorporation and By-laws of Parent, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

(b) Lakeland Bank is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey. The deposit accounts of Lakeland Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of Parent’s other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Parent’s Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent.

4.2 Capitalization.

(a) The authorized capital stock of Parent consists solely of 40,000,000 shares of Parent Common Stock. As of September 30, 2003, there were 15,934,954 shares of Parent Common Stock outstanding and 549,607 shares of Parent Common Stock held by Parent as treasury stock. As of September 30, 2003, there were no shares of Parent Common Stock reserved for issuance upon exercise of outstanding stock options except for 1,099,743 shares of Parent Common Stock reserved for issuance pursuant to Parent’s stock incentive plans (the “Parent Option Plans”). All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for shares of capital stock issuable pursuant to the Parent Option Plans, pursuant to Parent’s dividend reinvestment and stock purchase plan and upon exercise of the rights (the “Parent Rights”) distributed to holders of Parent Common Stock pursuant to the Shareholder Rights Agreement, dated as of August 24, 2001, between Parent and First City Transfer Company, as Rights Agent (the “Parent Rights Agreement”), as of the date hereof Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b) Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) Parent has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 4.4 and (y) the approval of Parent’s shareholders as contemplated herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company’s shareholders, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained and except as set forth in Section 4.3(b) of the Parent Disclosure Schedule, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on Parent.

4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FRB and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Department of Banking and Insurance of the State of New Jersey and approval of such applications and notices, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the authorization of the issuance of the shares of Parent Common Stock issuable pursuant to this Agreement (including without limitation the shares of Parent Common Stock issuable upon exercise all New Stock Options) by the requisite vote of the shareholders of Parent, (e) the filing of the Certificate of Merger with the Department of the Treasury of the State of New Jersey pursuant to the BCA, (f) approval of the listing of the Parent Common Stock to be issued in the Merger on the Nasdaq/National Market System (“Nasdaq/NMS”), (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations, approvals or exemptions under the Environmental Laws and (i) such other filings, authorizations or approvals as may be set forth in Section 4.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and (2) the consummation by Parent of the Merger and the other transactions contemplated hereby.

4.5 Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with (i) the FRB, (ii) the

Department of Banking and Insurance of the State of New Jersey, (iii) the FDIC and (iv) any other Governmental Entity that regulates Parent or any of its Subsidiaries (collectively with the FRB, the Department and the FDIC, the “Parent’s Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Parent’s Regulatory Agencies in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 4.5 of the Parent Disclosure Schedule, no Parent’s Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1997 the effect of which is reasonably likely to have a Material Adverse Effect on Parent or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, the Parent or the Company or which is reasonably likely to result in such Governmental Entity objecting to the Merger. There is no unresolved violation, criticism, or exception by any Parent’s Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Parent or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, the Parent or the Company or which is reasonably likely to result in such Governmental Entity objecting to the Merger.

4.6 Financial Statements. Parent has previously made available to the Company copies of (a) the consolidated statements of financial condition of Parent and its Subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal years ended December 31, 2000, 2001 and 2002, in each case accompanied by the audit report of Grant Thornton PC, independent public accountants with respect to the Company, (b) the notes related thereto, (c) the unaudited consolidated statement of financial condition of the Company and its Subsidiaries as of June 30, 2003 and the related unaudited consolidated statements of income and cash flows for the six months ended June 30, 2003 and 2002 and (d) the notes related thereto (the “Parent Financial Statements”). Grant Thornton PC is independent with respect to the Parent and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of the Parent (including the related notes, where applicable) included within the Parent Financial Statements fairly present, and the consolidated statements of financial condition of the Parent (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the consolidated financial position of the Parent and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows (including the related notes, where applicable) included within the Parent Financial Statements fairly present, and the consolidated statements of income, changes in shareholders’ equity and cash flows of Parent (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the results of the consolidated operations and consolidated financial position of the Parent and its Subsidiaries for the respective fiscal periods therein set forth; each of the Parent Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will comply, with accounting requirements applicable to financial statements to be included in the S-4 and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Parent Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of the Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.7 SEC Reports. With respect to each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1999 by Parent with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “Parent Reports”) and (b) communication mailed by Parent to its shareholders since December 31, 1999, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

4.8 Absence of Certain Changes or Events. Except as disclosed in any Parent Report filed with the SEC prior to the date of this Agreement, since December 31, 2002, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

4.9 Legal Proceedings.

(a) Except as disclosed in any Parent Report filed with the SEC prior to the date of this Agreement or as may be set forth in Section 4.9 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as set forth in Section 4.9(b) of the Parent Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon Parent.

4.10 Parent Information.

(a) The information relating to Parent and LB to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the S-4 will comply in all material respects with all provisions of the Securities Act and the rules and regulations thereunder.

(b) The information relating to Parent and its Subsidiaries to be contained in the Parent’s applications to the FRB and the Department of Banking and Insurance of the State of New Jersey will be accurate in all material respects.

4.11 Compliance with Applicable Law. Except as set forth in Section 4.11 of the Parent Disclosure Schedule, each of Parent and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and each of Parent and each of its Subsidiaries has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Parent or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and except as disclosed in Section 4.11 of the Parent Disclosure Schedule, Parent and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on Parent.

4.12 Ownership of Company Common Stock; Affiliates and Associates.

(a) Other than as contemplated by this Agreement, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

(b) Neither Parent nor any of its Subsidiaries is an “Interested stockholder” of the Company under Section 14A:10A-3 of the BCA.

4.13 Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.14 Reorganization. Parent has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4.15 Vote Required. Assuming that a quorum is present at the Parent Shareholders’ Meeting, approval by a majority of the votes cast at such meeting shall be sufficient to constitute approval by Parent’s shareholders of the issuance of all shares of Parent Common Stock issuable pursuant to this Agreement (including without limitation the shares of Parent Common Stock issuable upon exercise all New Stock Options).

4.16 Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

4.17 Loan Loss Provision. As of December 31, 2002, the allowance for loan losses in the Parent Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute such allowance complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies. As of December 31, 2002, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the all applicable regulatory agencies.

4.18 Community Reinvestment Act. All Subsidiaries of Parent which are subject to the CRA have a CRA rating of at least “satisfactory”. Except as listed on Section 4.18 of the Parent Disclosure Schedule, from January 1, 2000 through the date hereof, no person or group has adversely commented in writing to Parent or any of its Subsidiaries subject to the CRA in a manner requiring recording in a file of CRA communications upon such entity’s CRA performance.

4.19 Prior Regulatory Applications. Except as disclosed Section 4.19 of the Parent Disclosure Schedule, from January 1, 2000 through the date hereof, no regulatory agency has objected to, denied, or advised Parent or any Subsidiary of Parent to withdraw, and to Parent’s knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over the Parent or any Subsidiary of Parent regarding, any application, notice, or other request filed by Parent or any Subsidiary of Parent with any Governmental Entity having jurisdiction over Parent or such Subsidiary.

4.20 Regulatory Capital. Upon consummation of the Merger, and after taking effect of the Merger and Parent ownership of the Company Bank, as calculated on a pro forma basis as of September 30, 2003, Parent will be deemed “well capitalized” under the applicable capital standards and policies of the FRB as in effect on the date of this Agreement (it being understood that this representation shall not be updated as of the Closing Date).

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company or Parent to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals, consents or waivers of any governmental authority or third-party required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement or as consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than the payment of cash dividends in amounts and at intervals consistent with the Company’s past practices over the prior twelve (12) months;

(b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of up to a total of 114,946 shares of Company Common Stock upon the exercise of Company Stock Options granted under the Company Stock Option Plan prior to the date hereof, any such exercise to be in accordance with the present terms of such options;

(c) amend its Certificate of Incorporation, By-laws or other similar governing documents;

(d) (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii)(A) providing information in response to a request therefor by a person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquisition Proposal if the Company’s Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the confidentiality agreement between Parent and the Company, dated as of September 29, 2003 (the “Confidentiality Agreement”); or (B) engaging in any negotiations or discussions with any person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, (i) the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Company, after consultation with its financial advisor, determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement. The Company will notify Parent immediately orally (within 12 hours) and in writing (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and, as part of such notification, shall disclose to Parent the identity of the Person making such inquiry, proposal or offer and the substance of such inquiry, proposal or offer in reasonable detail and will keep Parent informed of any developments with respect thereto immediately upon the occurrence thereof.

The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will, and will cause its Subsidiaries to, take the necessary steps to inform their respective officers, directors, agents, and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or its Subsidiaries) of the obligations undertaken in this Section 5.1(d). The Company will promptly request each person (other than Parent) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with the Company or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of the Company or any of its Subsidiaries. The Company shall take all steps necessary to enforce all such confidentiality agreements.

(e) other than pursuant to that certain contract disclosed in Section 5.1(e) of the Company Disclosure Schedule, make any capital expenditures other than those which (i) are made in the ordinary course of business consistent with past practice or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 in the aggregate;

(f) enter into any new line of business or offer any new products or services;

(g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole (it being understood that for purposes of this clause “g”, any assumption of another financial institution’s liabilities shall be conclusively deemed to be material), other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

(h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(i) change its methods of accounting in effect at December 31, 2002, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by the Company’s independent auditors;

(j)(i) except as set forth in Section 6.7, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any Company Benefit Plan or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (ii) except for normal salary increases in the ordinary course of business consistent with past practice, which increases do not exceed 4% of annual rate of base salary in effect on the date of this Agreement in any individual case, and except for the payment of year-end cash bonuses in the ordinary course of business and consistent with past practices, or except as required by applicable law, increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any Plan or agreement as in effect as of the date hereof or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares under the Company Stock Option Plan, the Company’s 1999 Restricted Stock Plan or any other plan;

(k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by this Agreement;

(l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

(n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

(o) other than in the ordinary course of business consistent with past practice, in individual amounts not to exceed $25,000, and other than investments for the Company’s portfolio made in accordance with Section 5.1(p), make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

(p) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities and which are purchased in the ordinary course of business consistent with past practice;

(q) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $50,000 or involving any material restrictions upon the operations of the Company or any of its Subsidiaries;

(r) except in the ordinary course of business consistent with past practice and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

(s) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) with respect to one-to-four-family owner-occupied residential mortgage loans, originations or refinancings of adjustable rate loans with maturities not to exceed 30 years and fixed-rate loans which either (i) have maturities not to exceed 15 years or (ii) have been originated in strict compliance with underwriting guidelines established by either the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (B) with respect to multi-family loans, originations or refinancing in amounts up to $1,500,000 in accordance with the following lending policies: (I) collateral consisting of multi-family buildings only within Sussex, Warren, Passaic and Morris Counties in New Jersey, Pike County in Pennsylvania and Orange County in New York, (II) debt service ratios not less than 1.25 based upon actual rent rolls made in strict compliance with the loan-to-value ratios and debt service ratios set forth in the Company’s Board-approved loan policy manual in effect on the date hereof (the “Lending Manual”), (III) loan-to-value ratios not greater than 75% based upon appraisals performed by licensed real estate appraisers carrying the “MAI” designation for all loans in an amount in excess of $1,000,000, and based upon cash flows as described above regarding computation of debt service ratios, and (IV) personal guarantees of the principals of the borrower; (C) with respect to loans secured by mixed-use properties, commercial owner occupied properties or by commercial income producing properties, originations or refinancings in amounts up to $1,500,000 with valuations and debt service coverage ratios that are based upon actual rent rolls made in strict compliance with the loan-to-value ratios and debt service ratios set forth in the Lending Manual; (D) with respect to consumer loans, originations or refinancings in the ordinary course of business consistent with past practice upon terms and in aggregate monthly volumes that do not differ materially from past practice (provided that such prior practice does not violate the Home Ownership and Equity Protection Act of 1994 or constitute predatory lending under the New Jersey Predatory Lending Act; (E) loans or advances as to which the Company has a legally binding obligation to make as of the date hereof and a description of which has been provided by the Company in writing to Parent prior to the execution of this Agreement, (F) unsecured commercial loans originated in accordance with the Lending Manual, or (G) construction loans originated either under the Company Bank’s Builder’s First Construction loan program or in accordance with the Lending Manual; provided, however, that the Company Bank may not make, renegotiate, renew, increase, extend, modify or purchase (i) any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; (ii) loans, advances or commitments to employees, directors, officers or other affiliated parties of the Company or any of its Subsidiaries; (iii) any loan outside the ordinary course of the business of the Company Bank or inconsistent with prior practice of the Company Bank; or (iv) any loan that is not underwritten pursuant to the existing loan and credit policies of the Company Bank in effect as of the date hereof;

(t) incur any additional borrowings beyond those set forth in Section 5.1(t) of the Company Disclosure Schedule other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements in the ordinary course of business consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder (it being understood that deposits shall not be deemed to be borrowings within the meaning of this sub-section);

(u) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

(v) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to the Parent, make any construction loans outside the ordinary course of business consistent with past practice, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

(w) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;

(x) elect to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as of the date hereof;

(y) make any material Tax election or file any claim for a material income Tax refund;

(z) take any other action outside of the ordinary course of business; or

(aa) agree to do any of the foregoing.

5.2 Covenants of Parent. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall use commercially reasonably efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would adversely affect or delay the ability of the Company or Parent to perform it covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the Parent Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

(a) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(b) change its methods of accounting in effect at December 31, 2002, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by Parent’s independent auditors;

(c) amend its Certificate of Incorporation, By-Laws or similar governing documents other than in a manner necessary to comply with the provisions of this Agreement;

(d) issue any equity security with rights senior to those of the Parent Common Stock; or

(e) agree to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Company shall cooperate with Parent in the preparation of the Proxy Statement to be included within the S-4. Each of the Company and

Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company and the Parent shall thereafter mail the Proxy Statement to their respective shareholders. With the Company’s cooperation, Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 and any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Parent agrees promptly to advise the Company if at any time prior to the Company Shareholders’ Meeting or the Parent Shareholders’ Meeting (as defined in Section 6.3) any information provided by Parent for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Company with the information needed to correct such inaccuracy or omission. Parent shall promptly furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and the Parent Subsidiaries, to comply with all applicable legal requirements. The Company agrees promptly to advise Parent if at any time prior to the Company Shareholders’ Meeting or Parent Shareholders’ Meeting any information provided by the Company for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Parent with the information needed to correct such inaccuracy or omission. The Company shall promptly furnish Purchaser with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Company and the Company Subsidiaries, to comply with all applicable legal requirements.

(d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

6.2 Access to Information.

(a) The Company shall permit, and shall cause each of the Company’s Subsidiaries to permit, Parent and its representatives, and Parent shall permit, and shall cause each of Parent’s Subsidiaries to permit, the Company and its representatives, reasonable access to their respective properties, and shall disclose and make available to Parent and its representatives, or the Company and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and shareholders’ meetings (excluding information related to the Merger), organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Parent and its representatives or the Company and its representatives may have a reasonable interest, all to the extent reasonably requested by the party seeking such access. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, the Company acknowledges that Parent may be involved in discussions concerning other potential acquisitions and Parent shall not be obligated to disclose information regarding such discussions to the Company except as such information is disclosed to Parent’s shareholders generally.

(b) During the period from the date of this Agreement to the Effective Time, each of the Company and Parent will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, the Company agrees to provide Parent with internally prepared consolidated profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 30 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), the Company will deliver to Parent and Parent will deliver to the Company their respective consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, the Company will deliver to Parent and Parent will deliver to the Company their respective consolidated annual financial statements. The Company shall engage a proxy solicitor reasonably acceptable to Parent to assist the Company in obtaining the approval of the Company’s shareholders of this Agreement and the transactions contemplated hereby.

(c) All information furnished pursuant to Sections 6.2(a) and 6.2(b) shall be subject to, and each of the Company and Parent shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

(d) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

6.3 Shareholders’ Meetings. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the “Company Shareholders’ Meeting”). The Company will, through its Board of Directors, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board’s legal counsel and the provisions of Article VIII, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement. Parent shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as reasonably practicable after the date of the Company Shareholders’ Meeting for the purpose of voting upon the authorization to issue the shares of Parent Common Stock issuable pursuant to this Agreement (the “Parent Shareholders’ Meeting”). The Board of Directors of Parent, except to the extent legally required for the discharge of the Board of Directors of its fiduciary duties as advised by the Board’s legal counsel, shall recommend approval of such authorization.

6.4 Legal Conditions to Merger. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

6.5 Affiliates. Contemporaneous with the execution of this Agreement, the Company has delivered to Parent copies of letters in the form of the letter annexed hereto as Exhibit A (an “Affiliate’s Letter”) signed by each member of the Board of Directors of the Company. Promptly, but in any event within two weeks after the execution and delivery of this Agreement, the Company shall deliver to Parent a letter identifying all other persons who, to the knowledge of the Company, may be deemed to be “affiliates” of the Company under Rule 145 of the Securities Act, including, without limitation, all executive officers of the Company, together with Affiliate’s Letters, each substantially in the form of Exhibit A hereto, executed by each such person so identified as an affiliate of the Company, agreeing to comply with Rule 145 of the SEC.

6.6 Nasdaq/NMS Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

6.7 Employee Benefit Plans; Existing Agreements.

(a) As of or as soon as practicable following the Effective Time, the employees of the Company and its Subsidiaries who remain in the employ of Parent or its Subsidiaries subsequent to the Effective Time (the “Company Employees”) shall be eligible to participate in the employee benefit plans of Parent and its Subsidiaries in which similarly situated employees of Parent and its Subsidiaries participate, to the same extent as similarly situated employees of Parent or its Subsidiaries (it being understood that inclusion of Company Employees in such employee benefit plans may occur at different times with respect to different plans). The Company agrees to take any necessary actions to cease benefit accruals under any plan that is a Tax-qualified defined benefit plan as of the Effective Date.

(b) With respect to each Parent Plan, other than an employee pension plan as such term is defined in Section 3(2) of ERISA, for purposes of determining eligibility to participate, service with the Company (or predecessor employers to the extent that the Company provides past service credit) shall be treated as service with Parent without application of any preexisting condition limitations. Each Parent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Plan.

6.8 Indemnification.

(a) For a period commencing as of the Effective Time and ending six years after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or the Company Bank or who serves or has served at the request of the Company or the Company Bank as a director or officer with any other person (collectively, the “Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.8, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of the Company or serves or has served at the request of the Company as a director or officer with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any of its affiliates, or by any former or present shareholder of the Company (each a “Claim” and collectively, “Claims”), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee’s service as a member of the Board of Directors of the Company or its Subsidiaries or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of Parent set forth in this Section 6.8, in each case to the fullest extent which the Company would have been permitted under any applicable law and its Certificate of Incorporation or Bylaws had the Merger not occurred (and Parent shall also advance expenses as incurred due to (i) or (ii) above to the fullest extent so permitted). Notwithstanding the foregoing, Parent shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but Parent shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

Any Indemnitee wishing to claim indemnification under this Section 6.8 shall promptly notify Parent upon learning of any Claim, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnitee except to the extent that such failure prejudices Parent. In the event of any Claim as to which indemnification under this Section 6.8 is applicable, (x) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Parent elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between Parent and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this Section 6.8 to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. Parent shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.8, Parent shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

(b) Parent shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company’s existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that

(A) in no event shall Parent be required to expend an aggregate annual premium in excess of 200% of the annual premium most recently paid by the Company prior to the date hereof (the “Insurance Amount”) to maintain or procure insurance coverage (which current annual premium is set forth in Section 6.8(b) of the Company Disclosure Schedule), (B) if Parent is unable to maintain or obtain the insurance called for by this Section 6.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount and (C) notwithstanding any provision herein to the contrary, Parent shall be deemed to have satisfied all of its obligations pursuant to this Section 6.8(b) in the event that it acquires single premium tail insurance at an aggregate premium cost not to exceed 300% of the annual premium most recently paid by the Company prior to the date hereof.

(c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.8.

(d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.9 Additional Arrangements. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

6.10 Coordination of Dividends. Subject to the proviso of Section 5.1(a), after the date of this Agreement the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

6.11 Parent Rights Agreement. Parent agrees that Parent Rights shall be issued with respect to each share of Parent Common Stock issued pursuant to the terms hereof regardless of whether there has occurred a “Distribution Date” under the terms of the Parent Rights Agreement prior to the Effective Time, and Parent shall take all action necessary or advisable to enable the holder of each share of Parent Common Stock issued pursuant to this Agreement to obtain the benefit of such Parent Rights notwithstanding their prior distribution, including, without limitation, amendment of the Parent Rights Agreement.

6.12 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of the Company and the Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

6.13 Certain Matters, Certain Revaluations, Changes and Adjustments. Notwithstanding that the Company believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, the Company recognizes that Parent may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Parent and in order to formulate the plan of integration for the Merger, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Parent and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company and its Subsidiaries, provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Parent agrees in writing that all conditions to closing set forth in Article VII have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this Section 6.13 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

6.14 Other Policies. Between the date of this Agreement and the Effective Time, the Company shall cooperate with Parent to reasonably conform the policies and procedures of the Company and its Subsidiaries regarding applicable regulatory matters to those of Parent and its Subsidiaries, as Parent may reasonably identify to the Company from time to time, provided, however, that implementation of such conforming actions may at the Company’s discretion be delayed until the time period following receipt of shareholder and all regulatory approvals, as provided in Section 6.13.

6.15 Other Transactions. The Company acknowledges that Parent may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning the Company and its Subsidiaries may be required to be included in the registration statements, if any, for the sale of securities of Parent or in SEC reports in connection with such transactions. Parent shall provide the Company and its counsel with copies of such registration statements at the time of filing. The Company agrees to provide Parent with any information, certificates, documents or other materials about the Company and its Subsidiaries as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements which may be filed by Parent prior to the Effective Time. The Company shall use its reasonable efforts to cause its attorneys and accountants to provide Parent and any underwriters for Parent with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Parent shall reimburse the Company for reasonable expenses thus incurred by Company should this transaction be terminated for any reason. Parent shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding the Company unless the Company shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

6.16. Failure to Fulfill Conditions. In the event that Parent or the Company determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-off Date (as defined in Section 8.1(c)) and that it will not waive that condition, it will promptly notify the other party. The Company and Parent will promptly inform the other of any facts applicable to the Company or Parent, respectively, or their respective directors or officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger. Any information so provided shall be retained by the receiving party in accordance with the terms of the confidentiality agreement heretofore executed by the parties hereto.

6.17. Transaction Expenses of the Company.

(a) The Company shall cause its and its Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. The Company shall advise Parent monthly of all out-of-pocket expenses which the Company and its Subsidiaries have incurred in connection with the transactions contemplated hereby. The Company shall not, and shall cause each of its Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

(b) Parent, in reasonable consultation with the Company, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

6.18 Pre-Closing Delivery of Financial Statements. Prior to the Closing, the Company shall deliver to Parent such consolidated financial statements of the Company as

Parent shall reasonably request in order to enable Parent to comply with its reporting obligations under the Exchange Act, together with an executed report of the Company’s outside auditors with respect to all such financial statements that have been audited. Such report shall be in form and substance satisfactory to the Parent. The financial statements delivered pursuant to this Section 6.18 shall be prepared in accordance with GAAP and shall conform to all provisions of the SEC’s Regulation S-X, such that such financial statements are suitable for filing by the Parent with the SEC in response to Items 2 and 7 of the SEC’s Current Report on Form 8-K. Immediately prior to the Closing, the Company shall cause its outside auditors to deliver to the Parent an executed consent, in form and substance satisfactory to the Parent and suitable for filing by the Parent with the SEC, which consent shall authorize the Parent to file with the SEC the report referred to in this Section 6.18 and all other reports delivered by the Company hereunder.

6.19 ISRA. The Company, at its sole cost and expense, shall obtain, prior to the Effective Time, either (i) a written determination (based upon an affidavit from the Company that is approved by the Parent prior to its submission to the New Jersey Department of Environmental Protection (“NJDEP”)) from the NJDEP that the transactions contemplated by, or the properties subject to, this Agreement are not subject to the requirements of ISRA, or (ii) a Remediation Agreement (in form and substance satisfactory to Parent) issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement prior to the issuance of any “Negative Declaration,” “No Further Action Letter” or approval of any “Remedial Action Workplan,” as such terms are defined under ISRA, or (iii) a “Negative Declaration” or approvals of any “Remedial Action Workplan” (in either case in form and substance satisfactory to the Parent) with respect to each property in New Jersey which the Company or any of its Subsidiaries owns or operates, in each case to the extent that such property renders the provisions of ISRA applicable to the transactions contemplated by this Agreement. The Company will obtain and maintain a “Remediation Funding Source” in form and amount approvable by the NJDEP as required in furtherance of the Company’s obligations under this covenant.

6.20 Post-Closing Operation of the Company Bank. After the Effective Time, Parent shall cause two members of its Board of Directors (initially, Roger Bosma and Charles Tice) to serve as directors of Company Bank which, by virtue of the Merger, will become a Subsidiary of Parent upon consummation of the Merger. Except as set forth in the immediately preceding sentence, the Board of Directors of the Company Bank immediately prior to the Effective Time shall continue to be the Board of Directors of the Company Bank immediately after the Effective Time, Parent shall (absent fiduciary concerns to the contrary) not object if the chairman of the board of the Company Bank immediately prior to the Effective Time shall continue to be the chairman of the board of the Company Bank immediately after the Effective Time and if the chief executive officer of the Company Bank immediately prior to the Effective Time shall continue to be the chief executive officer of the Company Bank immediately after the Effective Time, and the certificate of incorporation and by-laws of Company Bank as in existence immediately prior to the Effective Time shall continue to be the certificate of incorporation and by-laws of the Company Bank immediately after the Effective Time. Subject to the next sentence, Parent, as shareholder, agrees to vote in favor of the re-election of the Directors of the Company Bank for two successive full one year terms at each annual meeting of the shareholders of the Company Bank during the Transition Period ( as defined below). It is intended that Parent will not terminate the separate corporate existence of the Company Bank as a subsidiary of Parent for a period of two years following the Effective Time (the “Transition Period”), unless required to do so by law or governmental authorities or as a result of the fiduciary obligations of Parent’s Board of Directors. Parent has no present intention to remove any of the Company Bank’s directors or its chairman of the board during the Transition Period, provided that the Company Bank is managed in a manner consistent with Parent’s overall business strategies, as such strategies may develop from time to time. However, nothing herein shall be construed to limit the right of Parent to remove and/or replace any or all of the officers of the Company Bank at any time following the Effective Time, to amend the certificate of incorporation and by-laws of the Company Bank at any time following the Effective Time or otherwise to exercise the rights and prerogatives of Parent as a stockholder of the Company Bank at any time following the Effective Time, except that the Parent shall not terminate the separate corporate existence of the Company Bank prior to the end of the Transition Period unless required to do so by law or governmental authorities or as a result of the fiduciary obligations of Parent’s Board of Directors and will not seek to remove or fail to reelect any of the Directors of the Company Bank during the Transition Period other than for cause or for conduct which harms the business, regulatory status or reputation of the Company Bank, Parent or its other Subsidiaries. For purposes hereof, “cause” shall mean a Director’s willful misconduct as a Director, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses). The Parent intends to merge Company Bank with Lakeland Bank after the termination of the Transition Period.

6.21 Tax Treatment. Neither Parent nor the Company shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a “reorganization” under Section 368(a) of the Code.

6.22 Financial Wherewithal. At the Effective Time, Parent will have the funds necessary to pay the Per Share Cash Consideration in accordance with the terms of this Agreement and consummate the transactions contemplated by this Agreement.

6.23 Payment of Retention Bonuses. At the Effective Time, and provided that each proposed recipient (i) remains an employee of the Company or the Company Bank from the date hereof through the date after the Effective Time when that person’s job function has been converted or transitioned and (ii) does not accept employment with Parent for employment thereafter, the Company Bank or another Subsidiary of Parent for any period subsequent to the Effective Time, the Company shall pay to each individual employee listed on Section 6.23 of the Company Disclosure Schedule hereof the bonus compensation provided for such employee on such schedule.

6.24 Employee Severance. Any person who is serving as an employee of either the Company or the Company Bank as of the date hereof whose employment is terminated or substantially adversely modified by Parent or any of its Subsidiaries (including the Company Bank) within one year after the Effective Time (unless such termination or substantial adverse modification of employment is for cause (as defined below)) shall be entitled to severance payment from Parent in accordance with the formula set forth in Section 6.24 of the Company

Disclosure Schedule. For purposes of this Section 6.24, (a) “cause” shall mean termination or substantial adverse modification because of the employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses). For purposes of this Section 6.24, an employee’s employment shall be deemed to be substantially adversely modified if there has been a substantial diminution in such employee’s compensation or the overall importance of such employee’s position, as determined by balancing (i) any increase or decrease in the scope of such employee’s responsibilities against (ii) any increase or decrease in the relative extent of the business, activities or functions (or portions thereof) for which such employee has and had responsibility; provided, however, that neither a change of such employee’s title or a change in the employer’s organizational hierarchy, without a decrease in relative responsibility balanced as set forth above, shall be considered a substantial diminution of overall importance.

ARTICLE VII

CONDITIONS PRECEDENT

7.1. Conditions to Each Party’s Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

(a) Approval of Shareholders; SEC Registration; Blue Sky Laws. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company. The issuance of all shares of Parent Common Stock issuable pursuant to this Agreement (including without limitation the shares of Parent Common Stock issuable upon exercise all New Stock Options) shall have been approved by the requisite vote of the shareholders of Parent. The S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Parent Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

(b) Regulatory Filings. All necessary approvals and consents (including without limitation any required approval of the FDIC, the Department of Banking and Insurance of the State of New Jersey, the FRB, the SEC and (if necessary) the Department of Environmental Protection of the State of New Jersey) of Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any term or condition which would, in Parent’s reasonable judgment, impair, in any material respect, the value of the Merger to Parent. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

(c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Parent or the Company determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

(d) Tax Opinion. Parent and Company shall each have received an opinion, dated as of the Effective Time, of Lowenstein Sandler PC, reasonably satisfactory in form and substance to the Company and its counsel and to Parent, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code; (ii) no gain or loss shall be recognized upon the exchange of Company Common Stock solely for Parent Common Stock; (iii) with respect to cash received in exchange for Company Common Stock, gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) with respect to Parent Common Stock received in exchange for Company Common Stock which was held as a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders’ respective holding periods for their Company Common Stock), except in the case of any such shareholder as to which the exchange has the effect of a dividend within the meaning of Section 356(a)(2) of the Code; (v) the basis of any Parent Common Stock received in exchange for Company Common Stock shall equal the basis of the recipient’s Company Common Stock surrendered on the exchange, reduced by the amount of cash received on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (vi) the holding period for any Parent Common Stock received in exchange for Company Common Stock will include the period during which the Company Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange. In connection therewith, each of Parent and the Company shall deliver to Lowenstein Sandler PC representation letters, in each case in form and substance reasonably satisfactory to Lowenstein Sandler PC.

(e) Listing of Shares. The shares of Parent Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger shall have been authorized for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance.

7.2. Conditions to the Obligations of Parent Under this Agreement. The obligations of Parent under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of the Company. Except for those representations and warranties which are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of the Company contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b) Certificates. The Company shall have furnished Parent with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as Parent may reasonably request.

(c) Accountant’s Letter. If requested by Parent, the Company shall have caused to be delivered to the Parent “cold comfort” letters or letters of procedures from the Company’s independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company’s shareholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Parent, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

(d) Third Party Consents. All consents, waivers and approvals of any third parties (other than Governmental Entities) which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its Subsidiaries taken as a whole or (ii) on the Parent and its Subsidiaries taken as a whole. None of the approvals or waivers referred to in this Section 7.2(d) shall contain any term or condition which would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

(e) Affiliate Letters. Parent shall have received the letter agreements referred to in Section 6.5.

(f) Required Steps. The Company shall, to Parent’s reasonable satisfaction, have taken the Required Steps (as defined in Section 3.2(a) of the Company Disclosure Schedule).

7.3 Conditions to Obligations of the Company Under this Agreement. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Parent. Except for those representations and warranties which are made as of a particular date, the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Parent contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. Parent shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b) Certificates. Parent shall have furnished the Company with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as the Company may reasonably request.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a) by mutual consent of the Company and Parent;

(b) by either Parent or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(c) by either Parent or the Company, if the Merger shall not have been consummated on or before June 30, 2004 (the “Cut-off Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either Parent or the Company if (i) the approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof or (ii) the approval of the shareholders of Parent required for the issuance of the shares of Parent Common Stock issuable pursuant to this Agreement (including without limitation the shares of Parent Common Stock issuable upon exercise of the New Stock Options) shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

(e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party (determined as of the date hereof or, in the case of representations and warranties made as of a particular date, as of the date as of which such representation or warranty is made), which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of representation or warranty by the Company) or Section 7.3(a) (in the case of a breach of representation or warranty by Parent);

(f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party hereto, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

(g) by the Company, if the Company’s Board of Directors shall have approved a definitive agreement reflecting an Acquisition Proposal (the “Alternative Agreement”), but only if (1) at least 48 hours prior to entering into the Alternative Agreement, the Company provides a copy of the Alternative Agreement to Parent, (2) the Board of Directors of the Company, after consultation with outside legal counsel and after considering any response that Parent may make after reviewing the Alternative Agreement, determines in good faith that approving the Alternative Agreement is legally necessary for the proper discharge of its fiduciary duties under applicable law, (3) the Board of Directors of the Company, after consultation with its financial advisor and after considering any response that Parent may make after reviewing the Alternative Agreement, determines in good faith that the transactions contemplated by the Alternative Agreement are reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the party offering to enter into the Alternative Agreement, and would, if consummated, be more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement and any transaction then being proposed by Parent; and (4) prior to terminating this Agreement, the Company (A) pays to Parent the Termination Fee (as hereinafter defined) and Termination Expenses (as hereinafter defined), and (B) delivers to Parent a release signed by the parties to the Alternative Agreement, which release shall be in form and substance reasonably satisfactory to Parent and shall irrevocably waive any right the releasing parties may have to challenge the payment to Parent of the Termination Fee and the payment to Parent of the Termination Expenses;

(h) by Parent, if an event occurs which gives rise to the payment of a Termination Fee and Termination Expenses pursuant to Section 8.5;

(i) by Parent if the conditions set forth in Sections 7.1 and 7.2 are not satisfied and are not capable of being satisfied by the Cut-off Date;

(j) by the Company if the conditions set forth in Sections 7.1 and 7.3 are not satisfied and are not capable of being satisfied by the Cut-off Date; or

(k) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the ten-day period commencing with the Determination Date, if both of the following conditions are satisfied;

(1) the Lakeland Common Stock Average Price on the Determination Date shall be less than $12.01 (the “Base Amount”); and

(2) (i) the number obtained by dividing the Lakeland Common Stock Average Price on the Determination Date by 16.02 (the “Lakeland Ratio”) shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.25 from the quotient in this clause (2)(ii) (such number being referred to herein as the “Index Ratio”);

Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to Parent. During the seven-day period commencing with its receipt of such notice, Parent shall have the option of increasing the Per Share Consideration to be received by the holders of Company Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Base Amount multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Lakeland Common Stock Average Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Lakeland Ratio. If Parent makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (k).

For purposes of this subsection (k), the following terms shall have the following meanings:

“Lakeland Common Stock Average Price” means the average of the daily closing sales prices of Parent Common Stock as reported on the Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) for the 20 consecutive full trading days in which such shares are quoted on the Nasdaq/ NMS ending at the close of trading on the Determination Date.

“Index Group” means the bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such bank holding company to be acquired. In the event that the common stock of any such bank holding company ceases to be publicly traded or a proposal to acquire any such bank holding company is announced after the Starting Date and before the Determination Date, such bank holding company will be removed from the Index Group. The bank holding companies are as follows:

Company Name	City	State
Arrow Financial Corporation	Glens Falls	NY
BSB Bancorp, Inc.	Binghamton	NY
Community Banks, Inc.	Harrisburg	PA
Financial Institutions, Inc.	Warsaw	NY
Harleysville National Corporation	Harleysville	PA
Interchange Financial Services Corporation	Saddle Brook	NJ
Omega Financial Corporation	State College	PA
Patriot Bank Corp	Pottstown	PA
PennRock Financial Services Corp.	Blue Ball	PA
Royal Bancshares of Pennsylvania, Inc.	Narberth	PA
S&T Bancorp, Inc.	Indiana	PA
State Bancorp, Inc.	New Hyde Park	NY
Sterling Bancorp	New York	NY
Sterling Financial Corporation	Lancaster	PA
Suffolk Bancorp.	Riverhead	NY
Sun Bancorp, Inc.	Lewisburg	PA
Sun Bancorp, Inc.	Vineland	NJ
Tompkins Trustco, Inc.	Ithaca	NY
U.S.B. Holding Co., Inc.	Orangeburg	NY
Univest Corporation of Pennsylvania	Souderton	PA
Yardville National Bancorp	Hamilton	NJ

“Index Price” on a given date means the average of the closing prices on such date of the bank holding companies composing the Index Group.

“Starting Date” means October 24, 2003.

If any bank holding company belonging to the Index Group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for such bank holding company or Parent shall be appropriately adjusted for the purposes of applying this Section 8.1(k).

8.2 Effect of Termination; Liquidated Damages.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 8.1, 8.2, 8.5 and Article IX shall survive any termination of this Agreement and (ii) subject to Section 8.2(b), in the event that such termination is effected pursuant to Sections 8.1(e) or 8.1(f), the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

(b) In the event that the Company terminates this Agreement in accordance with Sections 8.1(e) or 8.1(f), Parent agrees that it would be extremely difficult, if not impossible, to ascertain the actual amount of harm which Company will have suffered. Therefore, not by way of damage or penalty, but as a reasonable estimation of the potential harm Company may have incurred, Parent agrees that in the event that the Company terminates this Agreement in accordance with Sections 8.1(e) or 8.1(f), Parent shall pay to Company fifty percent (50%) of the Maximum Amount (as defined in Section 8.5) as liquidated damages. Such payment, which shall be in lieu of any other claim for monetary damages which the Company may have hereunder, shall be paid by Parent to Company within five (5) business days after the date on which Parent acknowledges that the Company’s termination was effected in accordance with Sections 8.1(e) or 8.1(f) or, if no such acknowledgment is made, within five (5) business days after the date on which a final, non-appealable order is issued by a court of competent jurisdiction to the effect that the Company’s termination was effected in accordance with Sections 8.1(e) or 8.1(f).

8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company’s shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5 Termination Fee; Expenses. In the event that at any time after the date of this Agreement (i) (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall have been adjourned or canceled, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Parent, its recommendation, or shall have failed to reconfirm its recommendation, that the shareholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Parent to terminate this Agreement, in each case after (x) an Acquisition Proposal shall have been communicated to the Company or (y) it shall have been publicly announced that any Person other than Parent or any Subsidiary of Parent shall have made a bona fide proposal by public announcement or written communication that becomes the subject of public disclosure to engage in a merger, consolidation or similar transaction with, or a purchase or other acquisition of 10% or more of the assets or 10% or more of the outstanding shares of Common Stock of, the Company or (ii) there shall have occurred a breach of Section 5.1(d) other than an inadvertent breach which is corrected to Parent’s reasonable satisfaction, then, in any such case, in the event that this Agreement is terminated, the Company shall pay to Parent a fee of $3,250,000 (the “Termination Fee”) and shall reimburse Parent for the out-of-pocket expenses incurred by Parent in connection with the transactions contemplated by this Agreement, up to $150,000 in such expenses (the “Termination Expenses”), provided, however that the sum of the Termination Fee and the Termination Expenses shall not exceed $3,400,000 (the “Maximum Amount”).

ARTICLE IX

GENERAL PROVISIONS

9.1 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 24, 2003. A matter shall be deemed to be within the “knowledge” of an entity if such matter is within the actual knowledge of any person who is as of the date hereof, or who becomes between the date hereof and the Closing, an executive officer of such entity. No provision of this Agreement shall be construed to require the Company, Parent or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

9.3 Expenses. Except as otherwise provided in Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent, to:

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Attn: Roger Bosma, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: Peter H. Ehrenberg, Esq.

and

(b) if to the Company, to:

Newton Financial Corp.

30 Park Place

Newton, New Jersey 07860

Attn: Donald E. Hinkel, Jr., Acting Chief Executive Officer

with a copy (which shall not constitute notice) to:

Windels, Marx, Lane & Mittendorf, LLP

120 Albany Street

New Brunswick, New Jersey 08901

Attn: Robert Schwartz, Esq.

9.5 Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by both of the parties and delivered to both of the parties, it being understood that all parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

9.6 Entire Agreement. This Agreement (including the documents, the disclosure schedules and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to any applicable conflicts of law.

9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.9 Publicity. Except as otherwise required by law or the rules of the Nasdaq/NMS, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

9.10 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.11 Definitions.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bank” means Newton Trust Company, a Subsidiary of the Company.

“Maximum Cash Number” shall mean the number which equals twenty-five percent (25%) of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Minimum Stock Number” shall mean the number which equals seventy-five percent (75%) of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Person” or “person”, except where the context clearly indicates a reference solely to an individual, means an individual, corporation, partnership, limited liability company, trust, association, Governmental Entity or other entity.

“Subsidiary”, when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

(b) The following terms are defined in the following sections of this Agreement:

Accounting Firm	3.6(a)
Acquisition Proposal	5.1(d)
Advisory Firm	3.7
Advisory Firm	3.10(a)
Affiliate’s Letter	6.5
Aggregate Merger Consideration	1.4(c)
Agreement	Lead-in
Alternative Agreement	8.1(g)
Base Amount	8.1(k)(1)
BCA	1.1
BHCA	3.1(a)
BHCA	4.1(a)
Blue Sky	6.1(a)
BOLI	3.16(e)
BOLI Covered Individuals	3.16(e)
CERCLA	3.17(d)
Certificate of Merger	1.2
Certificates	1.4(c)
Claim	6.8(a)
Claims	6.8(a)
Classified	3.20(b)
Closing	1.2
Closing Date	1.2

Closing Notice	1.2
Company	Lead-in
Company Benefit Plans	3.11(a)
Company Common Stock	1.4(a)
Company Contract	3.14(g)
Company Disclosure Schedule	Article III - Lead-in
Company Employees	6.7(a)
Company Financial Statements	3.6(a)
Company Pension Plans	3.11(a)
Company Regulatory Agencies	3.5
Company Shareholders’ Meeting	6.3
Company Stock Option Plan	1.7
Company Welfare Plans	3.11(a)
Concerned Loans	3.20(b)
Confidentiality Agreement	5.1(d)
Constituent Corporations	Lead-in
Covered Person	3.19
CRA	3.13(b)
Cut-off Date	8.1(c)
Derivatives Contract	3.23(b)
Determination Date	1.2
Distribution Date	6.11
DPC Shares	1.4(b)
Effective Time	1.2
Environmental Laws	3.17(d)
Environmental Matters	3.17(d)
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange Act	3.6(c)
Exchange Agent	1.6
Exchange Fund	2.1
Exchange Ratio	1.4(a)(i)
Exchange Ratio	8.1(k)
FDIC	3.1(b)
FRB	3.4
GAAP	3.1(a)
Governmental Entity	3.4
Hazardous Materials	3.17(d)
Indemnitees	6.8(a)
Index Group	8.1(k)
Index Price	8.1(k)
Index Ratio	8.1(k)(2)
Insurance Agreement	3.16(e)
Insurance Amount	6.8(b)
Interested stockholder	4.12(b)

Internal Controls	3.6(c)
IRS	3.4
Knowledge	9.1
Lakeland Common Stock Average Price	8.1(k)
Lakeland Ratio	8.1(k)(2)
Lending Manual	5.1(s)
Loan	3.20(a)
Loan Property	3.17(d)
Loans	3.20(b)
MAI	5.1(t)
Material Adverse Effect	3.1(a)
Maximum Amount	8.5
Merger	Recitals A
Merger Consideration	1.4(c)
Nasdaq/NMS	4.4
Negative Declaration	6.19
Negative Declaration	6.19
New Stock Options	1.7
NJDEP	6.19
No Further Action Letter	6.19
Old Stock Options	1.7
Option Grant Agreement	1.7
Other Loans Specially Mentioned	3.20(b)
Other Real Estate Owned	3.20(b)
Parent	Lead-in
Parent Common Stock	1.4(a)(i)
Parent Disclosure Schedule	Article IV - Lead-in
Parent Financial Statements	4.6
Parent Option Plans	4.2(a)
Parent Reports	4.7
Parent Rights	4.2(a)
Parent Rights Agreement	4.2(a)
Parent’s Regulatory Agencies	4.5
Parent Shareholders’ Meeting	6.3
Participation Facility	3.17(d)
PBGC	3.4
Per Share Cash Consideration	1.4(a)(ii)
Per Share Stock Consideration	1.4(a)(i)
Proxy Statement	3.4
RCRA	3.17(d)
Regulatory Agreement	3.15
Remedial Action Workplan	6.19
Remediation Funding Source	6.19
S-4	3.4
SEC	3.4

Securities Act	4.7
Spill Act	3.17(d)
Starting Date	8.1(k)
Stock Option	1.7
Stock Options	1.7
Surviving Corporation	1.1
Taxes	3.10(d)
Tax Returns	3.10(d)
Termination Expenses	8.5
Termination Fee	8.5
Transition Period	6.20
Trust Account Shares	1.4(b)
Watch List	3.20(b)

9.12 Legal Proceedings; Specific Performance; No Jury Trial.

(a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(b) The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New Jersey or in New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Signature Page Follows

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LAKELAND BANCORP, INC.

By	/s/ John W. Fredericks
	Name:	John W. Fredericks
	Title:	Chairman of the Board

NEWTON FINANCIAL CORP.

By	/s/ Donald E. Hinkel, Jr.
	Name:	Donald E. Hinkel, Jr.
	Title:	Acting CEO

EXHIBIT A

FORM OF AFFILIATE LETTER

See Annex B to the proxy statement and prospectus.

ANNEX B

October     , 2003

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Ladies and Gentlemen:

I am delivering this letter to you in connection with the proposed acquisition of Newton Financial Corp., a New Jersey corporation (“Newton”), by Lakeland Bancorp, Inc., a New Jersey corporation and a registered bank holding company (“Lakeland”), pursuant to the merger (the “Merger”) described in the Agreement and Plan of Merger, dated as of October [    ], 2003 (the “Agreement”), between Newton and Lakeland.

I currently own the number of shares of Newton’s common stock, no par value (“Newton Common Stock”). As a result of the Merger, I may receive shares of Lakeland’s common stock, no par value (“Lakeland Common Stock”), in exchange for my Newton Common Stock.

If I am a director of Newton, I acknowledge and agree as follows:

(i) I recognize that Lakeland would be irreparably harmed if I were to compete with Lakeland, especially in light of the fact that I expect to remain on the Board of Directors of Newton’s subsidiary bank upon consummation of the Merger. I agree that during the period commencing on the date that the Merger is consummated and ending three years thereafter, I shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, member, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in (other than a passive ownership position of less than one percent in any company whose shares are publicly traded, provided that such passive investment is made independent of any investment made by any other member of the Board of Directors of Newton’s subsidiary bank) any bank, bank holding company, other depositary institution or other entity that makes or arranges loans that has offices in Sussex County, New Jersey or any entity seeking to organize itself as a bank, bank holding company, other depositary institution or other entity that makes or arranges loans that proposes to open for business in Sussex County, New Jersey.

(ii) I agree that the restrictions set forth in the immediately preceding paragraph are reasonable under the circumstances and not more restrictive or broader than necessary to protect the interests of Lakeland and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical and business line areas than are provided herein. I acknowledge and agree that the covenant set forth in the immediately preceding paragraph is necessary and appropriate to protect the business that Lakeland is acquiring pursuant to the Agreement.

I have been advised that as of the date of this letter I may be deemed to be an “affiliate” of Newton, as the term “affiliate” is used in and for purposes of paragraphs (c) and (d)

of Rule 145 (“Rule 145”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). I acknowledge that if I am deemed to be an affiliate of Newton for purposes of the Securities Act, my ability to sell, assign, transfer or otherwise dispose of (“transfer”) shares of Lakeland Common Stock that I may receive in the Merger will be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available.

I represent to and agree with Lakeland that:

A. Compliance with Rule 145. I have been advised that any issuance of Lakeland Common Stock to me pursuant to the Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of Newton at the time the Merger is submitted for a vote of Newton’s stockholders, any transfer by me of Lakeland Common Stock is restricted under Rule 145. I agree not to transfer the Lakeland Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145, (ii) in the opinion of Lakeland’s counsel or counsel reasonably acceptable to Lakeland, such transfer is otherwise exempt from registration under the Securities Act, or (iii) such transfer is registered under the Securities Act.

B. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to Lakeland’s transfer agent with respect to my Lakeland Common Stock and that there may be placed on the certificates of my Lakeland Common Stock a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES.”

C. Voting with Respect to the Agreement. Until the earlier of the consummation of the Merger or the termination of the Agreement, I agree that I will be present in person or by proxy and consent to, approve, authorize and direct the voting of all shares of my Newton Common Stock (whether owned on the date hereof or subsequently acquired) at every meeting of the shareholders of Newton at which such matters are considered and at every adjournment thereof or in connection with any written consent of the shareholders of Newton related to such matters, in favor of the adoption of the Agreement and the consummation of the Merger and the other transactions contemplated by the Agreement and against any Acquisition Proposal (as defined in the Agreement).

D. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Lakeland Common Stock to the extent I felt necessary with my counsel or counsel for Lakeland.

Execution of this letter is not an admission on my part that I am an “affiliate” of Lakeland, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

B-2

Very truly yours,

Name:

Accepted this          day of             ,2003.

LAKELAND BANCORP, INC.

By:
Name:
Title:

B-3

ANNEX C

[Letterhead of Lutz Advisors, Inc.]

January    , 2004

Board of Directors

Newton Financial Corp.

30 Park Place

Newton, NJ 07860

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Newton Financial Corp. (the “Company”) common stock of the consideration to be paid pursuant to the Agreement and Plan of Merger dated October 24, 2003 (the “Agreement”) by and between the Company and Lakeland Bancorp Inc. (the “Buyer”). Pursuant to the Agreement, the Company will be merged into the Buyer and Newton Trust Company will remain an independent bank for a period of two years from the consummation of the Merger after which it will be merged into Buyer’s subsidiary bank (collectively, the transaction is the “Merger”) and as a result of the Merger, as defined in the Agreement, each share of the Company’s Common Stock held shall cease to be outstanding and shall be converted to the right to receive 4.5 shares of the Buyer’s Common Stock (the “Exchange Ratio”) or $72.08 in cash or some combination thereof, depending on Company shareholders’ election and certain limitations described in the Agreement (the “Merger Consideration”). The Company may terminate the Agreement if, among other events described in the Agreement, the Buyer’s common stock decreases twenty-five percent or more from the average trading price, as defined in the Agreement, and this decrease exceeds a peer index, also defined in the Agreement, by more than twenty-five percent, unless the Buyer increases the Exchange Ratio.

Lutz Advisors, Inc. (“LAI”), as part of our financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In the ordinary course of business LAI provides consulting services to financial institutions, including expert witness testimony, strategic planning and various other services.

In rendering our opinion, LAI, among other things:

•	Reviewed the Agreement and Plan of Merger dated October 24, 2003;

•	Analyzed annual reports to stockholders, regulatory filings, and other financial information concerning Newton since 2000;

•	Analyzed annual reports to stockholders, regulatory filings, and other financial information concerning Lakeland since 2000;

•	Discussed past, present, and future financial performance and operating philosophies with Lakeland and Newton senior managements;

•	Reviewed certain internal financial data and projections of Lakeland and Newton;

•	Compared the financial condition, financial performance, and market trading multiples of Newton to similar financial institutions;

Board of Directors

•	Compared the financial condition, financial performance, and market trading multiples of Lakeland to similar financial institutions;

•	Reviewed reported price and trading activity for Lakeland and compared it to the price and trading activity for similar financial institutions;

•	Compared the consideration to be paid by Lakeland pursuant to the Agreement with the consideration paid in acquisitions of similar financial institutions;

•	Reviewed the pro forma impact of the merger on the earnings and book value of the combined company and compared the contributions of each institution in a number of key financial categories to the combined company;

•	Considered other financial studies, analyses, and investigations and reviewed other information deemed appropriate to render this opinion.

LAI met with certain members of senior management and other representatives of Lakeland and Newton to discuss the foregoing as well as matters LAI deemed relevant. As part of its analyses, LAI took into account its assessment of general economic, market and financial conditions, its experience in similar transactions, as well as its experience in and knowledge of the banking industry. LAI’s opinion is necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to LAI through the respective dates thereof.

LAI relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. LAI assumed that financial forecasts provided by Lakeland and Newton for their respective institutions were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements. Any estimates contained in the analyses performed by LAI are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. LAI did not make any independent evaluation or appraisals of the assets or liabilities of Lakeland and Newton nor was it furnished with any such appraisals. LAI also assumed, without independent verification, that the aggregate allowances for loan losses for Lakeland and Newton were adequate.

This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to shareholders.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Newton Financial Corp. common stock.

Very truly yours,

/s/ Lutz Advisors, Inc.

C-2

WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which the action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith; subsection (8) of Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

The Registrant’s Certificate of Incorporation contains the following provision concerning indemnification:

“10. Indemnification of Directors. Directors of the Corporation, to the fullest extent permitted by the New Jersey Business Corporation Act, as now or hereafter in effect, and any successor statute, shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Also, any expenses incurred by a Director in connection with a proceeding involving the Director may be paid by the Corporation in advance of final disposition of the proceeding, provided the Director undertakes to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification.”

The Registrant also maintains directors’ and officers’ liability insurance.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 24, 2003, by and between the Registrant and Newton Financial Corporation. See Annex A of the joint proxy statement and prospectus included in this registration statement.

2.2	Form of Affiliates’ Agreement by and between the directors of Newton Financial Corporation and the Registrant. See Annex B of the joint proxy statement and prospectus included in this registration statement.

3.1	Certificate of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

3.2	By-laws of the Registrant are incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.

5.1	Opinion of Lowenstein Sandler PC.

8.1	Opinion of Lowenstein Sandler PC, concerning tax matters.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Lowenstein Sandler PC (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Lutz Advisors, Inc.

23.4	Consent of Nisivoccia & Company LLP.*

24.1	Power of Attorney.

99.1	Form of Newton Financial Corporation Proxy Card.

99.2	Election Form.*

99.3	Form of Lakeland Bancorp, Inc. Proxy Card

*	Filed with Amendment No. 1.

(b) Financial Statement Schedules.

All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

(c) Report, Opinion or Appraisal.

Not applicable.

Item 22.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(g) The undersigned Registrant hereby undertakes:

1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oak Ridge, State of New Jersey, on January 27, 2004.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma

Roger Bosma
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant’s registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Roger Bosma Roger Bosma	Director, Chief Executive Officer and President	January 27, 2004

/s/ John W. Fredericks* John W. Fredericks	Director	January 27, 2004

/s/ Bruce G. Bohuny* Bruce G. Bohuny	Director	January 27, 2004

/s/ Mary Ann Deacon* Mary Ann Deacon	Director	January 27, 2004

/s/ Mark J. Fredericks* Mark J. Fredericks*	Director	January 27, 2004

/s/ George H. Guptill, Jr.* George H. Guptill, Jr.*	Director	January 27, 2004

/s/ Paul P. Lubertazzi* Paul P. Lubertazzi	Director	January 27, 2004

/s/ Robert Nicholson III* Robert Nicholson III	Director	January 27, 2004

/s/ Joseph P. O’Dowd* Joseph P. O’Dowd	Director	January 27, 2004

/s/ Charles L. Tice* Charles L. Tice	Director	January 27, 2004

/s/ Stephen R. Tilton, Sr.* Stephen R. Tilton, Sr.	Director	January 27, 2004

/s/ Arthur L. Zande* Arthur L. Zande	Director	January 27, 2004

/s/ Joseph F. Hurley Joseph F. Hurley	Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	January 27, 2004

*By:	/s/ Joseph F. Hurley

Joseph F. Hurley Attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of October 24, 2003, by and between the Registrant and Newton Financial Corporation. See Annex A of the joint proxy statement and prospectus included in this registration statement.

2.2	Form of Affiliates’ Agreement by and between the directors of Newton Financial Corporation and the Registrant. See Annex B of the joint proxy statement/prospectus included in this registration statement.

3.1	Certificate of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

3.2	By-laws of the Registrant are incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.

5.1	Opinion of Lowenstein Sandler PC.

8.1	Opinion of Lowenstein Sandler PC, concerning tax matters.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Lowenstein Sandler PC (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Lutz Advisors, Inc.

23.4	Consent of Nisivoccia & Company LLP.*

24.1	Power of Attorney.

99.1	Form of Newton Financial Corporation Proxy Card.

99.2	Election Form.*

99.3	Form of Lakeland Bancorp, Inc. Proxy Card.

*	Filed with Amendment No.1.